Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 16, 2024, among GRAY TELEVISION, INC., a Georgia corporation (the “Borrower” and, together with the Subsidiary Guarantors, the “Credit Parties”), the Lenders party hereto, the Subsidiary Guarantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”), Issuing Bank and Swingline Lender. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders party thereto, and the Administrative Agent have entered into that certain Fifth Amended and Restated Credit Agreement, dated as of December 1, 2021 (as amended, restated, supplemented or modified prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”);

WHEREAS, pursuant to Sections 2.14 and 2.18 of the Existing Credit Agreement, (a) the Borrower has requested (i) an extension of the maturity date of Initial Revolving Loan Commitments pursuant to an Extension Offer to all Lenders with Initial Revolving Loan Commitments and (ii) an Initial Revolving Loan Commitment Increase and (b) the Existing Credit Agreement and the other Loan Documents may be amended to the extent necessary to (i) reflect the existence and terms of any such Initial Revolving Credit Commitments so extended and such Initial Revolving Loan Commitment Increase and (ii) effect such other amendments to the Existing Credit Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of Sections 2.14 and 2.18 of the Existing Credit Agreement;

WHEREAS, subject to the terms and conditions set forth herein, the Lenders party thereto holding an Initial Revolving-B Loan Commitment have agreed to (a) increase their Initial Revolving Loan Commitment as set forth on Annex C hereto and (b) extend their Initial Revolving Loan Commitments to the Initial Revolving-B Loan Maturity Date, in each case, by their execution of a signature page hereto; and

WHEREAS, the Administrative Agent and the Borrower have jointly identified certain obvious errors or omissions of a technical or immaterial nature in the provisions of the Existing Credit Agreement and have agreed to amend such provisions as set forth herein in order to correct such errors or omissions in accordance with the terms of Section 11.12 of the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1.         Amendments to Credit Agreement. Effective as of the Second Amendment Effective Date and subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Existing Credit Agreement is hereby amended as follows:

(a)    the body of the Existing Credit Agreement is hereby amended (i) to delete red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (ii) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the copy of the Credit Agreement attached hereto as Annex A;

(b)    Exhibit D (Form of Request for Advance) and Exhibit H (Form of Officer’s Compliance Certificate) to the Existing Credit Agreement are hereby amended and restated in their entirety as attached hereto as Annex B; and

(c)    The Initial Revolving Loan Commitment of each Initial Revolving-A Lender and each Initial Revolving-B Lender as of the Second Amendment Effective Date is set forth on the schedule attached hereto as Annex C.

SECTION 2.         Conditions of Effectiveness of this Amendment. This Amendment shall become on the date when the following conditions shall have been satisfied or waived (such date, the “Second Amendment Effective Date”):

(a)    the Administrative Agent shall have received counterparts of this Amendment executed by the Administrative Agent, the Issuing Bank, the Swingline Lender, all of the Initial Revolving-B Lenders and each Credit Party;

(b)    the Administrative Agent shall have received executed counterparts of a Note in favor of each Initial Revolving-B Lender who has requested a Note at least three (3) Business Days prior to the Second Amendment Effective Date, each executed by an Authorized Signatory of the Borrower;

(c)    the Borrower shall deliver or cause to be delivered one or more certificates, each in form and substance satisfactory to the Administrative Agent and executed by an Authorized Signatory of each applicable Credit Party (including, without limitation, an incumbency certification with respect to each Authorized Signatory to this Amendment), certifying that attached thereto are true, complete and correct copies of (i) the resolutions of the Borrower and each Subsidiary Guarantor authorizing the execution, delivery and performance of this Amendment (including the Credit Agreement) and the Loan Documents to which it is a party and each of the transactions contemplated hereby or thereby and (ii) the articles or certificates of formation or incorporation (or the equivalent) and the bylaws or operating agreements (or the equivalent) of the Borrower and each Subsidiary Guarantor (and, which in the case of such articles or certificates of formation or incorporation (or the equivalent) shall be certified by the Secretary of State (or similar state official) for the state of incorporation, organization or formation of such Credit Party as of a date that is no earlier than thirty (30) days prior to the Second Amendment Effective Date (or such earlier date as the Administrative Agent may agree in its sole discretion)) and (iii) a certificate of good standing for each Credit Party issued by the Secretary of State (or similar state official) for the state of incorporation, organization or formation of such Credit Party as of a date that is no earlier than thirty (30) days prior to the Second Amendment Effective Date (or such earlier date as the Administrative Agent may agree in its sole discretion);

(d)    the Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i)    legal opinion of (A) Jones Day, corporate counsel to the Borrower and its Restricted Subsidiaries, and (B) such other legal opinions as may be reasonably requested by the Administrative Agent, in each case dated as of the Second Amendment Effective Date, addressed to the Lenders and the Administrative Agent and including customary reliance by successors and/or assigns of the Administrative Agent and each Lender; and

(ii)    Uniform Commercial Code Lien and other applicable searches reasonably required by the Administrative Agent with respect to the Credit Parties;

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(e)    (i) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification with respect to the Borrower and (ii) all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, in each case that has been requested at least five (5) Business Days prior to the Second Amendment Effective Date;

(f)    the Borrower shall have paid (i) to the Administrative Agent and Wells Fargo Securities, LLC for the account of themselves, the other Lead Arrangers and the Lenders, as applicable, all of the respective fees due to them on the Second Amendment Effective Date and any other accrued and unpaid fees or commissions due on the Second Amendment Effective Date and (ii) all of the reasonable out-of-pocket fees and expenses of the Administrative Agent, Wells Fargo Securities, LLC and their respective affiliates, including without limitation, all reasonable and invoiced fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Second Amendment Effective Date, plus such estimate of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent);

(g)    no Default or Event of Default shall exist immediately prior to or after giving effect to the Second Amendment Effective Date and the transactions contemplated hereby;

(h)    all of the representations and warranties of the Borrower under the Credit Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Restricted Subsidiaries) shall be true and correct at such time (or to the extent related specifically to a specific prior date, as of such date) in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Materially Adverse Effect, in which case such representation and warranty shall be true and correct in all respects), both before and after giving effect to this Amendment and the transactions contemplated hereby, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties; and

(i)    the Administrative Agent shall have received in form and substance satisfactory to it: (A) projections prepared by management and any other financial information reasonably requested by the Administrative Agent; and (B) copies of all other documents, certificates and instruments reasonably requested by the Administrative Agent, with respect to the transactions contemplated by this Amendment.

Without limiting the generality of the provisions of Section 9.3 and Section 9.4 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2 or otherwise, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Amendment Effective Date specifying its objection thereto.

SECTION 3.         Reaffirmation. By its execution hereof, the Borrower and each Subsidiary Guarantor hereby expressly (a) acknowledges that the covenants, representations and warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect; (b) affirms that each of the Liens and security interests granted in or pursuant to the Loan Documents are valid and subsisting and (c) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens and security interests granted in or pursuant to the Loan Documents and that such Liens and security interests continue as security for the “Obligations” under the Credit Agreement and the other Loan Documents.

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SECTION 4.       Costs and Expenses. The Credit Parties hereby reconfirm their obligations pursuant to Section 11.2 of the Credit Agreement to pay and reimburse the Administrative Agent in accordance with the terms thereof.

SECTION 5.         Limited Effect. Except as expressly provided herein, the Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, consent to, or a modification or amendment of any other term or condition of any Loan Document, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Existing Credit Agreement, the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to any of the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of any other agreement by and among the Credit Parties, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Existing Credit Agreement or the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any other Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as amended by this Amendment.

SECTION 6.         Representations and Warranties. By its execution hereof, each Credit Party hereby certifies, represents and warrants that:

(a)        (i) it has the corporate or other organizational power and authority to execute, deliver and perform this Amendment and the other Loan Documents entered into in connection with this Amendment, (ii) it has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment and the other Loan Documents entered into in connection with this Amendment, (iii) this Amendment and each of the Loan Documents executed in connection herewith has been duly executed and delivered on behalf of each Credit Party party hereto or thereto and (iv) this Amendment and the other Loan Documents entered into in connection with this Amendment each constitutes a legal, valid and binding obligation of each Credit Party party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(b)         each of the representations and warranties made by it (including, without limitation, all representations and warranties with respect to the Restricted Subsidiaries) in or pursuant to the Loan Documents are true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Materially Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case on and as of the Second Amendment Effective Date as if made on and as of the Second Amendment Effective Date (both before and after giving effect to the transactions contemplated hereby), except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Materially Adverse Effect qualifier, in which case it shall be true and correct in all respects) as of such earlier date;

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(c)         no Default or Event of Default exists as of the date hereof or will exist after giving effect to this Amendment;

(d)         each of the conditions set forth in Section 2.14 of the Existing Credit Agreement with respect to the Initial Revolving Loan Commitment Increase (as defined in the Existing Credit Agreement) are satisfied with respect to the Initial Revolving Loan Facility; and

(e)         each of the conditions set forth in Section 2.18 of the Existing Credit Agreement with respect to an Extended Revolving Loan Commitment (as defined in the Existing Credit Agreement) are satisfied with respect to the Extended Revolving Loan Commitments set forth in this Amendment.

SECTION 7.         New Lender Joinder. By its execution of this Amendment, each Person executing this Amendment as a “New Lender” that was not a “Lender” (as defined in the Existing Credit Agreement) immediately prior to the Second Amendment Effective Date hereby acknowledges, agrees and confirms that, on and after the Second Amendment Effective Date:

(a)    it will be deemed to be a party to the Credit Agreement as a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations of, and shall be entitled to the benefits of a Lender and an Initial Revolving-B Lender under the Credit Agreement as if it had executed the Credit Agreement;

(b)    it will be bound by all of the terms, provisions and conditions contained in the Credit Agreement and the other Loan Documents;

(c)    it has received a copy of the Credit Agreement, copies of the most recent financial statements delivered pursuant to Section 6.1 or Section 6.2 of the Existing Credit Agreement, as applicable, and such other documents and information as it deems appropriate, independently and without reliance upon the Administrative Agent, the Lead Arrangers, any other Lender or any of their respective Affiliates, to make its own credit analysis and decision to enter into this Amendment and to become a Lender and an Initial Revolving-B Lender under the Credit Agreement;

(d)    it will, independently and without reliance upon the Administrative Agent, the Lead Arrangers, any other Lender or any of their respective Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder;

(e)    it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and an Initial Revolving-B Lender;

(f)    it will provide any additional documentation (including, without limitation, any Assignment and Assumption Agreement to be executed in connection with this Amendment) to evidence its status as a Lender and an Initial Revolving-B Lender as of the Second Amendment Effective Date or as required to be delivered by it pursuant to the terms of the Credit Agreement; and

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(g)    in connection with the transactions contemplated by this Amendment, (i) there shall be an automatic adjustment to the Initial Revolving Loan Commitment Ratios in respect of the Initial Revolving Loan Commitment of each existing Lender with an Initial Revolving Loan Commitment to reflect the Initial Revolving Loan Commitments set forth on Annex C, (ii) the Administrative Agent shall reallocate the Initial Revolving Loans and other participation interests in Letter of Credit Obligations and Swingline Loans in accordance with the updated Initial Revolving Loan Commitment Ratios as of the Second Amendment Effective Date (and the Initial Revolving Lenders shall fund Initial Revolving Loans on the Second Amendment Effective Date and make such adjustments necessary to effect such reallocation), (iii) each existing Lender with an Initial Revolving Loan Commitment immediately prior to the Second Amendment Effective Date that does not execute this Amendment or has an Initial Revolving Loan Commitment on Annex C that is less than its Initial Revolving Loan Commitment immediately prior to this Amendment shall receive a payment for any Initial Revolving Loans and each of the Lenders party hereto consents to such payment notwithstanding anything to the contrary in the Loan Documents and (iv) the Borrower agrees to pay any amount required to be paid pursuant to Section 2.9 of the Credit Agreement in connection with any such reallocation.

SECTION 8.         Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of an original executed counterpart hereof.

SECTION 9.         Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 10.         Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

SECTION 11.       Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns.

SECTION 12.         Nature of Agreement; Notice Requirements. This Amendment shall be a “Loan Document” and an “Incremental Increase Amendment”. For the avoidance of doubt, the parties hereto agree that this Amendment shall be deemed to have satisfied the prior written notice and procedural requirements set forth in Section 2.18(d) of the Existing Credit Agreement with respect to the Extension of the Initial Revolving Loan Commitments set forth herein.

SECTION 13.         Syndication Agents; Documentation Agents. In connection with this Amendment and the Initial Revolving-B Loan Commitments, and subject to Section 9.8 of the Credit Agreement, (a) Truist Bank, Bank of America, N.A. and Regions Bank shall serve as Syndication Agents and (b) Citizens Bank, N.A., MUFG Bank, Ltd., and Texas Capital Bank shall serve as Documentation Agents.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

BORROWER:	GRAY TELEVISION, INC., as Borrower

	By:	/s/ James C. Ryan
Name: James C. Ryan Title: Executive Vice President and Chief Financial Officer

SUBSIDIARY GUARANTORS:	GRAY TELEVISION LICENSEE, LLC

	By:	/s/ James C. Ryan
Name: James C. Ryan Title: Treasurer

GRAY MEDIA GROUP, INC.

By:	/s/ James C. Ryan
Name: James C. Ryan Title: Executive Officer and Chief Financial Officer

RAYCOM SPORTS NETWORK, LLC

By:	/s/ James C. Ryan
Name: James C. Ryan Title: Treasurer

TUPELO MEDIA GROUP, LLC

By:	/s/ James C. Ryan
Name: James C. Ryan Title: Treasurer

Gray Television, Inc.
Second Amendment to Credit Agreement
Signature Page

DYNAMIC CAPTIONING LLC

By:	/s/ James C. Ryan
Name: James C. Ryan Title: Treasurer

POWERNATION STUDIOS, LLC

By:	/s/ James C. Ryan
Name: James C. Ryan Title: Treasurer

Gray Television, Inc.
Second Amendment to Credit Agreement
Signature Page

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank and Swingline Lender

	By:	/s/ Tracy L. Moosbrugger
Name: Tracy L. Moosbrugger Title: Managing Director

Gray Television, Inc.
Second Amendment to Credit Agreement
Signature Page

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Tracy L. Moosbrugger
Name: Tracy L. Moosbrugger Title: Director

Gray Television, Inc.
Second Amendment to Credit Agreement
Signature Page

TRUIST BANK, as an Initial Revolving-B Lender

By:	/s/ Jim C. Wright
Name: Jim C. Wright Title: Vice President

Gray Television, Inc.
Second Amendment to Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as an Initial Revolving-B Lender

By:	/s/ Miles Nerren
Name: Miles Nerren Title: Senior Vice President

Gray Television, Inc.
Second Amendment to Credit Agreement
Signature Page

REGIONS BANK, as an Initial Revolving-B Lender By: /s/ Alex Karwowski Name: Alex Karwowski Title: Vice President, Credit Products

Gray Television, Inc.
Second Amendment to Credit Agreement
Signature Page

CITIZENS BANK, NATIONAL ASSOCIATION, as an Initial Revolving-B Lender By: /s/ Carmen Malizia Name: Carmen Malizia Title: Vice President

Gray Television, Inc.
Second Amendment to Credit Agreement
Signature Page

MUFG BANK, LTD., as an Initial Revolving-B Lender By: /s/ Colin Donnarumma Name: Colin Donnarumma Title: Vice President

Gray Television, Inc.
Second Amendment to Credit Agreement
Signature Page

TEXAS CAPITAL BANK, as an Initial Revolving-B Lender and a New Lender By: /s/ Robert S. Smith Name: Robert S. Smith Title: Managing Director

Gray Television, Inc.
Second Amendment to Credit Agreement
Signature Page

ANNEX A

CREDIT AGREEMENT

[See attached].

FINAL VERSION

ANNEX A TO ~~FIRST~~SECOND AMENDMENT

Published CUSIP Number: 389376AV6

Revolving ~~Credit-1~~Credit-A CUSIP Number: 389376AW47

Revolving ~~Credit-2~~Credit-B CUSIP Number: 389376AW47

Term B-2 Loan CUSIP Number: 389376AX2

Term C Loan CUSIP Number: 389376AY0

Term D Loan CUSIP Number: 389376AZ7

Term E Loan CUSIP Number: 389376BB9

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (as amended by the First Amendment to Credit Agreement dated as of March 17, 2023 and the Second Amendment to Credit Agreement dated as of February 16, 2024)

Dated as of December 1, 2021

by and among

GRAY TELEVISION, INC.,
as Borrower,

THE LENDERS REFERRED TO HEREIN,
as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

Swingline Lender and Issuing Bank,

BANK OF AMERICA, N. A., DEUTSCHE BANK SECURITIES INC., REGIONS BANK AND TRUIST BANK,
as Syndication Agents,

and

CITIZENS BANK, NATIONAL ASSOCIATION, FIFTH THIRD BANK, NATIONAL ASSOCIATION and MUFG UNION BANK, N.A.,
as Documentation Agents

WELLS FARGO SECURITIES, LLC, BOFA SECURITIES, INC., DEUTSCHE BANK SECURITIES INC., REGIONS CAPITAL MARKETS, a division of REGIONS BANK and TRUIST SECURITIES, INC.
as Joint Lead Arrangers and Joint Bookrunners

CITIZENS BANK, NATIONAL ASSOCIATION, FIFTH THIRD BANK, NATIONAL ASSOCIATION and MUFG UNION BANK, N.A.,

as Co-Managers

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ARTICLE 1 Definitions		1
Section 1.1	Defined Terms	1
Section 1.2	Interpretation	~~49~~53
Section 1.3	Cross References	~~50~~53
Section 1.4	Accounting Provisions	~~50~~53
Section 1.5	Rounding	~~51~~54
Section 1.6	References to Agreement and Laws	~~51~~54
Section 1.7	Times of Day	~~51~~54
Section 1.8	Letter of Credit Amounts	~~51~~54
Section 1.9	Guaranty	~~51~~55
Section 1.10	Limited Condition Acquisition	~~51~~55
Section 1.11	EAT Transactions	~~53~~56
Section 1.12	Rates	~~53~~57
Section 1.13	Divisions	~~54~~57
ARTICLE 2 Loans and Letters of Credit		~~54~~57
Section 2.1	The Loans	~~54~~57
Section 2.2	Manner of Borrowing and Disbursement	~~56~~59
Section 2.3	Interest	~~58~~62
Section 2.4	Fees	~~61~~65
Section 2.5	Voluntary Commitment Reductions	~~62~~66
Section 2.6	Prepayments and Repayments	~~62~~67
Section 2.7	Evidence of Indebtedness; Loan Accounts	~~66~~70
Section 2.8	Manner of Payment	~~67~~71
Section 2.9	Reimbursement	~~67~~71
Section 2.10	Pro Rata Treatment	~~68~~72
Section 2.11	Capital Adequacy	~~69~~73
Section 2.12	Taxes	~~69~~73
Section 2.13	Letters of Credit	~~72~~76
Section 2.14	Incremental Increases	~~77~~81
Section 2.15	Cash Collateral	~~80~~84
Section 2.16	Defaulting Lenders	~~81~~85
Section 2.17	Reverse Dutch Auction Prepayments	~~83~~87

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(continued)

Page

Section 2.18	Extensions of Term Loans and Revolving Loan Commitments	~~85~~89
Section 2.19	Refinancing Amendments.	~~88~~92
ARTICLE 3 Conditions Precedent		~~89~~93
Section 3.1	Conditions Precedent to Effectiveness of Agreement	~~89~~93
Section 3.2	Conditions Precedent to Each Advance, Swingline Loan and Letter of Credit	~~89~~93
ARTICLE 4 Representations and Warranties		~~90~~94
Section 4.1	Representations and Warranties	~~90~~94
Section 4.2	Survival of Representations and Warranties, etc	~~97~~101
ARTICLE 5 General Covenants		~~98~~102
Section 5.1	Preservation of Existence and Similar Matters	~~98~~102
Section 5.2	Business; Compliance with Applicable Law	~~98~~102
Section 5.3	Maintenance of Properties	~~98~~102
Section 5.4	Accounting Methods and Financial Records	~~98~~102
Section 5.5	Insurance	~~99~~103
Section 5.6	Payment of Taxes and Claims	~~99~~103
Section 5.7	Compliance with ERISA	~~99~~103
Section 5.8	Visits and Inspections	~~99~~103
Section 5.9	[Reserved]	~~100~~103
Section 5.10	Use of Proceeds	~~100~~104
Section 5.11	Indemnity	~~100~~104
Section 5.12	Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; Beneficial Ownership Regulation	~~101~~105
Section 5.13	Covenants Regarding Formation of Subsidiaries and Acquisitions; Partnership, Subsidiaries; Designation of Subsidiaries	~~101~~105
Section 5.14	Payment of Wages	~~103~~107
Section 5.15	Further Assurances	~~103~~107
Section 5.16	License Subs	~~103~~107
Section 5.17	Maintenance of Network Affiliations; Operating Agreements	~~104~~108
Section 5.18	Ownership Reports	~~104~~108
Section 5.19	Environmental Compliance.	~~104~~108
Section 5.20	Covenants Regarding Post-Closing Deliveries	~~105~~108
Section 5.21	Maintenance of Debt Ratings	~~105~~109

(continued)

Page

ARTICLE 6 Information Covenants		~~105~~109
Section 6.1	Quarterly Financial Statements and Information	~~105~~109
Section 6.2	Annual Financial Statements and Information	~~105~~109
Section 6.3	Officer’s Compliance Certificates	~~105~~109
Section 6.4	Copies of Other Reports	~~106~~110
Section 6.5	Notice of Litigation and Other Matters	~~107~~111
ARTICLE 7 Negative Covenants		~~109~~112
Section 7.1	Indebtedness	~~109~~113
Section 7.2	Limitation on Liens	~~111~~115
Section 7.3	Amendment and Waiver	~~112~~115
Section 7.4	Liquidation, Merger; Disposition of Assets; Specified Servicing Provider Sales	~~112~~116
Section 7.5	Investments	~~115~~119
Section 7.6	Restricted Payments	~~117~~121
Section 7.7	First Lien Leverage Ratio	~~120~~124
Section 7.8	Affiliate Transactions	~~120~~124
Section 7.9	ERISA Liabilities	~~120~~124
Section 7.10	No Limitation on Upstream Dividends by Subsidiaries	~~120~~124
Section 7.11	Nature of Business	~~120~~124
Section 7.12	Anti-Corruption; Anti-Money Laundering Laws and Sanctions	~~121~~124
ARTICLE 8 Default		~~121~~125
Section 8.1	Events of Default	~~121~~125
Section 8.2	Remedies	~~124~~128
Section 8.3	Payments Subsequent to Declaration of Event of Default	~~126~~130
Section 8.4	Administrative Agent May File Proofs of Claim	~~127~~131
Section 8.5	Credit Bidding	~~128~~131
ARTICLE 9 The Administrative Agent		~~128~~132
Section 9.1	Appointment and Authority	~~128~~132
Section 9.2	Rights as a Lender	~~129~~132
Section 9.3	Exculpatory Provisions	~~129~~133
Section 9.4	Reliance by the Administrative Agent	~~129~~133
Section 9.5	Delegation of Duties	~~130~~134
Section 9.6	Resignation of Administrative Agent	~~130~~134

(continued)

Page

Section 9.7	Non-Reliance on Administrative Agent and Other Lenders	~~131~~135
Section 9.8	No Other Duties, etc	~~131~~135
Section 9.9	Indemnification	~~132~~135
Section 9.10	Collateral and Guaranty Matters	~~132~~136
Section 9.11	Secured Hedge Agreements and Secured Cash Management Agreements	~~133~~136
Section 9.12	Erroneous Payments.	~~133~~137
ARTICLE 10 Change in Circumstances Affecting LIBOR Advances~~135~~ and/or Term SOFR Advances		139
Section 10.1	~~LIBOR Basis~~ Determination Inadequate or Unfair	~~135~~139
Section 10.2	Illegality	~~135~~139
Section 10.3	Increased Costs	~~135~~139
Section 10.4	Effect On Other Advances	~~136~~140
Section 10.5	Claims for Increased Costs and Taxes	~~136~~141
Section 10.6	Benchmark Adjustments.	~~137~~142
ARTICLE 11 Miscellaneous		~~146~~148
Section 11.1	Notices	~~146~~148
Section 11.2	Expenses	~~148~~150
Section 11.3	Waivers	~~148~~150
Section 11.4	Set-Off	~~149~~150
Section 11.5	Successors and Assigns; Participations	~~149~~151
Section 11.6	No Advisory or Fiduciary Responsibility	~~153~~155
Section 11.7	Counterparts; Electronic Execution	~~154~~156
Section 11.8	Governing Law	~~155~~157
Section 11.9	Severability	~~155~~157
Section 11.10	Interest	~~156~~157
Section 11.11	Table of Contents and Headings	~~156~~158
Section 11.12	Amendment and Waiver	~~156~~158
Section 11.13	Entire Agreement	~~158~~160
Section 11.14	Other Relationships	~~159~~160
Section 11.15	Directly or Indirectly	~~159~~160
Section 11.16	Reliance on and Survival of Various Provisions	~~159~~160
Section 11.17	Senior Indebtedness	~~159~~161
Section 11.18	Obligations Several	~~159~~161

(continued)

Page

Section 11.19	Survival of Indemnities	~~159~~161
Section 11.20	Term of Agreement	~~159~~161
Section 11.21	Advice of Counsel	~~160~~161
Section 11.22	No Strict Construction	~~160~~161
Section 11.23	USA Patriot Act; Anti-Money Laundering Laws	~~160~~161
Section 11.24	Treatment of Certain Information; Confidentiality	~~160~~161
Section 11.25	Amendment and Restatement; No Novation	~~161~~162
Section 11.26	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~161~~163
Section 11.27	Acknowledgement Regarding Any Supported QFCs	~~162~~163
Section 11.28	Certain ERISA Matters.	~~163~~164
ARTICLE 12 Waiver of Jury Trial		~~164~~165
Section 12.1	Waiver of Jury Trial	~~164~~165
ARTICLE 13 Holding Company Reorganization		~~164~~166
Section 13.1	Holding Company Reorganization	~~164~~166

v

EXHIBITS

Exhibit A	-	Form of Assignment and Assumption Agreement
Exhibit B	-	Form of Third Amended and Restated Collateral Agreement
Exhibit C	-	[Reserved]
Exhibit D	-	Form of Request for Advance
Exhibit E-1	-	Form of Revolving Loan Note
Exhibit E-2	-	Form of Term Loan Note
Exhibit E-3	-	[Reserved]
Exhibit E-4	-	Form of Swingline Note
Exhibit F	-	Form of Third Amended and Restated Subsidiary Guaranty
Exhibit G-1	-	[Reserved]
Exhibit G-2	-	[Reserved]
Exhibit H	-	Form of Officer’s Compliance Certificate
Exhibit I	-	Form of Auction Procedures
Exhibit J	-	Form of Notice of Account Designation
Exhibit K-1	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit K-2	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit K-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit K-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)

SCHEDULES
Schedule 1	-	Liens
Schedule 2	-	Stations, Operating Agreements and Licenses
Schedule 3	-	Litigation
Schedule 4	-	Subsidiaries
Schedule 5	-	Affiliate Transactions
Schedule 6	-	Indebtedness
Schedule 7	-	[Reserved]
Schedule 8	-	Labor Matters
Schedule 9	-	Environmental Matters
Schedule 10	-	Post-Closing Matters
Schedule 11	-	Existing Letters of Credit

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of December 1, 2021 by and among GRAY TELEVISION, INC., a Georgia corporation (“Gray”), as borrower, the lenders who are party to this Agreement and the lenders who may become party to this Agreement pursuant to the terms hereof, as Lenders (as defined below), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (as defined below).

STATEMENT OF PURPOSE

WHEREAS, the Borrower (as defined below), the Administrative Agent and the lenders party thereto entered into that certain Credit Agreement dated as of March 19, 2007 by and among the Borrower, the lenders party thereto and Wells Fargo (successor by merger to Wachovia Bank, National Association), as administrative agent (the “Original Credit Agreement”);

WHEREAS, the Original Credit Agreement was amended and restated by that certain Amended and Restated Credit Agreement dated as of October 12, 2012 by and among the Borrower, the lenders party thereto and Wells Fargo, as administrative agent (the “First Amended and Restated Credit Agreement”);

WHEREAS, the First Amended and Restated Credit Agreement was amended and restated by that certain Second Amended and Restated Credit Agreement dated as of June 13, 2014 by and among the Borrower, the lenders party thereto and Wells Fargo, as administrative agent (the “Second Amended and Restated Credit Agreement”);

WHEREAS, the Second Amended and Restated Credit Agreement was amended and restated by that certain Third Amended and Restated Credit Agreement dated as of February 7, 2017 by and among the Borrower, the lenders party thereto and Wells Fargo, as administrative agent (the “Third Amended and Restated Credit Agreement”);

WHEREAS, the Third Amended and Restated Credit Agreement was amended and restated by that certain Fourth Amended and Restated Credit Agreement dated as of January 2, 2019 by and among the Borrower, the lenders party thereto and Wells Fargo, as administrative agent (as amended, restated, supplemented or otherwise modified prior to the Restatement Effective Date (as defined below), the “Fourth Amended and Restated Credit Agreement”);

WHEREAS, the Borrower has requested, and the Lenders have agreed, to amend and restate the Fourth Amended and Restated Credit Agreement and to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE 1
Definitions

Section 1.1    Defined Terms. The following terms when used in this Agreement shall have the following meanings:

“2026 Notes” shall mean the 5.875% senior unsecured notes of the Borrower due 2026.

“2027 Notes” shall mean the 7% senior unsecured notes of the Borrower due 2027.

“2030 Notes” shall mean the 4.75% senior unsecured notes of the Borrower due 2030.

“Acquisition” shall mean, whether, in a single transaction or a series of related transactions and whether by purchase, lease (including any lease that contains upfront payments and/or buyout options), exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method, (a) any acquisition by the Borrower or any Restricted Subsidiary of a majority of the Capital Stock of any other Person which have the ordinary voting power for the election of the board of directors (or equivalent governing body) of such other Person, (b) any acquisition by the Borrower or any Restricted Subsidiary of all or substantially all of the assets of any other Person (including, without limitation, any acquisition by the Borrower or any Restricted Subsidiary of the assets or Capital Stock of any other Person (or the rights to acquire, or assign the right to acquire, such assets or Capital Stock) and the substantially concurrent entry into (or assumption of) a Station Servicing Arrangement), (c) any other acquisition by the Borrower or any Restricted Subsidiary of the assets constituting a business, division, line of business or a television station (including the FCC License with respect thereto) from another Person which acquisition is not in the ordinary course of business for the Borrower or such Restricted Subsidiary or (d) any Investment in an Unrestricted Subsidiary, the proceeds of which will be used to acquire the Capital Stock of such Unrestricted Subsidiary from a third party, if as result of, and substantially concurrently with, such Investment such Unrestricted Subsidiary becomes a Restricted Subsidiary in accordance with the terms hereof.

“Acquisition Documents” shall mean, with respect to any applicable Acquisition or Acquisitions (including, without limitation, the Project Matrix Acquisition), (a) the applicable purchase agreement (or equivalent), together with all schedules, exhibits, addenda and attachments thereto (including, without limitation, any assignment agreements or options to purchase any rights of any other Persons under the applicable purchase agreement (or equivalent) and any related agreements granting the Borrower or any of its Restricted Subsidiaries the right to assign any of its respective rights under any such agreements), (b) all Shared Services Agreements, Joint Sales Agreements, Local Marketing Agreements, option agreements, put/call agreements, management services agreements (or similar agreements or instruments), as applicable, and other material agreements and documents (if any) entered into (or assumed) in connection with any Sharing Arrangement to which the Borrower, any Restricted Subsidiary or any target of such Acquisition is or will be a party or relating to any television station to be acquired in such Acquisition and (c) subject to Section 6.5, all other material documents and agreements (if any) entered into by any Credit Party (including, without limitation, all material documents and agreements filed with the FCC), in each case, entered into in connection therewith.

“Act” shall have the meaning ascribed thereto in Section 11.23.

“Additional Refinancing Lender” shall mean, at any time, any bank, financial institution or other institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.19, provided that each Additional Refinancing Lender shall be subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld or delayed, to the extent that any such consent would be required from the Administrative Agent under Section 11.5(b)(iii)(B) for an assignment of Loans or Commitments to such Additional Refinancing Lender and in the case of Other Revolving Loan Commitments, the Swingline Lender and the Issuing Bank, solely to the extent such consent would be required for any assignment to such Lender.

“Additional Revolving Loan Commitment” shall mean (a) as to any Incremental Lender, the several commitment of such Incremental Lender to fund its respective portion of the Additional Revolving Loans in an amount set forth in the Register, and (b) as to all Incremental Lenders, the aggregate commitments of such Incremental Lenders to make Additional Revolving Loans, as such amount may be modified at any time and from time to time pursuant to the terms hereof (including, without limitation, Section 2.14).

“Additional Revolving Loan Commitment Increase” shall have the meaning ascribed thereto in Section 2.14.

“Additional Revolving Loan Commitment Ratio” shall mean, with respect to any Incremental Lender, the percentage equivalent of the ratio which such Incremental Lender’s portion of the Additional Revolving Loan Commitment bears to the aggregate Additional Revolving Loan Commitment of all Incremental Lenders (as each may be adjusted from time to time as provided herein).

“Additional Revolving Loan Facility” shall have the meaning ascribed thereto in Section 2.14.

“Additional Revolving Loan Maturity Date” shall mean, with respect to the Additional Revolving Loan Facility, the date specified in the Incremental Increase Amendment as the maturity date of such Additional Revolving Loan Facility.

“Additional Revolving Loans” shall ~~having~~have the meaning ascribed thereto in Section 2.14.

“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.

“Adjusted Total Indebtedness” shall mean, as of any date, the difference between (a) the total amount of Indebtedness of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis, as of such date (excluding any Indebtedness of the type described in clause (b) of the definition of Obligations and any Indebtedness of the type described in clause (f) of the definition of Indebtedness to the extent that such obligations do not appear on the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP, in each case from the amount determined pursuant to this clause (a)) minus (b) the aggregate amount of Unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries then on hand (other than the proceeds of Indebtedness incurred substantially concurrently with the determination of such amount).

“Administrative Agent” shall mean Wells Fargo, in its capacity as Administrative Agent for the Secured Parties or any successor Administrative Agent appointed pursuant to Section 9.6.

“Administrative Agent Fee Letter” shall mean that certain second amended and restated letter agreement dated as of June 2, 2021 by and between Wells Fargo and one or more of its Related Parties and Gray.

“Administrative Agent’s Office” shall mean the office of the Administrative Agent located at Syndication Agency Services, MAC D1109-019, 1525 W.T. Harris Blvd., Charlotte, NC 28262, or such other office as may be designated pursuant to the provisions of Section 11.1.

“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

“Advance” shall mean amounts advanced by the Lenders to the Borrower pursuant to Article 2 on the occasion of any borrowing and having the same Interest Rate Basis and Interest Period; and “Advances” shall mean more than one Advance.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to a Person, any other Person that directly or indirectly through one or more intermediaries Controls, or is Controlled by or is otherwise under common Control with the Person specified. Unless otherwise specified, “Affiliate” shall mean an Affiliate of the Borrower.

“Agreement” shall mean this Fifth Amended and Restated Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries or Affiliates from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Anti-Money Laundering Laws” shall mean any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances, or rules applicable to a Credit Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including, without limitation, any applicable provision of the Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” shall mean, in respect of any Person, all provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities applicable to such Person, including, without limitation, the Communications Laws, zoning ordinances and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

“Applicable Margin” shall mean the interest rate margin applicable to Base Rate Advances, LIBOR Advances and Term SOFR Advances, as the case may be, in each case determined in accordance with Section 2.3(f) (or, (i) with respect to Incremental Term Loans or the Additional Revolving Loan Facility, as set forth in the applicable Incremental Increase Amendment, (ii) with respect to any Extended Term Loans or any Initial Revolving Loans or Additional Revolving Loans, as applicable, made pursuant to any Extended Revolving Loan Commitments, as set forth in the applicable Extension Offer and (iii) with respect to any Other Term Loans, Other Term Loan Commitments, Other Revolving Loan Commitments and Other Revolving Loans, as set forth in the applicable Refinancing Amendment).

“Applicable Period” shall have the meaning ascribed thereto in Section 2.3(f)(iii).

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” shall mean (a) the sale, lease, conveyance, transfer or other disposition by the Borrower or any Restricted Subsidiary to any Person of any of the Capital Stock of any Restricted Subsidiary or any other assets of the Borrower or any Restricted Subsidiary (including, without limitation, insurance and condemnation proceedings, sale and leaseback transactions and divisions described in Section 1.13), (b) the entering into of any Station Sharing Arrangement by the Borrower or any Restricted Subsidiary and (c) any Spectrum Tender.

“Assignment and Assumption Agreement” shall mean any assignment and assumption agreement substantially in the form of Exhibit A attached hereto (or any other form approved by the Administrative Agent) pursuant to which any Lender, as further provided in Section 11.5, sells a portion of its Commitments and/or Loans.

“Auction” shall have the meaning ascribed thereto in Section 2.17(a).

“Auction Manager” shall have the meaning ascribed thereto in Section 2.17(a).

“Auction Notice” shall have the meaning ascribed thereto in Exhibit I.

“Auction Procedures” shall mean the procedures set forth in Exhibit I.

“Authorized Signatory” shall mean, as to any Person, the chief executive officer, president, chief financial officer, chief accounting officer, controller, treasurer, assistant treasurer, senior vice president or vice president of such Person or any other officer of such Person reasonably acceptable to the Administrative Agent. Any document delivered hereunder that is signed by an Authorized Signatory of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Authorized Signatory shall be conclusively presumed to have acted on behalf of such Person.

“Available Amount” shall mean, as of any date and time of determination, an amount equal to the sum of (a) $10,000,000 plus (b) 100% of the cumulative amount of Excess Cash Flow for each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2013) less the ECF Prepayment Amount for such fiscal year plus (c) to the extent not already included in the calculation of Operating Cash Flow of the Borrower and its Restricted Subsidiaries, and subject to Section 2.6(b)(iii), any returns in cash on Investments made pursuant to Section 7.5(k), including, without limitation, the aggregate amount received in cash through interest payments, principal payments, dividends or distributions or any sale, transfer or other disposition of such Investment (in an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Borrower or its Restricted Subsidiary, as the case may be, in respect of such disposition) plus (d) the amount of all Net Proceeds (Equity), but only to the extent such Net Proceeds (Equity) have been received by the Borrower prior to the applicable date of determination in cash as equity that is not Disqualified Stock (other than any such Net Proceeds (Equity) to the extent utilized for an Investment permitted pursuant to Section 7.5 or a Restricted Payment permitted pursuant to Section 7.6) plus (e) in the event that any Unrestricted Subsidiary is re-designated as a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any Restricted Subsidiary, the fair market value of the Investments of the Borrower or any Restricted Subsidiary in such Unrestricted Subsidiary at the time of such re-designation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case to the extent that such Investments were originally made pursuant to Section 7.5(k) in an aggregate amount not to exceed the original amount of such Investments minus (f) the aggregate amount of Investments made pursuant to Section 7.5(k) (including any Investments deemed to be made thereunder pursuant to Section 1.11(b)) and Restricted Payments made or declared pursuant to Section 7.6(f), in each case, (i) prior to such time of determination and (ii) except to the extent such Investments and/or Restricted Payments were excluded from the amount determined pursuant the foregoing clause (d).

“Available Letter of Credit Commitment” shall mean, at any time, the lesser of (a) (i) $50,000,000, minus (ii) all Letter of Credit Obligations then outstanding, and (b) the Available Revolving Loan Commitment.

“Available Revolving Loan Commitment” shall mean, as of any date, (a) the Initial Revolving Loan Commitment in effect on such date minus (b) the sum of (i) the aggregate amount of all Letter of Credit Obligations then outstanding, (ii) the Swingline Loans then outstanding and (iii) the Initial Revolving Loans then outstanding.

“Available Tenor” shall have the meaning ascribed thereto in Section 10.6.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Exception” shall have the meaning ascribed thereto in Section 4.1(b).

“Base Rate” shall mean, at any time, a fluctuating interest rate per annum equal to the highest of (a) in the case of Term C Loans, (i) the Prime Rate, (ii) the Federal Funds Rate plus one-half of one percent (1/2%) and (iii) LIBOR (as determined pursuant to clause (b) of the definition thereof) plus one percent (1.00%); provided that this clause (a)(iii) shall not be applicable during any period in which LIBOR is unavailable or unascertainable and (b) in all other cases, (i) the Prime Rate, (ii) the Federal Funds Rate plus one-half of one percent (1/2%) and (iii) Adjusted Term SOFR for a one month tenor in effect on such day plus one percent (1.00%); provided that this clause (b)(iii) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable. Notwithstanding the foregoing, in no event shall the Base Rate be less than 1.00%.

“Base Rate Advance” shall mean an Advance (a) which the Borrower requests to be made as or converted to a Base Rate Advance, in accordance with the provisions of Sections 2.2(a) through (c), (b) in the form of a Swingline Loan which the Borrower requests to be made in accordance with the provisions Section 2.1(d) and (c) which (i) in the case of any such Advance (other than an Advance in the form of a Swingline Loan) shall be in a principal amount of at least $500,000, and in an integral multiple of $250,000 and (ii) in the case of any such Advance in the form of a Swingline Loan, shall be in a principal amount of at least $100,000, and in an integral multiple of $100,000.

“Base Rate Basis” shall mean a simple interest rate equal to the sum of (a) the Base Rate and (b) the Applicable Margin applicable to Base Rate Advances. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change, and shall also be adjusted to reflect changes of the Applicable Margin applicable to Base Rate Advances.

“Base Rate Term SOFR Determination ~~Date~~Day” shall have the meaning ascribed thereto in the definition of “Term SOFR”.

“Benchmark” shall have the meaning ascribed thereto in Section 10.6.

“Benchmark Replacement” shall have the meaning ascribed thereto in Section 10.6.

“Benchmark Replacement Adjustment” shall have the meaning ascribed thereto in Section 10.6.

“Benchmark Replacement Conforming Changes” shall have the meaning ascribed thereto in Section 10.6.

“Benchmark Replacement Date” shall have the meaning ascribed thereto in Section 10.6.

“Benchmark Transition Event” shall have the meaning ascribed thereto in Section 10.6.

“Benchmark Unavailability Period” shall have the meaning ascribed thereto in Section 10.6.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 CFR § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” shall mean (a) prior to the date of completion of a Holding Company Reorganization, Gray, and (b) on or after the date of completion of a Holding Company Reorganization, Gray or a New Borrower, as applicable.

“Borrower Materials” shall have the meaning ascribed thereto in Section 6.5.

“Business Day” shall mean (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Advance, or any Base Rate Advance as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Calculation Date” shall have the meaning ascribed thereto in Section 2.3(f)(i).

“Capital Expenditures” shall mean, with respect to the Borrower and its Restricted Subsidiaries for any period, the aggregate of all items classified as capital expenditures in accordance with GAAP; provided, however, that neither (a) the capitalized portion of the purchase price and other consideration payable in connection with any Acquisition, nor (b) expenditures of proceeds of insurance policies reasonably and promptly applied to replace insured assets, shall constitute a Capital Expenditure for purposes of this Agreement.

“Capital Stock” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. Except as expressly set forth herein, the term “Capital Stock” shall include all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

“Capitalized Lease Obligation” shall mean with respect to any Person, and subject to Section 1.4(b), the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a finance lease on the balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Cash Collateralize” shall mean, to deposit in a Controlled Account or to pledge and deposit with, or deliver to, the Administrative Agent, for the benefit of one or more of the Issuing Bank, the Swingline Lender or the Lenders, as collateral for Letter of Credit Obligations or obligations of the Lenders to fund participations in respect of Letter of Credit Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent, the Issuing Bank and the Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, the Issuing Bank and the Swingline Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Collateralized Letter of Credit” shall have the meaning ascribed thereto in Section 2.13(i)(iv).

“Cash Equivalents” shall mean (a) marketable direct obligations issued or guaranteed by the United States, or any governmental entity or agency or political subdivision thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing within one year of the date of purchase; (b) commercial paper issued by corporations, each of which shall have a consolidated net worth of at least $500,000,000, maturing within 180 days from the date of the original issue thereof, and rated “P-1” or better by Moody’s or “A-1” or better by S&P or an equivalent rating or better by any other nationally recognized securities rating agency; (c) certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000, maturing within one year of the date of purchase; and (d) any money market fund sponsored by a registered broker dealer or mutual fund distributor that invests solely in the securities specified in the foregoing clause (a), (b) or (c).

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” shall mean the Administrative Agent or any Affiliate thereof or any Lender or any Affiliate thereof with an Initial Revolving Loan Commitment or an Additional Revolving Loan Commitment that is a party to a Cash Management Agreement with a Credit Party.

“Change in Law” shall mean the occurrence, after the Original Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Class” shall mean (a) when used with respect to Commitments, a specific tranche of Initial Revolving Loan Commitments, Extended Revolving Loan Commitments, Other Revolving Loan Commitments, Additional Revolving Loan Commitments, Other Term Loan Commitments made pursuant to a given Refinancing Series or other Commitments with respect to Term Loans, in each case, as set forth in the Register, (b) when used with respect to Loans or Advances, a specific tranche of Initial Revolving Loans, Initial Revolving Loans made pursuant to an Extended Revolving Loan Commitment, Additional Revolving Loans made pursuant to an Extended Revolving Loan Commitment, Additional Revolving Loans, Other Revolving Loans made pursuant to an Other Revolving Loan Commitment, Term Loans, Extended Term Loans, Other Term Loans made pursuant to a given Refinancing Series or Incremental Term Loans comprising such Loans or Advance, as set forth on the Register and (c) when used with respect to Lenders, whether such Lenders are Lenders holding a specific tranche of Initial Revolving Loan Commitments, Lenders holding Extended Revolving Loan Commitments, Lenders holding Additional Revolving Loan Commitments, Lenders holding Other Revolving Loan Commitments or Lenders holding a specific tranche or Refinancing Series of Term Loans, in each case with respect to the same “Class” as described in clauses (a) or (b) above, as applicable. Loans and Advances that have different terms and conditions shall be construed to be in different Classes.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean any property of any kind constituting collateral for the Obligations under any of the Security Documents.

“Collateral Agreement” shall mean the Third Amended and Restated Collateral Agreement dated as of the Restatement Effective Date and executed by the Credit Parties in favor of the Administrative Agent for the ratable benefit of itself and the other Secured Parties, substantially in the form of Exhibit B attached hereto, as reaffirmed, amended, restated, supplemented or otherwise modified from time to time.

“Commitment Ratio” shall mean, with respect to any Lender for any Commitment, the percentage equivalent of the ratio which such Lender’s portion of such Commitment (or, in the case of any Term Loan or, to the extent applicable, any Incremental Term Loan or Other Term Loan, in each case after the funding date thereof, such Lender’s outstanding portion of such Loan) bears to the aggregate amount of such Commitment or Loan, as the case may be (as each may be adjusted from time to time as provided herein); and “Commitment Ratios” shall mean, with respect to any Commitment, the Commitment Ratios of all of the Lenders with respect to such Commitment. The Commitment Ratios of the Lenders party to this Agreement shall be set forth in the Register.

“Commitments” shall mean, collectively, the Initial Revolving Loan Commitment, the Term D Loan Commitment and, as applicable, the Incremental Term Loan Commitments, Other Term Loan Commitments, Other Revolving Loan Commitments, Extended Revolving Loan Commitments and the Additional Revolving Loan Commitments; and “Commitment” shall mean any of the foregoing Commitments.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communications Act” shall mean the Communications Act of 1934, as amended, and any similar or successor federal statute.

“Communications Laws” shall mean the Communications Act and the FCC Regulations, as each may be in effect from time to time.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Total Assets” shall mean, subject to Sections 1.4 and 1.10, as of any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) of the Borrower and the Restricted Subsidiaries (including the value of any broadcast licensing agreements) reflected on the most recent consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to this Agreement, determined on a consolidated basis in accordance with GAAP on a pro forma basis to give effect to any acquisition or disposition of assets made after such balance sheet date and on or prior to the date of determination. Notwithstanding the foregoing, Consolidated Total Assets shall exclude any amount of assets reflected therein to the extent that they have been sold or pledged pursuant to a Receivables Facility or Securitization Facility that are or may be reflected as debt on a balance sheet of such Person.

“Continue”, “Continuation” and “Continued” shall mean (a) in the case of Term C Loans, the continuation pursuant to Article 2 of a LIBOR Advance as a LIBOR Advance from one Interest Period to the next Interest Period, and (b) in all other cases, the continuation pursuant to Article 2 of a Term SOFR Advance as a Term SOFR Advance from one Interest Period to the next Interest Period.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have the meanings correlative thereto.

“Controlled Account” shall mean each deposit account and securities account that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent and the Issuing Bank.

“Convert”, “Conversion” and “Converted” shall mean (a) in the case of Term C Loans, a conversion pursuant to Article 2 of a LIBOR Advance into a Base Rate Advance or of a Base Rate Advance into a LIBOR Advance, as applicable, and (b) in all other cases, a conversion pursuant to Article 2 of a Term SOFR Advance into a Base Rate Advance or of a Base Rate Advance into a Term SOFR Advance, as applicable.

“Corresponding Tenor” shall have the meaning ascribed thereto in Section 10.6.

“Credit Agreement Refinancing Indebtedness” shall mean any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Unsecured Refinancing Debt or (c) other Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Loans or Commitments hereunder, or any then-existing Credit Agreement Refinancing Indebtedness (the “Refinanced Debt”); provided that such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness (the “Refinancing Debt”) shall meet the following conditions: (i) if the Refinanced Debt is subordinated to the Loan Obligations, such Refinancing Debt shall be subordinated to the Loan Obligations to at least the same extent as the Refinanced Debt as determined by the Borrower in good faith; (ii) such Refinancing Debt shall mature no earlier than, or, in the case of any Refinanced Debt that is not revolving Indebtedness, have a Weighted Average Life to Maturity no shorter than, the Refinanced Debt; (iii) such Refinancing Debt shall be in an aggregate principal amount that does not exceed the principal amount of the Refinanced Debt at the time of such refinancing, renewal, refunding or extension, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized under the Refinanced Debt; (iv) such Refinancing Debt shall not be secured by Liens having a higher priority than the Liens, if any, securing the Refinanced Debt at the time of such refinancing, renewal, refunding or extension; (v) such Refinancing Debt shall not be guaranteed or secured by or otherwise recourse to any Person or assets other than the Person(s) to whom the Refinanced Debt is recourse and the assets securing such Refinanced Debt, in each case as of the time of such refinancing, refunding, renewal or extension and (vi) such Refinancing Debt does not have terms that, when taken as a whole, are more restrictive on the Borrower and its Restricted Subsidiaries than the Refinanced Debt at the time of such refinancing, renewal, refunding or extension as determined by the Borrower in good faith.

“Credit Parties” shall mean, collectively, the Borrower and the Subsidiary Guarantors.

“Daily Simple SOFR” shall have the meaning ascribed thereto in Section 10.6.

“Debt Incurrence Test” shall mean, with respect to any incurrence of Indebtedness or other transaction, a Leverage Ratio of less than or equal to 7.00 to 1.00, calculated for the most recent fiscal quarter end for which financial statements have been provided pursuant to Section 6.1 or 6.2, as applicable, and calculated after giving pro forma effect to such transaction and the incurrence or repayment or prepayment of any Indebtedness in connection therewith and the application of the proceeds thereof.

“Debt Rating” shall mean, as applicable, as to any Rating Agency, (a) the corporate family or corporate (or equivalent) rating of the Borrower as determined by such Rating Agency from time to time, (b) [reserved], (c) the ratings of the Term C Loan as determined by such Rating Agency from time to time, (d) the ratings of the Term D Loan as determined by such Rating Agency from time to time and (e) the ratings of the Term E Loan as determined by such Rating Agency from time to time.

“Debt Service” shall mean, for any period with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the amount of all principal required to be paid and actually made and Interest Expense paid in cash in respect of Indebtedness of the Borrower and its Restricted Subsidiaries (other than, for the avoidance of doubt, (a) pursuant to a Restricted Payment in the form of principal payments with respect to Junior Securities that are permitted by this Agreement and made by the Borrower or any of its Restricted Subsidiaries during such period, (b) any such payments made in connection with a refinancing of Indebtedness, (c) voluntary or mandatory prepayments of the Term Loans (including pursuant to Section 2.17 or Section 11.5(g)) or any New Securities that are secured by a pari passu Lien on any Collateral, (d) principal payments of the Initial Revolving Loans, Additional Revolving Loans, Other Revolving Loans and/or Swingline Loans and (e) principal payments of other revolving Indebtedness which are not required to be accompanied by an identical permanent reduction in the applicable commitments therefor).

“Debtor Relief Laws” shall mean, collectively, the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any of the events specified in Section 8.1, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event as an Event of Default.

“Default Rate” shall mean a simple per annum interest rate equal to the applicable rate specified in Section 2.3(d)(i).

“Defaulting Lender” shall mean, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of the Initial Revolving Loans, the Term C Loan, the Term D Loan, the Term E Loan, any Additional Revolving Loans, any Incremental Term Loan, Other Term Loan, any Other Revolving Loan, participations in Letter of Credit Obligations or participations in Swingline Loans required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, the Swingline Lender and each Lender.

“Designated Non-Cash Consideration” shall mean (a) the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale pursuant to Section 7.4(a)(iii) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Signatory of the Borrower or such Restricted Subsidiary, as applicable, setting forth the basis of such valuation less (b) the amount of cash or Cash Equivalents received in connection with a subsequent sale of, or collection on, such Designated Non-Cash Consideration.

“Disqualified Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, or (c) requires the scheduled payment of dividends in cash (for the avoidance of doubt, this clause (c) shall not be deemed to include any Capital Stock that permits the issuer thereof, at its option, to pay dividends in kind in lieu of a cash payment of such dividends) on or prior to the date that is 180 days after the Latest Maturity Date; provided that if such Capital Stock is issued pursuant to a plan for the benefit of the Borrower or its Restricted Subsidiaries or by any such plan to officers or employees of the Borrower or any of its Restricted Subsidiaries such Capital Stock shall not constitute Disqualified Stock solely because it must be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock either provide that (A) any such repurchase (and the rights of the holders of such Capital Stock) are subject to the prior repayment in full of the Loans and the other Loan Obligations that are accrued and payable and the termination of the Commitments or (B) the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchases or redemptions comply with Section 7.6 and in any event shall otherwise be deemed to constitute Disqualified Stock only upon the occurrence of such change of control or asset sale. Disqualified Stock shall be valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such fair market value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock.

“Dollars” or “$” shall mean, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Subsidiary” shall mean any Subsidiary organized under the laws of any political subdivision of the United States.

“EAT Completion Event” shall have the meaning ascribed thereto in Section 1.11(b).

“EAT Completion Period” shall have the meaning ascribed thereto in Section 1.11(b).

“EAT Restricted Subsidiary” shall mean an EAT Subsidiary that is a Restricted Subsidiary that has become a Credit Party pursuant to and in compliance with all applicable requirements of Section 5.13.

“EAT Subsidiary” shall mean, a special purpose Subsidiary of the Borrower or a Restricted Subsidiary formed as an “exchange accommodation titleholder” solely for the benefit of the Borrower or a Restricted Subsidiary to facilitate a like-kind exchange under Section 1031 of the Code which will act as agent of the Borrower or a Restricted Subsidiary for all purposes (including, the Communications Laws), except as required by the Code or the regulations of the Internal Revenue Service; provided that such special purpose Subsidiary shall:

(a)         have no assets or liabilities other than (i) the initial Investment therein made by the Borrower and its Subsidiaries the proceeds of which shall be promptly used to acquire the assets to be held for a like-kind exchange under Section 1031 of the Code, (ii) the assets to be held for such like-kind exchange, (iii) minute books and other organizational books and records, (iv) other miscellaneous de minimis assets and liabilities, (v) franchise taxes and organizational, administrative and overhead expenses, in each case that are incidental to the maintenance of its legal existence and (vi) solely in the case of any EAT Subsidiary that is a Restricted Subsidiary, (A) liabilities under the Loan Documents, (B) Guarantees of the Senior Notes or other Indebtedness permitted under Section 7.1(c) and (C) Guarantees and, if applicable, Liens with respect to New Securities, in each case to the extent permitted under this Agreement; ~~and~~

(b)         engage in no operations or business other than (i) issuing its own Capital Stock, (ii) holding the assets and liabilities specified in clause (a) above and (iii) completing the applicable like-kind exchange and EAT Completion Event, in each case for the benefit of the Borrower or the applicable Restricted Subsidiary; and

(c)         comply in all respects with all Applicable Laws (including, without limitation, Communications Laws).

“ECF Prepayment Amount” shall have the meaning ascribed thereto in Section 2.6(b)(iv).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Effective Yield” shall mean, as to any tranche of Term Loans (including, without limitation, the Term C Loan, the Term D Loan, the Term E Loan or any Incremental Term Loan), the effective yield on such Term Loans as determined by the Administrative Agent in consultation with the Borrower, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such Term Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, structuring, commitment, syndication, ticking, unused, underwriting or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders.

“Electronic Record” shall have the meaning ascribed thereto in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” shall have the meaning ascribed thereto in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 11.5(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.5(b)(iii)).

“Environmental Claim” shall mean any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” shall mean all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

“Equity Issuance” shall mean (a) any issuance by the Borrower or any of its Restricted Subsidiaries, any Holding Company or any Intermediate Holding Company of Capital Stock (including any issuance pursuant to the granting of or exercise of any options or warrants or the incurrence of or conversion of any debt securities into Capital Stock) to any Person other than a Credit Party and (b) any capital contribution from any Person (other than a Credit Party) to the Borrower or any of its Restricted Subsidiaries or any Holding Company or any Intermediate Holding Company.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, as in effect from time to time.

“ERISA Affiliate” shall mean any Person, including a Subsidiary or an Affiliate of the Borrower, that together with the Borrower would be deemed to be a member of the same “controlled group” within the meaning of Title IV of ERISA.

“ERISA Event” shall mean an event where any one or more of the following occurs: (a) any Reportable Event with respect to a Plan; or (b) any failure to satisfy the minimum funding standards, or any occurrence of an accumulated funding deficiency, within the meaning of Section 302, 303, and 304 of ERISA or in Section 412, 430, 431, and 432 of the Code, with respect to any Plan maintained by Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate, or to which the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate has liabilities or, any trust created thereunder; or (c) a trustee is appointed by a United States District Court to administer any Plan; or (d) the PBGC institutes proceedings to terminate any Plan; or (e) the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate incurs any liability to the PBGC in connection with the termination of any Plan; or (f) the withdrawal of the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate from a Plan subject to 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; or (g) any Plan or trust created under any Plan of the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate engages in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof or any party dealing with any such Plan or trust to be taxed or assessed a penalty on “prohibited transactions” imposed by Section 502 of ERISA or Section 4975 of the Code; or (h) any excise taxes are assessed by the Internal Revenue Service or the Department of Labor and relate to any Plan; or (i) a Lien arises under Section 303(k) of ERISA in favor of any Plan of the Borrower, any of its Restricted Subsidiaries or its ERISA Affiliates; or (j) the Borrower, any of its Restricted Subsidiaries or any of its ERISA Affiliates engages in any transaction in connection with the Borrower, any of its Restricted Subsidiaries or any of its ERISA Affiliates which could reasonably be subject to either a civil penalty assessed under Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code; or (k) the Borrower or any of its Restricted Subsidiaries has made promises of Borrower-funded retirement benefits to employees, other than the Plans, which are set forth in written agreements with such employees, are in the Borrower’s employee handbook or are in correspondence to employees; or (l) the determination that any Plan is considered an at-risk plan within the meaning of Section 303 of ERISA and Section 430 of the Code.

“Erroneous Payment” shall have the meaning ascribed thereto in Section 9.12(a).

“Erroneous Payment Deficiency Assignment” shall have the meaning ascribed thereto in Section 9.12(d).

“Erroneous Payment Impacted Class” shall have the meaning ascribed thereto in Section 9.12(d).

“Erroneous Payment Return Deficiency” shall have the meaning ascribed thereto in Section 9.12(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“Event of Default” shall mean any of the events specified in Section 8.1; provided that any requirement for notice or lapse of time, or both, has been satisfied.

“Excess Cash Flow” shall mean, with respect to the Borrower and its Restricted Subsidiaries, as of the end of any fiscal year of the Borrower based on the audited financial statements provided under Section 6.2 for such fiscal year, the excess, if any, without duplication, of (a) the sum of (i) Operating Cash Flow for such fiscal year (determined without giving effect to clause (e) of the definition of Operating Cash Flow) and (ii) any decrease in the Borrower’s working capital account during such fiscal year (excluding cash and Cash Equivalents and assets held for sale from current assets for such working capital account determination), minus (b) the sum of the following: (i) cash Investments made during such fiscal year and permitted under clauses (c), (e), (f), (i), (j), (l), (n), (q) or (r) of Section 7.5; (ii) Debt Service paid in cash during such fiscal year; (iii) cash taxes paid during such fiscal year; (iv) Restricted Payments made during such fiscal year which are permitted under clauses (b), (g), (h), (l) or (m) of Section 7.6; (v) any Specified Transaction Costs and Expenses and any other cash charges or expenses added back to Net Earnings in such fiscal year pursuant to the definition of Operating Cash Flow and (vi) any increase in the Borrower’s working capital account during such fiscal year (excluding cash and Cash Equivalents and assets held for sale from current assets for such working capital account determination), in each case, as determined in accordance with GAAP and in the case of clauses (b)(i) through (b)(v) above only to the extent not made with the proceeds of Indebtedness (other than Indebtedness incurred pursuant to any Additional Revolving Loan, Other Revolving Loan, Initial Revolving Loan and/or Swingline Loan), any Equity Issuance, Asset Sale or other proceeds that would not be included in calculating Operating Cash Flow for such fiscal year.

“Excluded Swap Obligation” shall mean, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including under Section 2.12 of the Subsidiary Guaranty). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.5(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such ~~Lender's~~Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.12(g) and (d) any United States federal withholding Taxes imposed under FATCA.

“Excluded VIE” shall mean, at any time, any “variable interest entity” under GAAP that is not a Qualified VIE.

“Existing Letters of Credit” shall mean those letters of credit existing on the Restatement Effective Date and identified on Schedule 11.

“Extended Letter of Credit” shall have the meaning ascribed thereto in Section 2.13(a).

“Extended Revolving Loan Commitment” shall have the meaning ascribed thereto in Section 2.18(a)(ii).

“Extended Term Loans” shall have the meaning ascribed thereto in Section 2.18(a)(iii).

“Extension” shall have the meaning ascribed thereto in Section 2.18(a).

“Extension Offer” shall have the meaning ascribed thereto in Section 2.18(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCC” shall mean the Federal Communications Commission and any successor or substitute governmental commission, agency, department, board or authority performing functions similar to those performed by the Federal Communications Commission on the Original Closing Date.

“FCC License” shall mean any license required under the Communications Laws.

“FCC Regulations” shall mean all rules, regulations, written policies, orders and decisions of the FCC under the Communications Act.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Fed Regulations” shall have the meaning ascribed thereto in Section 4.1(n).

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“First Amended and Restated Credit Agreement” shall have the meaning ascribed thereto in the Statement of Purpose hereof.

“First Amendment” shall mean that certain First Amendment to Credit Agreement dated as of the First Amendment Effective Date among the Borrower, the Lenders party thereto, the Subsidiary Guarantors and the Administrative Agent.

“First Amendment Effective Date” shall mean March 17, 2023.

“First Lien Adjusted Total Indebtedness” shall mean, as of any date, the difference between (a) the sum of (i) the Obligations plus (ii) all other Indebtedness of the Borrower and its Restricted Subsidiaries secured by a Lien (A) on assets not constituting Collateral or (B) on the Collateral that ranks pari passu or prior to the Lien of the Administrative Agent for the benefit of the Secured Parties (excluding any Indebtedness of the type described in clause (b) of the definition of Obligations and any Indebtedness of the type described in clause (f) of the definition of Indebtedness to the extent that such obligations do not appear on the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP, in each case from the amount determined pursuant to this clause (a)) minus (b) the aggregate amount of the Unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries then on hand (other than the proceeds of Indebtedness incurred substantially concurrently with the determination of such amount) minus (c) an amount, not to exceed $25,000,000, of undrawn letters of credit included under clause (a) above as of such date.

“First Lien Leverage Ratio” shall mean, as of any date, subject to Sections 1.4 and 1.10, the ratio of (a) First Lien Adjusted Total Indebtedness as of such date to (b) Operating Cash Flow for the then applicable Reference Period divided by two (2).

“First Tier Foreign Subsidiary” shall mean any Foreign Subsidiary that is a “controlled foreign corporation” with the meaning of Section 957 of the Code and the Capital Stock of which is owned directly by any Credit Party.

“Fitch” shall mean Fitch Ratings, Inc.

“Floor” shall have the meaning ascribed thereto in Section 10.6.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fourth Amended and Restated Credit Agreement” shall have the meaning ascribed thereto in the Statement of Purpose hereof.

“FRB” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Initial Revolving Loan Commitment Ratio of the outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Initial Revolving Loan Commitment Ratio of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Gray” shall have the meaning ascribed thereto in the preamble hereof.

“GTG” shall mean Gray Television Group, Inc., a Delaware corporation.

“Guaranty” or “Guaranteed,” as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements; provided, that the term “Guaranty” or “Guaranteed” shall not include endorsements for collection or deposit, in either case, in the ordinary course of business, or customary and reasonable indemnity obligations entered into in connection with any Acquisition or Asset Sale permitted under this Agreement (other than such obligations with respect to Indebtedness).

“Hazardous Materials” shall mean (a) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “acutely hazardous waste,” “radioactive waste,” “biohazardous waste,” “pollutant,” “toxic pollutant,” “contaminant,” “restricted hazardous waste,” “infectious waste,” “toxic substances,” or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including, without limitation, harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable Environmental Laws); (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) any friable asbestos-containing materials; (g) urea formaldehyde foam insulation; (h) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) pesticides; and (j) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under Environmental Laws.

“Hazardous Materials Activity” shall mean any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including, without limitation, all Interest Rate Hedge Agreements, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Hedge Bank” shall mean any counterparty to a Hedge Agreement (a) existing on the Original Closing Date that was a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent or (b) entered into after the Original Closing Date with a counterparty that was a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent at the time such Hedge Agreement was executed.

“Holding Company” shall mean a holding company entity formed to effectuate a Holding Company Reorganization that, after giving effect to a Holding Company Reorganization, will own, directly or indirectly, all of the Capital Stock of (a) each Intermediate Holding Company and (b) the Borrower.

“Holding Company Overhead Expenses” shall mean (a) any reasonable and customary fees payable in connection with the issuance of any Permitted Holding Company Indebtedness; (b) accounting and auditing costs and expenses incurred by the Holding Company in the ordinary course of its business in connection with preparing consolidated and consolidating financial reports and tax filings; (c) customary fees and expenses payable to the United States Securities and Exchange Commission and other reasonable and customary costs and expenses payable in connection with such Holding Company being a publicly traded company (including, without limitation, reasonable and customary fees and expenses required to be paid for professional and regulatory compliance); (d) reasonable and customary legal fees and expenses required for the corporate maintenance of the Holding Company and its Subsidiaries; (e) reasonable and customary director fees; (f) reasonable and customary costs and expenses payable for director and officer insurance; (g) transfer agent fees payable in connection with Capital Stock of the Holding Company; and (h) franchise taxes and other fees payable to the jurisdiction of incorporation or qualification of the Holding Company incurred in the ordinary course of conducting its business; provided that in no event shall Holding Company Overhead Expenses include management fees, salaries, bonuses, debt service and dividends and other distributions in respect of the Capital Stock of the Holding Company.

“Holding Company Reorganization” shall mean any restructuring of Gray and its Subsidiaries which results in the Borrower becoming a wholly owned Subsidiary of the Holding Company, whether directly, or indirectly through one or more Intermediate Holding Companies.

“Immaterial Subsidiary” shall mean any Restricted Subsidiary (other than (x) a License Sub or (y) any Subsidiary that is a party to any documentation governing any Station Servicing Arrangement) that (a) together with its Subsidiaries, (i) represents no more than 3% of the consolidated total assets of the Borrower and its Restricted Subsidiaries and (ii) generates no more than 3% of the consolidated revenues of the Borrower and its Restricted Subsidiaries, in each case, as reflected in the most recent financial statements delivered pursuant to Section 6.1 or 6.2, as applicable, (b) does not Guaranty and has not granted a Lien securing the Senior Notes or any other Indebtedness of any Credit Party, (c) has no Subsidiaries that are not also Immaterial Subsidiaries and (d) has been designated as an “Immaterial Subsidiary” by the Borrower in accordance with Section 5.13(a); provided that, if at any time, the aggregate total assets or aggregate total revenues of all of the Immaterial Subsidiaries, taken as a whole, as of the last day of the Borrower’s most recently ended fiscal quarter shall be greater than (1) 7.5% of the consolidated total assets of the Borrower and its Restricted Subsidiaries or (2) 7.5% of the consolidated total revenues of the Borrower and its Restricted Subsidiaries on such date, then, in each case, the Borrower shall take such actions necessary, including causing an Immaterial Subsidiary to become a Subsidiary Guarantor and grant security interests pursuant to Section 5.13, to ensure that the aggregate total assets and the aggregate total revenues of all of the remaining Immaterial Subsidiaries, taken as a whole, would not constitute greater than 7.5% of the consolidated total assets of the Borrower and its Restricted Subsidiaries or 7.5% of the consolidated total revenues of the Borrower and its Restricted Subsidiaries at such time. The Immaterial Subsidiaries as of the Restatement Effective Date (after giving effect to the Transactions occurring on the Restatement Effective Date) are identified as such on Schedule 4.

“Incremental Increase” shall have the meaning ascribed thereto in Section 2.14(a).

“Incremental Increase Amendment” shall have the meaning ascribed thereto in Section 2.14(d)(vii).

“Incremental Increase Effective Date” shall have the meaning ascribed thereto in Section 2.14(c).

“Incremental Indebtedness Limit” shall mean, as of any date of determination, an amount equal to the sum of (a) $600,000,000 less the total aggregate principal amount (determined as of the date of incurrence thereof) of all Incremental Increases and New Securities, in each case previously or concurrently incurred under this clause (a) plus (b) the maximum amount of Indebtedness that could be incurred on such date which would not cause (i) the Secured Leverage Ratio to exceed 5.5 to 1.0 or (ii) the First Lien Leverage Ratio to exceed 4.0 to 1.0 (in each case, calculated on a pro forma basis after giving effect to any then requested Incremental Increase or issuance of New Securities (and, in each case, assuming that such Incremental Increase or issuance of New Securities is fully funded on the effective date thereof) and to any permanent repayment of Indebtedness in connection therewith). Notwithstanding anything to the contrary contained herein, in the case of any Incremental Increase or New Securities, the proceeds of which shall be used to finance a substantially concurrent Limited Condition Acquisition, the determination of the Incremental Indebtedness Limit shall be subject to Section 1.10.

“Incremental Institutional Term Loan” shall mean an Incremental Term Loan in the form of a term “B” facility, as such term is understood in the leveraged finance market and which is marketed primarily to institutional investors, and increase in any such Incremental Term Loan.

“Incremental Lender” shall have the meaning ascribed thereto in Section 2.14(b).

“Incremental Term Loan” shall have the meaning ascribed thereto in Section 2.14(a).

“Incremental Term Loan Commitment” shall mean the commitment of any Incremental Lender to make an Incremental Term Loan to the Borrower in accordance with Section 2.14, and “Incremental Term Loan Commitments” shall mean the aggregate of the Incremental Term Loan Commitments of each Incremental Lender.

“Incremental Term Loan Maturity Date” shall mean, with respect to any Incremental Term Loan, the date specified in the applicable Incremental Increase Amendment as the maturity date of such Incremental Term Loan.

“Indebtedness” shall mean, with respect to any Person, without duplication, whether or not contingent, (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument; provided that, for the avoidance of doubt, “Indebtedness” shall not include (i) the deferred purchase price of property or services (including, without limitation, trade payables arising in the ordinary course of business) which are payable over a period of one (1) year or less and (ii) all Programming Obligations, (b) all Capitalized Lease Obligations of such Person, (c) all obligations of such Person as an account party to reimburse any Person in respect of letters of credit (including, without limitation, the Letters of Credit) or bankers’ acceptances, (d) all net payment obligations incurred by any such Person pursuant to Hedge Agreements, (e) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, provided that if such obligation shall not have been assumed by such Person and is otherwise limited in recourse only to property of such Person securing such obligation, the amount of such obligation shall not exceed the lesser of (i) the fair market value of the property of such Person securing such obligation as determined by such Person in good faith and (ii) the amount of such obligation so secured, (f) all obligations of such Person with respect to any Qualified Securitization Financing or Receivables Facility; (g) all obligations of such Person with respect to Disqualified Stock, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon and (h) to the extent not otherwise included, any Guaranty by such Person with respect to liabilities or obligations of any other Person of the type described in clauses (a) through (g) above. For purposes hereof, (i) the amount of Indebtedness represented by Hedge Agreements shall be equal to (A) zero if such Hedge Agreement has been incurred pursuant to clause (b)(i) of Section 7.1 or (B) the notional amount thereof if such Hedge Agreement is incurred otherwise and (ii) the Indebtedness of any Person shall include any recourse Indebtedness of any partnership in which such Person is a general partner.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” shall have the meaning ascribed thereto in Section 5.11.

“Information” shall have the meaning ascribed thereto in Section 11.24

“Initial Revolving Lenders” shall mean each of the Lenders holding an Initial Revolving Loan Commitment.

“Initial Revolving Loan Commitment” shall mean (a) as to any Initial Revolving Lender the several commitment of such Lender to fund its respective portion of the Initial Revolving Loans to, and to purchase participations in Letter of Credit Obligations and Swingline Loans for the account of, the Borrower in an amount set forth in the Register and (b) as to all Initial Revolving Lenders, the aggregate commitments of such Lenders to make Initial Revolving Loans, and to purchase participations in Letter of Credit Obligations and Swingline Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.14). The aggregate Initial Revolving Loan Commitment of all the Initial Revolving Lenders as of the ~~Restatement~~Second Amendment Effective Date shall be $~~500,000,000~~625,000,000. The Initial Revolving Loan Commitment of each Initial Revolving Lender as of the ~~Restatement~~Second Amendment Effective Date is set forth on Annex C to the ~~Restatement Agreement~~Second Amendment.

“Initial Revolving Loan Commitment Increase” shall have the meaning ascribed thereto in Section 2.14.

“Initial Revolving Loan Commitment Ratio” shall mean, with respect to any Lender, the percentage equivalent of the ratio which such Lender’s portion of the Initial Revolving Loan Commitment bears to the aggregate Initial Revolving Loan Commitment of all Lenders (as each may be adjusted from time to time as provided herein).

“Initial Revolving Loan Facility” shall mean the revolving credit facility tranche consisting of Initial Revolving Loans and Initial Revolving Loan Commitments.

“Initial Revolving Loans” shall mean, collectively, those revolving loans advanced by the Lenders to the Borrower pursuant to Section 2.1(a).

“Initial ~~Revolving-1~~Revolving-A Lenders” shall mean each of the Lenders holding an Initial Revolving Loan Commitment immediately prior to the Second Amendment Effective Date that has not agreed to extend the maturity of such Initial Revolving Loan Commitment to the Initial ~~Revolving-2~~Revolving-B Loan Maturity Date.

“Initial ~~Revolving-1~~Revolving-A Loan Commitment” shall mean, collectively, the Initial Revolving Loan Commitments of each Initial ~~Revolving-1~~Revolving-A Lender. The aggregate Initial ~~Revolving-1~~Revolving-A Loan Commitment of all the Initial Revolving Lenders as of the ~~Restatement~~Second Amendment Effective Date shall be $~~75,000,000~~72,500,000. The Initial ~~Revolving-1~~Revolving-A Loan Commitment of each Initial Revolving Lender as of the ~~Restatement~~Second Amendment Effective Date is set forth on Annex C to the ~~Restatement Agreement~~Second Amendment.

“Initial ~~Revolving-1~~Revolving-A Loan Maturity Date” shall mean the earlier to occur of (a) ~~January 2~~December 1, 2026; provided that if (i) the outstanding principal amount of the Term C Loans and the Term E Loans on January 2, 2026 exceeds $200,000,000 then the Initial Revolving-A Loan Maturity Date shall be January 2, 2026 and (ii) if the outstanding principal amount of the 2026 Notes exceeds $200,000,000 on April 15, 2026 then the Initial Revolving-A Loan Maturity Date shall be April 15, 2026, or (b) such date as payment of the Initial ~~Revolving-1~~Revolving-A Loans shall be due (whether by acceleration, reduction of the Initial ~~Revolving-1~~Revolving-A Loan Commitment to zero or otherwise).

“Initial ~~Revolving-1~~Revolving-A Loans” shall mean, collectively, the Initial Revolving Loans of the Initial ~~Revolving-1~~Revolving-A Lenders.

“Initial ~~Revolving-2~~Revolving-B Lenders” shall mean each of the Lenders holding an Initial Revolving Loan Commitment that has agreed to extend the maturity of such Initial Revolving Loan Commitment to the Initial ~~Revolving-2~~Revolving-B Loan Maturity Date.

“Initial ~~Revolving-2~~Revolving-B Loan Commitment” shall mean, collectively, the Initial Revolving Loan Commitments of each Initial ~~Revolving-2~~Revolving-B Lender. The aggregate Initial ~~Revolving-2~~Revolving-B Loan Commitments of all the Initial Revolving Lenders as of the ~~Restatement~~Second Amendment Effective Date shall be $~~425,000,000~~552,500,000. The Initial ~~Revolving-2~~Revolving-B Loan Commitment of each Initial Revolving Lender as of the ~~Restatement~~Second Amendment Effective Date is set forth on Annex C to the ~~Restatement Agreement~~Second Amendment.

“Initial ~~Revolving-2~~Revolving-B Loan Maturity Date” shall mean the earlier to occur of (a) December ~~1~~31, ~~2026~~2027; provided that if (i) ~~if the outstanding principal amount of the Term C Loans and~~there are any Term E Loans outstanding on January 2, 2026 ~~exceeds $200,000,000~~, then the Initial ~~Revolving-2~~Revolving-B Loan Maturity Date shall be January 2, 2026 and (ii) ~~if~~ the outstanding principal amount of ~~the 2026~~any Senior Notes exceeds $200,000,000 on ~~April 15, 2026~~the date that is 91 days prior to the stated maturity of such Senior Notes, then the Initial ~~Revolving-2~~Revolving-B Loan Maturity Date shall be ~~April 15, 2026,~~such 91st day prior to the stated maturity of any such Senior Notes or (b) such date as payment of the Initial ~~Revolving-2~~Revolving-B Loans shall be due (whether by acceleration, reduction of the Initial ~~Revolving-2~~Revolving-B Loan Commitment to zero or otherwise).

“Initial ~~Revolving-2~~Revolving-B Loans” shall mean, collectively, the Initial Revolving Loans of the Initial ~~Revolving-2~~Revolving-B Lenders.

“Interest Expense” shall mean, for any period, the gross interest expense accrued by the Borrower and its Restricted Subsidiaries in respect of their Indebtedness for such period, net of interest income for such period, determined on a consolidated basis, all fees payable under Section 2.4 or any fee letter of the Borrower executed in connection with this Agreement, and any other fees, charges, commissions and discounts in respect of Indebtedness, including, without limitation, any fees payable in connection with the Letters of Credit, but excluding the amortization of deferred finance charges all calculated in accordance with GAAP. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower and its Restricted Subsidiaries with respect to Interest Rate Hedge Agreements, but shall exclude any non-cash mark-to-market adjustments made by the Borrower and its Restricted Subsidiaries with respect to Interest Rate Hedge Agreements.

“Interest Period” shall mean (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made as or Converted to a Base Rate Advance and ending on the last day of the fiscal quarter in which such Advance is made or as Converted to a Base Rate Advance, provided, however, that if a Base Rate Advance is made or Converted on the last day of any fiscal quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following fiscal quarter, and (b) in connection with any LIBOR Advance or Term SOFR Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to LIBOR Advances or Term SOFR Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to a LIBOR Advance or Term SOFR Advance, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month and (iii) the Borrower shall not select an Interest Period which extends beyond the applicable Maturity Date, or such earlier date as would interfere with the Borrower’s repayment obligations under Section 2.6. Interest shall be due and payable with respect to any Advance as provided in Section 2.3.

“Interest Rate Basis” shall mean (a) with respect to the Term C Loans, the Base Rate Basis or the LIBOR Basis, as appropriate and (b) in all other cases, the Base Rate Basis or the Term SOFR Basis, as appropriate.

“Interest Rate Hedge Agreements” shall mean any agreement or other arrangement of any Person with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Intermediate Holding Company” shall mean any Subsidiary of the Holding Company formed in connection with a Holding Company Reorganization that, after giving effect to a Holding Company Reorganization, will own, directly or indirectly, all of the Capital Stock of the Borrower.

“Investment” shall mean, with respect to the Borrower or any of its Restricted Subsidiaries, (a) any loan, advance or extension of credit (other than to customers in the ordinary course of business) by such Person to, or any Guaranty or other contingent liability with respect to the capital stock, indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any capital stock, limited partnership interests, general partnership interest, or other securities of such other Person, including an Acquisition, and (b) any Station Servicing Arrangement of the Borrower or any of its Restricted Subsidiaries.

“ISDA Definitions” shall have the meaning ascribed thereto in Section 10.6.

“Issuing Bank” shall mean Wells Fargo, in its capacity as the issuer of the Letters of Credit, or any successor issuer of the Letters of Credit.

“Joint Sales Agreement” shall mean an agreement for the sale of commercial or advertising time or any similar arrangement pursuant to which a Person (other than the Person holding the FCC License for the applicable television broadcast station or an Affiliate of such Person) obtains the right to (a) sell at least a majority of the time for commercial spot announcements, and/or resell to advertisers such time on, (b) provide the sales staff for the sale of the advertising time or the collection of accounts receivable with respect to commercial advertisements broadcast on, (c) set the rates for advertising on and/or (d) provide the advertising material for broadcast on, such television broadcast station.

“Junior Securities” shall mean, collectively, (a) the Senior Notes, (b) any Indebtedness incurred in accordance with Section 7.1(c), (c) any subsequent New Securities or Credit Agreement Refinancing Indebtedness incurred by any Credit Party on or after the Restatement Effective Date, that are secured by Liens on all or a portion of the Collateral that, pursuant to the terms of the applicable intercreditor agreement, rank junior in priority to the Liens securing the Term C Loan, the Term D Loan, the Term E Loan or any other Loan Obligations and (d) any Refinancing Indebtedness in respect of any of the Indebtedness specified in clauses (a) through (c) of this definition.

“known to the Borrower” or “to the knowledge of the Borrower” shall mean known by, or reasonably should have been known by, the executive officers of the Borrower (including, without limitation, the chief executive officer, president, the chief operating officer, if any, the chief financial officer, the controller, the chief accounting officer or the general counsel of the Borrower).

“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest Maturity Date of any Extended Term Loan, Incremental Term Loan, Other Term Loan, Extended Revolving Loan Commitment, Additional Revolving Loan Commitments, or any Other Revolving Loan Commitments, in each case as extended in accordance with this Agreement from time to time.

“LCA Period” shall have the meaning ascribed thereto in Section 1.10.

“Lead Arrangers” shall mean, collectively, (a) with respect to the credit facilities established under the Fourth Amended and Restated Credit Agreement, Wells Fargo Securities, LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A. and Royal Bank of Canada ~~and~~, (b) with respect to the Term D Loan and the Initial ~~Revolving-2~~Revolving-A Loan Commitments, the Restatement Arrangers~~.~~ and (c) with respect to the Second Amendment and the Initial Revolving-B Loan Commitments, Wells Fargo Securities, LLC, Truist Securities, Inc., Bank of America, N.A., Regions Capital Markets, Citizens Bank, N.A., MUFG Bank, Ltd. and Texas Capital Securities or one of their respective designated affiliates.

“Lenders” shall mean the Persons who are “Lenders” under and as defined in the Fourth Amended and Restated Credit Agreement immediately prior to the effectiveness of this Agreement, the Persons who agree to be bound by this Agreement by executing a signature page hereto (or to the Restatement Agreement to which this Agreement is attached) on the Restatement Effective Date and any other Person which becomes a “Lender” hereunder after the Restatement Effective Date pursuant to an Assignment and Assumption Agreement; and “Lender” shall mean any one of the foregoing Lenders. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lending Office” shall mean, with respect to any Lender, the office of such Lender maintaining such Lender’s Advances, and, if applicable, participations in Letters of Credit.

“Letter of Credit Obligations” shall mean, as of any date, the sum of (a) an amount equal to the aggregate undrawn and unexpired amount (including the amount to which any such Letter of Credit can be reinstated pursuant to the terms hereof) of the then outstanding Letters of Credit and (b) an amount equal to the aggregate drawn, but unreimbursed drawings on any Letters of Credit.

“Letters of Credit” shall mean the collective reference to (a) standby letters of credit issued to support obligations of the Borrower or its Restricted Subsidiaries and issued by the Issuing Bank at the request of the Borrower on behalf of the Borrower or its Restricted Subsidiaries from time to time in accordance with the terms hereof and (b) the Existing Letters of Credit.

“Leverage Ratio” shall mean, as of any date, subject to Sections 1.4 and 1.10, the ratio of (a) Adjusted Total Indebtedness as of such date to (b) Operating Cash Flow for the then applicable Reference Period divided by two (2).

“LIBOR” shall mean,

(a)    for any interest rate calculation with respect to a LIBOR Advance, with respect to a particular Interest Period, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not so published, then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and

(b)    for any interest rate calculation with respect to a Base Rate Advance (with respect to a Term C Loan), the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to one month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on the applicable date of determination or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published, then “LIBOR” for such Base Rate Advance shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on the applicable date of determination for a period of one month commencing on such date of determination.

Notwithstanding the foregoing, in no event shall LIBOR be less than 0%.

“LIBOR Advance” shall mean an Advance which the Borrower requests to be made as, Continued as, or Converted to, a LIBOR Advance in accordance with the provisions of Section 2.2, and which shall be in a principal amount of at least $1,000,000 and in an integral multiple of $1,000,000.

“LIBOR Basis” shall mean a simple per annum interest rate equal to the sum of (a) the quotient of (i) LIBOR divided by (ii) one (1) minus the LIBOR Reserve Percentage, if any, stated as a decimal, plus (b) the Applicable Margin. The LIBOR Basis shall apply to Interest Periods of one (1), three (3), six (6) months and, to the extent available to, and agreed to by, all applicable Lenders, twelve (12) months and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage and the Applicable Margin as adjusted pursuant to Section 2.3(f). The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage and the Applicable Margin.

“LIBOR Reserve Percentage” shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (as that term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time) or any similar category of liabilities for a member bank of the Federal Reserve System in New York City. The LIBOR Basis shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

“License” shall mean any license, authorization, permit, consent, franchise, ordinance, registration, certificate, agreement or other right filed with, granted by, or entered into by a federal, state or local governmental authority which permits or authorizes the acquisition, construction or operation of a television station or any part of a television station or which is required for the acquisition, ownership or operation of any Station or any other Permitted Business, including, without limitation, the FCC Licenses.

“License Sub” shall mean each wholly-owned Domestic Subsidiary of the Borrower which has no assets other than FCC Licenses.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under Applicable Law (including any conditional sale or title retention agreement, any lease in the nature thereof and any option or other agreement to sell or give a security interest in any asset).

“Limited Condition Acquisition” shall mean any Acquisition that (a) is not prohibited hereunder and (b) is not conditioned on the availability of, or on obtaining, third-party financing.

“Loan Documents” shall mean this Agreement, the Restatement Agreement, the Notes, the Security Documents, the Administrative Agent Fee Letter, all Requests for Advance, all Requests for Issuance of Letters of Credit, all Incremental Increase Amendments, all Refinancing Amendments, all compliance certificates issued by the Borrower or any of its Restricted Subsidiaries (including, without limitation, each Officer’s Compliance Certificate) and all other documents, agreements, supplements, confirmations, instruments or certificates conveying any rights or remedies to, or creating any liability or obligation of, the Administrative Agent or any Secured Party in connection with the transactions contemplated by this Agreement or any of the foregoing (excluding any Hedge Agreement or Cash Management Agreement).

“Loan Obligations” shall mean all payment and performance obligations of every kind, nature and description of the Borrower, its Subsidiaries, and any other obligors to the Lenders, or the Administrative Agent, or any of them or their respective Related Parties, under this Agreement and the other Loan Documents (including any interest, fees and other charges on the Loans or otherwise under the Loan Documents irrespective of whether a claim for such interest, fees and other charges is allowed or allowable in any proceeding under any Debtor Relief Law or otherwise) as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

“Loans” shall mean, collectively, the Initial Revolving Loans, the Swingline Loans, the Term B-2 Loan, the Term C Loan, the Term D Loan, the Term E Loan and, if applicable, the Incremental Term Loans, Other Term Loans, Other Revolving Loans and the Additional Revolving Loans and, to the extent the context requires, Extended Term Loans and Initial Revolving Loans and Additional Revolving Loans made pursuant to any Extended Revolving Loan Commitments.

“Local Marketing Agreement” shall mean a local marketing arrangement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person (other than the Person holding the FCC License for the applicable television broadcast station or an Affiliate of such Person) obtains the right, subject to customary preemption rights and other limitations, to exhibit programming and sell advertising time during more than fifteen percent (15%) of the air time per week of such television broadcast station.

“Margin Stock” shall have the meaning ascribed thereto in Section 4.1(n).

“Materially Adverse Effect” shall mean a material adverse effect upon or change in (a) the business, assets, liabilities (actual or contingent), operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, or on the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to conduct their business, (b) the validity or enforceability of this Agreement, the Restatement Agreement, any of the Notes, any Security Document, the Administrative Agent Fee Letter, any Incremental Increase Amendment, any Refinancing Amendment or any other material Loan Document against the Borrower or any Subsidiary of the Borrower party thereto, or (c) the rights or remedies of the Administrative Agent or the Lenders under this Agreement or any other Loan Document or at law or in equity.

“Maturity Date” shall mean the Initial ~~Revolving-1~~Revolving-A Loan Maturity Date, the Initial ~~Revolving-2~~Revolving-B Loan Maturity Date, the Term C Loan Maturity Date, the Term D Loan Maturity Date, the Term E Loan Maturity Date, the applicable Additional Revolving Loan Maturity Date or the applicable Incremental Term Loan Maturity Date and with respect to any Other Term Loans or Other Revolving Loan Commitments, the final maturity date as specified in the applicable Refinancing Amendment, as applicable.

“Minimum Collateral Amount” shall mean, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the sum of the Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time plus the Fronting Exposure of the Swingline Lender with respect to all Swingline Loans outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Bank in their reasonable discretion.

“MNPI” shall have the meaning ascribed thereto in Section 2.17(a).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer pension plan as defined in Section 3(37) of ERISA to which the Borrower, any of its Subsidiaries or any ERISA Affiliate is or has been required to contribute.

“Necessary Authorizations” shall mean all approvals, consents and licenses from, and all filings and registrations with, any Governmental Authority, shareholder or other third party, including, without limitation, (a) all approvals, consents, Licenses, filings and registrations under the Communications Laws and (b) all approvals, consents, filings and registrations required by the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions, and any state securities regulatory authorities.

“Net Earnings” shall mean, as of any date with respect to the Borrower, the consolidated net income (or deficit) of the Borrower and its Restricted Subsidiaries for the period involved, after taxes accrued and after all proper charges and reserves (excluding, however, non-recurring special charges and credits and any cancellation of indebtedness income resulting from any purchase of any Term Loans by the Borrower), all as determined in accordance with GAAP; provided that the net income of any Unrestricted Subsidiary, Excluded VIE or Qualified Joint Venture shall only be included to the extent specified in Section 1.4 hereof.

“Net Proceeds (Asset Sales)” shall mean, with respect to any Asset Sale by, or any insurance or condemnation proceeding in respect of any assets of, the Borrower or any of its Restricted Subsidiaries, as applicable, the aggregate amount of cash or Cash Equivalents received for such assets (including, without limitation, any payments received for non-competition covenants, any time brokerage, consulting or management fees for services rendered on or prior to the consummation of such sale (other than such fees received in the ordinary course of business for brokerage, management or consulting services rendered after the consummation of such sale in amounts usual and customary for the services rendered), and any portion of the amount received evidenced by a promissory note or other evidence of Indebtedness issued by the purchaser), net of (a) amounts reasonably and in good faith reserved, if any, for (i) taxes payable with respect to any such sale (after application of any available losses, credits or other offsets), (ii) pension and other post-employment benefit liabilities, (iii) workers compensation liabilities, (iv) liabilities associated with retiree benefits and (v) liabilities relating to environmental matters, (b) transaction costs properly attributable to such transaction and payable by the Borrower or any of its Restricted Subsidiaries (other than to an Affiliate) in connection with such Asset Sale, including, without limitation, reasonable and customary commissions, fees and out-of-pocket expenses attributable to claiming such proceeds and the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset or assets (or any portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such Asset Sale, (c) until actually received by the Borrower or any of its Restricted Subsidiaries, any portion of the amount received held in escrow, evidenced by a promissory note or other evidence of Indebtedness, or in respect of a purchase or non-compete, consulting or management agreement or covenant or otherwise for which compensation is paid over time, (d) until no longer reserved, any reserves for indemnification liabilities, the amount of which are reasonably ascertainable on or prior to the consummation of such sale and (e) amounts required to be paid to any third party in respect of an Unrestricted Subsidiary pursuant to legally binding and enforceable provisions of the organizational documents, Operating Agreements or other applicable contractual provisions governing such Unrestricted Subsidiary in connection with the Asset Sale of such Unrestricted Subsidiary or its Capital Stock. Upon receipt by the Borrower or any of its Restricted Subsidiaries of (i) amounts referred to in clause (c) of the preceding sentence, (ii) a payment resulting from any reduction in the reserves referred to in clause (a) of the preceding sentence or (iii) any amount that was reserved as described in clause (a) of the preceding sentence that exceeds the actual amount paid with respect to taxes or other liabilities of the type referred to in clause (a) of the preceding sentence, such amounts shall, in each case, be deemed to be “Net Proceeds (Asset Sales).”

“Net Proceeds (Equity)” shall mean, with respect to any Equity Issuance, the difference between (a) the aggregate amount of cash or Cash Equivalents received in connection with such Equity Issuance, and (b) the aggregate amount of any reasonable and customary legal, underwriting or other fees and expenses incurred in connection with such Equity Issuance.

“Net Proceeds (Indebtedness)” shall mean, with respect to any sale, issuance or other disposition of any Indebtedness of any Holding Company, any Intermediate Holding Company, the Borrower or its Restricted Subsidiaries by any Holding Company, any Intermediate Holding Company, the Borrower or its Restricted Subsidiaries, the difference between (a) the aggregate amount of cash or Cash Equivalents received in connection with the sale, issuance or other disposition of such Indebtedness, and (b) the aggregate amount of any reasonable and customary transaction costs incurred in connection therewith, including, without limitation, all reasonable and customary fees and expenses of attorneys, accountants and other consultants, all reasonable and customary underwriting or placement agent fees, and reasonable and customary fees and expenses of any trustee, registrar or transfer agent.

“New Borrower” shall mean one or more newly formed entities which, after giving effect to a Holding Company Reorganization (a) shall be an entity organized under the laws of any political subdivision of the United States and be wholly owned (whether directly, or indirectly through one or more Intermediate Holding Companies) by the Holding Company; (b) shall, upon the completion of a Holding Company Reorganization, own or acquire (whether by transfer, consolidation, merger or otherwise) all of the assets that were owned by Gray immediately prior to a Holding Company Reorganization (including without limitation all of the Capital Stock of the operating Subsidiaries of Gray) and (c) shall assume all of the rights and obligations of Gray as “Borrower” under this Agreement and the other Loan Documents.

“New Notes” shall mean the 5.375% senior unsecured notes of the Borrower due 2031.

“New Securities” shall mean secured Indebtedness; provided that, in any event, such Indebtedness (a) shall have a final maturity date that is not earlier than 180 days after the latest Maturity Date then in effect at the time of issuance of such Indebtedness and shall have no required prepayment or repayment of principal, amortization, mandatory redemption, put right or sinking fund obligation prior to such date (other than reasonable and customary prepayment, redemption, repurchase or defeasance obligations in connection with (i) a change of control, (ii) asset sale, (iii) the exercise of remedies after an event of default or (iv) reasonable and customary AHYDO catch up payments) (provided that any Indebtedness that automatically converts to, or is exchangeable into, notes or other Indebtedness that meet this clause (a) shall be deemed to satisfy this condition so long as the Borrower irrevocably agrees at the time of the issuance thereof to take all actions necessary to convert or exchange such Indebtedness); (b) shall not be secured by Liens on any assets other than the Collateral (and any Liens on the Collateral securing such New Securities shall be subject to an intercreditor agreement in form and substance satisfactory to the Administrative Agent, which such intercreditor agreement shall provide that any Liens securing such New Securities shall rank no higher in priority than the Liens securing the Term C Loans, the Term D Loans and the Term E Loans and the other Loan Obligations); (c) in the case of any Indebtedness in the form of notes or bonds, such Indebtedness shall not contain any financial performance “maintenance” covenants (whether stated as a covenant, default or otherwise, although “incurrence-based” financial tests may be included) or (other than in the case of New Securities secured by Liens ranking pari passu with the Liens securing the Term C Loans, the Term D Loans and the Term E Loans and the other Loan Obligations) cross defaults (but may include cross-defaults at final stated maturity and cross-acceleration); (d) shall not be recourse to or guaranteed by any Person that is not a Credit Party; (e) to the extent such Indebtedness constitutes term loans that are secured on a pari passu basis with the Term C Loans, the Term D Loans and the Term E Loans and the other Loan Obligations, such Indebtedness will be subject to the “most favored nation” pricing protections set forth in Sections 2.14(e)(ii) and (iii) as if such Indebtedness were Incremental Institutional Term Loans referred to therein and (f) prior to the incurrence of such New Securities, the Borrower shall have delivered to the Administrative Agent a certificate from an Authorized Signatory of the Borrower (i) certifying as to compliance with the requirements of the preceding clauses (a) through (d), (ii) certifying that such New Securities do not contain terms (including, without limitation, all covenants, defaults, guaranties and remedies, but excluding as to interest rate, call protection and redemption premiums), when taken as a whole, that are more restrictive or adverse to the Borrower and its Restricted Subsidiaries than those contained in this Agreement and the other Loan Documents; and (iii) containing calculations, in a form satisfactory to the Administrative Agent, with respect to clause (ii) of Section 7.1(m).

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders, all Lenders of a Class, or all affected Lenders in accordance with the terms of Section 11.12 and (b) has been approved by the Required Lenders, Required Revolving Lenders, Required Initial Revolving Lenders, Required Term C Lenders, Required Term D Lenders, Required Term E Lenders or Required Additional Revolving Lenders, as applicable.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Subsidiary” shall mean any Subsidiary of the Borrower that is not a party to the Subsidiary Guaranty.

“Notes” shall mean, collectively, the Revolving Loan Notes, the Swingline Note, and the Term Loan Notes.

“Notice of Account Designation” shall mean the notice by the Borrower, substantially in the form of Exhibit J attached hereto.

“Obligations” shall mean, collectively, (a) the Loan Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedge Agreement (excluding any Excluded Swap Obligation) and (ii) any Secured Cash Management Agreement.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” shall have the meaning ascribed thereto in Section 6.3.

“Operating Agreement” shall mean any agreement in respect of a Sharing Arrangement, network affiliation agreement, programming agreement, franchise agreement, lease or other agreement of the Borrower or any of its Restricted Subsidiaries relating to the operation of a Station or any other Permitted Business, the termination or adverse modification of which could reasonably be expected to have a Materially Adverse Effect.

“Operating Cash Flow” shall mean, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, as of any date for any period, (a) the Net Earnings for such period (excluding, to the extent included in Net Earnings for such period, (i) the effect of any exchange of advertising time for non-cash consideration, such as merchandise or services, (ii) any other non-cash income or expense (including the cumulative effect of a change in accounting principles and extraordinary items), (iii) any gains or losses from sales, exchanges and other dispositions of property not in the ordinary course of business and (iv) the non-cash portion of any reserves or accruals for one-time charges incurred in connection with corporate restructurings or expense saving measures), minus (b) any cash payments made by the Borrower and its Restricted Subsidiaries during such period in respect of (i) Programming Obligations or (ii) reserves or accruals described in clause (a)(iv) above, to the extent such reserves or accruals were excluded from Net Earnings in a prior period, plus (c) the sum, without duplication, of the following to the extent deducted in determining Net Earnings (i) depreciation on or obsolescence of fixed or capital assets and amortization of intangibles and leasehold improvements (including, without limitation, amortization in respect of Programming Obligations) for such period, plus (ii) Interest Expense and the amortization of deferred finance charges in such period, plus (iii) federal, state and local income taxes in such period to the extent deducted in calculating Net Earnings in such period (other than any such taxes resulting from any gains from sales and exchanges and other distributions not in the ordinary course of business), plus (iv) Specified Transaction Costs and Expenses, plus (d) one-time corporate restructuring charges, as approved by the Administrative Agent, related to a Holding Company Reorganization, which charges are taken during or reserved for during the twelve (12) month period following such Holding Company Reorganization, plus (e) adjustments (including, without limitation, run-rate cost savings, operating expense reductions, other operating improvements and initiatives and synergies) to actual historical Operating Cash Flow in connection with any Acquisition permitted pursuant to Section 7.5; provided that such adjustments (including, for the avoidance of doubt, any such adjustments in connection with the Transactions) are not in excess of twenty percent (20%) of the Operating Cash Flow of the Borrower and its Restricted Subsidiaries for such period (determined without giving effect to this clause (e)), which, in the case of this clause (e), are reasonably identifiable, factually supportable and based on actions already taken or reasonably expected to be taken within twenty-four (24) months and for which the full run-rate effect of such actions is expected to be realized within twenty-four (24) months of such action, as determined in good faith by the Borrower; provided further that, in each case, such adjustments shall be on a consolidated basis and computed on the accrual method. For the purposes of calculating Operating Cash Flow (other than as used in calculating Excess Cash Flow) for any period any Acquisition, Station Servicing Arrangement with a Qualified VIE or Asset Sale which occurs during such period shall be deemed to have occurred on the first day of such period.

Notwithstanding anything to the contrary herein, Operating Cash Flow shall be deemed to be $251,346,000 for the fiscal quarter ended September 30, 2019, $318,761,000 for the fiscal quarter ended December 31, 2019, $254,607,000 for the fiscal quarter ended March 31, 2020, $172,005,000 for the fiscal quarter ended June 30, 2020, $368,476,000 for the fiscal quarter ended September 30, 2020, $606,421,000 for the fiscal quarter ended December 31, 2020, $238,998,000 for the fiscal quarter ended March 31, 2021, $251,413,000 for the fiscal quarter ended June 30, 2021 (which amounts, for the avoidance of doubt, shall be subject to, without duplication, addbacks and adjustments this definition (including clause (e) above) for events and transactions following the Restatement Effective Date and shall give effect to calculations on a pro forma basis).

“Original Closing Date” shall mean June 13, 2014.

“Original Credit Agreement” shall have the meaning ascribed thereto in the Statement of Purpose hereof

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Revolving Loan Commitments” shall mean one or more Classes of Revolving Loan Commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Loans” shall mean one or more Classes of Revolving Loans that result from a Refinancing Amendment.

“Other Taxes” shall mean all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.5).

“Other Term Loan Commitments” shall mean one or more Classes of Commitments hereunder to fund Other Term Loans of the applicable Refinancing Series hereunder that result from a Refinancing Amendment.

“Other Term Loans” shall mean one or more Classes of Term Loans that result from a Refinancing Amendment.

“Ownership Reports” shall mean, with respect to any Station, the reports and certifications filed with the FCC pursuant to 47 C.F.R. § 73.3615, or any comparable reports filed pursuant to any successor regulation thereto.

“Participant” shall have the meaning ascribed thereto in Section 11.5(d).

“Participant Register” shall have the meaning ascribed thereto in Section 11.5(d).

“Payment Date” shall mean the last day of any Interest Period.

“Payment Recipient” shall have the meaning ascribed thereto in Section 9.12(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

“Periodic Term SOFR Determination ~~Date~~Day” shall have the meaning ascribed thereto in the definition of “Term SOFR”.

“Permitted Acquisition” shall mean:

(a)         an Acquisition;

(b)         entry by a Credit Party into any Station Servicing Arrangement; or

(c)         the Investment by the Borrower or any Restricted Subsidiary in any EAT Subsidiary for the purpose of facilitating a like-kind exchange on behalf of the Borrower or such Restricted Subsidiary in accordance with Section 1031 of the Code if the Borrower shall have provided an irrevocable notice to the Administrative Agent at least five (5) Business Days prior to the date of such Investment electing to treat such Investment (and the related like-kind exchange) as a Permitted Acquisition, so long as, in each case and subject (x) in the case of a Limited Condition Acquisition to Section 1.10 and (y) in the case of clause (c) above, to Section 1.11:

(A)         immediately prior to and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(B)         the Leverage Ratio (determined on a pro forma basis, after giving effect to such transaction and any Indebtedness incurred or assumed in connection therewith) is less than or equal to the greater of (1) the Leverage Ratio as of the last day of the most recently ended fiscal quarter for which financial statements have been, or were required to be, delivered under Section 6.1 or 6.2, as applicable and (2) the ratio that is 0.25 to 1.00 less than the Debt Incurrence Test applicable at the time of such transaction and the Borrower’s compliance with this subsection (B) shall, with respect to any Acquisition (or series of related Acquisitions) that involves consideration in excess of $75,000,000, unless waived by the Administrative Agent in its sole discretion, be set forth in a certificate executed by an Authorized Signatory of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that the requirements in this subsection have been satisfied and containing reasonably detailed supporting calculations and financial information;

(C)         the Borrower shall comply with all applicable provisions of Section 5.13 within the time frames set forth in Section 5.13 (or such later time frames as the Administrative Agent may determine in its sole discretion) and take all actions required under the Loan Documents to perfect the Security Interest in any assets acquired in such transaction within the time frames set forth herein or therein (or such later timeframes as the Administrative Agent may determine in its sole discretion);

(D)         [reserved];

(E)         the Borrower and its Restricted Subsidiaries (including any newly formed or acquired entity) shall not assume or otherwise be liable for any Indebtedness (other than Indebtedness permitted pursuant to Section 7.1) and none of the assets of the Borrower and its Restricted Subsidiaries (including any assets acquired in connection with such transaction) shall be subject to any Liens (other than Permitted Liens);

(F)         in the case of an Acquisition, the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that such Acquisition has been approved by the board of directors of the entity to be acquired or the seller of the assets included in such Acquisition, as the case may be;

(G)         [Reserved];

(H)         with respect to (i) any Station Servicing Arrangement with a Qualified VIE, the Borrower shall have delivered to the Administrative Agent true, correct and complete copies of the Joint Sales Agreement, Local Marketing Agreement, Shared Services Agreement, option agreement, put/call agreements, management services agreement (or similar agreements or instruments), as applicable, and any other material agreements or documents with respect to such Station Servicing Arrangement and (ii) any such transaction (or series of related transactions) that involves aggregate consideration in excess of $125,000,000, the Borrower shall have delivered to the Administrative Agent true, correct and complete copies of the applicable Acquisition Documents for such transaction and, to the extent requested by the Administrative Agent, all financial information with respect to the entities, television stations or assets to be acquired in connection with (or otherwise subject to) such transaction (including, without limitation, updated projections of the Borrower and its Restricted Subsidiaries after giving effect such transaction); and

(I)         the consideration applicable to all such transactions made by Restricted Subsidiaries that are not Credit Parties and Acquisitions of entities that become Restricted Subsidiaries but do not become Credit Parties, shall not exceed $50,000,000 in the aggregate.

Without limiting the generality of clause (c) above, except for purposes of permitting the applicable Investment to be made and calculating Excess Cash Flow and the Available Amount, any Permitted Acquisition of the type referred to in clause (c) above and Section 1.11 shall not be deemed to have been completed until the applicable EAT Completion Event in respect thereof is completed.

“Permitted Business” shall mean (a) any businesses, services or activities engaged in by the Borrower or any of its Restricted Subsidiaries on the Restatement Effective Date and (b) any businesses, services or activities that are engaged in by the Borrower or any of its Restricted Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are reasonable extensions or developments thereof.

“Permitted Holder” shall mean (a) the estate of J. Mack Robinson, (b) Harriet J. Robinson and her lineal descendants and spouses of her lineal descendants, (c) in the event of the incompetence or death of any of the Persons described in clause (b), such Person’s estate, executor, administrator, committee or other personal representative, (d) any trusts created for the benefit of the Persons described in clause (a) or (b), (e) any Person Controlled by any of the Persons described in clause (a), (b), (c) or (d) and (f) any group of Persons (as defined in the Securities Exchange Act of 1934, as amended) in which the Persons described in clause (a), (b), (c), (d) or (e), individually or collectively, Control such group.

“Permitted Holding Company Indebtedness” shall mean all Indebtedness (including any assumed Indebtedness) of the Holding Company or an Intermediate Holding Company (a) that is non-recourse to the Borrower or any of its Restricted Subsidiaries, (b) that has a maturity date that is at least six (6) months after the latest Maturity Date and does not require any principal repayment prior to such date, (c) that provides that interest thereon is not required to be paid in cash, (d) is unsecured and (e) the Net Proceeds (Indebtedness) of which shall be applied to prepay the Loans in accordance with Section 2.6(b)(v).

“Permitted Liens” shall mean, as applied to any Person:

(a)    any Lien created pursuant to the Loan Documents (including, without limitation, Liens in favor of the Swingline Lender and/or the Issuing Bank, as applicable, on Cash Collateral granted pursuant to the Loan Documents);

(b)    (i) Liens on real estate or other property for taxes, assessments, governmental charges or levies not yet delinquent and (ii) Liens for taxes, assessments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person’s books in accordance with GAAP, but only so long as no forfeiture, foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

(c)    statutory Liens of carriers, warehousemen, mechanics, vendors, laborers and materialmen incurred in good faith in the ordinary course of business for sums not yet due or being diligently contested in good faith, if adequate reserves have been set aside on such Person’s books in accordance with GAAP, or appropriate provisions shall have been made therefor, and no forfeiture, foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

(d)    Liens incurred, or pledges and deposits made, in the ordinary course of business in connection with worker’s compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than sixty (60) days;

(e)    restrictions on the transfer of assets of the Borrower or its Restricted Subsidiaries imposed by the Communications Laws;

(f)    easements, rights-of-way, zoning and other restrictions, leases, licenses, reservations or restrictions on use and other similar encumbrances on the use of Real Property which do not materially interfere with the ordinary conduct of the business of such Person or the use or value of such property;

(g)    Liens reflected by Uniform Commercial Code financing statements filed in respect of true leases (excluding any Capitalized Lease Obligations) of the Borrower or any of its Restricted Subsidiaries;

(h)    Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids, tenders or escrow deposits in connection with Acquisitions permitted hereunder and, in each case, in the ordinary course of business;

(i)    Liens securing judgments not constituting an Event of Default under Section 8.1(i);

(j)    Liens existing on the Restatement Effective Date as set forth in Schedule 1 hereto;

(k)    customary Liens arising out of Tax Advantaged Transactions otherwise permitted by this Agreement; provided that (A) such Liens only apply to the specific real property, equipment or other related assets that are the subject of such Tax Advantaged Transactions (and any additions, accessions, improvements and replacements thereof, customary deposits in connection therewith and proceeds and products therefrom) and, for the avoidance of doubt do not encumber any FCC License or any Capital Stock in any License Sub, (B) such Liens do not interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries and (C) the fair market value of the assets encumbered pursuant to this clause (k) does not exceed an aggregate amount equal to the greater of (x) $75,000,000 and (y) two percent (2.0%) of Consolidated Total Assets (calculated at the time of incurrence or creation of any such Lien);

(l)    Liens securing other Indebtedness or obligations in an aggregate amount not to exceed the greater of (i) $75,000,000 and (ii) two percent (2.0%) of Consolidated Total Assets (calculated at the time of incurrence or creation of any such Lien);

(m)    (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account;

(n)    Liens on the Collateral (i) securing New Securities permitted to be issued or incurred under Section 7.1(m), which Liens are subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, which amongst other things shall provide that all Liens securing such New Securities shall have priority equal to or junior to the Liens securing the Term C Loans, the Term D Loans and the Term E Loans and the other Loan Obligations and (ii) securing Permitted Pari Passu Secured Refinancing Debt, which Liens are subject to an intercreditor agreement in form and substance satisfactory to the Administrative Agent, which amongst other things shall provide that all Liens securing such Permitted Pari Passu Secured Refinancing Debt shall have priority equal to the Liens securing the Term C Loans, the Term D Loans and the Term E Loans and the other Loan Obligations;

(o)    leases, subleases or licenses granted by the Borrower or any of its Restricted Subsidiaries to third persons in the ordinary course of business that do not interfere in any material respect with the business of the Borrower or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(p)    licenses of patents, trademarks and other intellectual property rights granted by the Borrower or any Restricted Subsidiaries in the ordinary course of business to the Borrower or another Restricted Subsidiary;

(q)    Liens securing Indebtedness permitted under Section 7.1(e); provided that (i) such Liens and the Indebtedness secured thereby shall be created prior to or within 180 days after the acquisition, repair, improvement or lease, as applicable, of the related property, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair, improvement or lease amount (as applicable) of such property at the time of purchase, repair, improvement or lease (as applicable);

(r)     Liens on property or assets (i) of any Restricted Subsidiary which are in existence at the time that such Restricted Subsidiary is acquired pursuant to an Investment permitted under Section 7.5 and (ii) of the Borrower or any of its Restricted Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Borrower or such Restricted Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Investment, purchase or other acquisition, (B) such Liens are applicable only to specific property or assets, (C) in the case of clause (ii) only, such Liens are not “blanket” or all asset Liens, (D) such Liens do not attach to any other property or assets of the Borrower or any of its Restricted Subsidiaries (other than to the extent of any applicable customary cross collateralization provisions which are in existence at the time such Restricted Subsidiary is acquired or such tangible property or asset is purchased or otherwise acquired, that attach solely to other specific property or assets that secure Indebtedness owed to the same lender so long as the Lien created by such cross-collateralization provision otherwise satisfies each of the requirements of this clause (r)), and (E) the Indebtedness secured by such Liens (including any applicable Indebtedness secured under any cross-collateralization provision) is permitted under Section 7.1(l);

(s)    Liens securing Refinancing Indebtedness where the Liens securing the Indebtedness being refinanced, renewed, refunded or extended were permitted under this Agreement; provided that such Liens shall have the same or lower priority as the Liens securing such Indebtedness being refinanced; and

(t)    Liens on (i) the Securitization Assets arising in connection with a Qualified Securitization Financing or (ii) the Receivables Assets arising in connection with a Receivables Facility.

“Permitted Pari Passu Secured Refinancing Debt” shall mean any secured Indebtedness incurred by the a Credit Party in the form of one or more series of senior secured loans or notes; provided that (a) such Indebtedness shall rank no higher than pari passu in right of payment with the Loan Obligations, (b) such Indebtedness is secured only by Liens permitted under clause (n) of the definition of “Permitted Liens” on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral and the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Credit Parties than the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (c) in the case of any such Indebtedness in the form of notes or bonds, such Indebtedness shall not contain any financial performance “maintenance” covenants (whether stated as a covenant, default or otherwise, although “incurrence-based” financial tests may be included), (d) such Indebtedness shall not be recourse to or guaranteed by any Person that is not a Credit Party; and (e) to the extent such Indebtedness constitutes a term “B” facility, as such term is understood in the leveraged finance market and which is marketed primarily to institutional investors and is secured on a pari passu basis with the Term C Loans, the Term D Loans and the Term E Loans and the other Loan Obligations, such Indebtedness will be subject to the “most favored nation” pricing protections set forth in Section 2.14(e)(iii) (in the event that the Refinanced Debt is the Term D Loan) as if such Indebtedness were Incremental Institutional Term Loans referred to therein.

“Permitted Purchase Money Indebtedness” shall mean any Indebtedness incurred for the acquisition of intellectual property rights, property, plant or equipment used or useful in the business of the Borrower or any of its Restricted Subsidiaries.

“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by any Credit Party in the form of one or more series of senior unsecured notes or loans; provided that such Indebtedness (a) shall rank no higher than pari passu in right of payment with the Loan Obligations, (b) the indenture or other applicable agreement governing such Indebtedness (including any related guaranties and any other related documentation) shall not include any financial performance “maintenance” covenants (whether stated as a covenant, default or otherwise, although “incurrence-based” financial tests may be included) or cross-defaults (but may include cross-defaults at the final stated maturity thereof and cross-acceleration) and (c) such Indebtedness shall not be recourse to, or guaranteed by, any Person that is not a Credit Party.

“Person” shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

“Plan” shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA subject to Title IV of ERISA (other than a Multiemployer Plan) maintained by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

“Platform” shall have the meaning ascribed thereto in Section 6.5.

“Preferred Stock” shall mean, as applied to the Capital Stock of a Person, the Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person.

“Prime Rate” shall mean at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Programming Obligations” shall mean all direct or indirect monetary liabilities, contingent or otherwise, with respect to contracts for television broadcast rights relating to television series or other programs produced or distributed for television release, including, without limitation, any such liabilities with respect to (a) the Notice of Award of Price Contract dated as of October 1, 2004 among the University of Kentucky, Gray and IMG Worldwide, Inc. (as successor in interest to Host Communication, Inc.) and (b) the Amended and Restated Rights Sharing Agreement dated as of July 1, 2006 between GTG and IMG Worldwide, Inc. (as successor in interest to Host Communication, Inc.).

“Project Matrix Acquisition” shall mean the Acquisition by one or more Credit Parties of all of the Project Matrix Targets.

“Project Matrix Agreements” shall mean, collectively, the Project Matrix Merger Agreement, the Project Matrix Separation and Distribution Agreement and the Project Matrix Spin-Off Agreements.

“Project Matrix Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of May 3, 2021 by and among the Borrower, Gray Hawkeye Stations, Inc., a Delaware corporation and a wholly owned subsidiary of the Borrower and Meredith Corporation, an Iowa corporation, as amended by Amendment No. 1 dated as of June 2, 2021 and that certain Amendment and Consent dated as of October 6, 2021.

“Project Matrix Separation and Distribution Agreement” shall mean the “Separation and Distribution Agreement” as defined in the Project Matrix Merger Agreement.

“Project Matrix Spin-Off Agreements” shall mean each “Spin-Off Agreement” as defined in the Project Matrix Merger Agreement.

“Project Matrix Targets” shall mean the business identified to the Restatement Arrangers and referred to in the Project Matrix Merger Agreement as “RemainCo” and its subsidiaries, in each case including each of the Persons identified as a “Project Matrix Target” on Schedule 4.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning ascribed thereto in Section 6.5.

“Qualified Joint Venture” shall mean a Person with respect to which the Borrower or a Restricted Subsidiary owns less than all of the Capital Stock of such Person where the remaining Capital Stock of such Person is issued to a Person who is not affiliated with the Borrower or any of its Restricted Subsidiaries in consideration of the contribution primarily consisting of cash or assets used or useful in a Permitted Business; provided that in the case of any such Person with respect to which the Borrower and its Restricted Subsidiaries (other than other Qualified Joint Ventures) own a majority of the Capital Stock, such Person shall immediately cease to be a Qualified Joint Venture at any time that the governing documents of such Person no longer prohibit or require the consent of a Person that is not an Affiliate of the Borrower in order to guarantee and provide a Lien securing the Obligations (or such consent has been obtained).

“Qualified Securitization Financing” shall mean any Securitization Facility of a Securitization Subsidiary that meets the following conditions: (a) the Borrower shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and its Restricted Subsidiaries, (b) all sales of Securitization Assets and related assets by the Borrower or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Borrower) and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings. For the avoidance of doubt, the grant of a security interest in any Securitization Assets of the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure the Obligations (or any portion thereof) prior to engaging in any securitization financing shall not be deemed a Qualified Securitization Financing.

“Qualified VIE” shall mean, at any time, any “variable interest entity” under GAAP if, as of the applicable time, any of the following applies:

(a)          such variable interest entity has no Indebtedness of the type described in clause (a) of the definition of Indebtedness;

(b)          (i) any Indebtedness of such variable interest entity of the type described in clause (a) of the definition of Indebtedness is, at such time, Guaranteed by one or more Credit Parties pursuant to a Guaranty that is (A) permitted hereunder; and (B) in accordance with all Applicable Laws (including, without limitation, the Communications Laws), in each case as certified by an Authorized Signatory of the Borrower; and (ii) all Necessary Authorizations with respect to such Guaranty and the applicable Station Servicing Arrangement (including, without limitation, any consent of the FCC to such transactions required under Applicable Laws) have been obtained, are in full force and effect and are not subject to any pending reversal or cancellation; or

(c)         such variable interest entity is an EAT Restricted Subsidiary.

“Rating Agency” shall mean any of (a) Moody’s, (b) S&P, (c) Fitch or (d) any other nationally recognized rating agency that is reasonably acceptable to the Administrative Agent.

“Real Property” shall mean any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrower or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.

“Receivables Assets” shall mean (a) any accounts receivable owed to the Borrower or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged by the Borrower or a Restricted Subsidiary to a commercial bank or an Affiliate thereof in connection with a Receivables Facility.

“Receivables Facility” shall mean an arrangement between the Borrower or a Restricted Subsidiary and a commercial bank or an Affiliate thereof pursuant to which (a) the Borrower or such Restricted Subsidiary, as applicable, sells (directly or indirectly) to such commercial bank (or such Affiliate) accounts receivable owing by customers, together with Receivables Assets related thereto, at a maximum discount, for each such account receivable, not to exceed 5.0% of the face value thereof, (b) the obligations of the Borrower or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Borrower and such Restricted Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangements.

“Recipient” shall mean (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable.

“Reference Period” shall mean, as to any applicable date of determination of any applicable financial ratio, the most recent eight (8) consecutive fiscal quarter period then ended or most recently ended for which financial statements have been made available to the Administrative Agent and the Lenders.

“Reference Time” shall have the meaning ascribed thereto in Section 10.6.

“Refinanced Debt” shall have the meaning ascribed thereto in the definition of Credit Agreement Refinancing Indebtedness.

“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Other Term Loans, Other Term Loan Commitments, Other Revolving Loan Commitments or Other Revolving Loans incurred pursuant thereto, in accordance with Section 2.19.

“Refinancing Debt” shall have the meaning ascribed thereto in the definition of Credit Agreement Refinancing Indebtedness.

“Refinancing Indebtedness” shall mean with respect to any Indebtedness permitted to be incurred by the Borrower or any Restricted Subsidiary hereunder that is permitted to be refinanced, renewed, refunded or extended hereunder in accordance with Section 7.1(p) (such Indebtedness, the “Refinanced Indebtedness”), any other Indebtedness incurred solely to refinance, renew, refund or extend such Refinanced Indebtedness; provided that such refinancing, renewal, refunding and extension shall (a) if the Refinanced Indebtedness is subordinated to the Loan Obligations, be subordinated to the Loan Obligations to at least the same extent as the Refinanced Indebtedness as determined by the Borrower in good faith; (b) mature no earlier than, or have a Weighted Average Life to Maturity no shorter than, the Refinanced Indebtedness; (c) be in an aggregate principal amount that does not exceed the principal amount of the Refinanced Indebtedness at the time of such refinancing, renewal, refunding or extension, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized under the Refinanced Indebtedness; (d) not be secured by Liens having a higher priority than the Liens, if any, securing the Refinanced Indebtedness at the time of such refinancing, renewal, refunding or extension; and (e) not be guaranteed, secured or otherwise recourse to any Person or assets other than the Person(s) to whom the Refinanced Indebtedness is recourse and the assets securing such Refinanced Indebtedness, in each case as of the time of such refinancing, refunding, renewal or extension. In addition, in connection with the incurrence of any such Refinancing Indebtedness the Borrower shall have delivered to the Administrative Agent a certificate from an Authorized Signatory of the Borrower certifying that such Refinancing Indebtedness (i) complies with the requirements of clauses (a) through (e) of the prior sentence and (ii) either (A) does not have terms that, when taken as a whole, are more restrictive on the Borrower and its Restricted Subsidiaries than the Refinanced Indebtedness at the time of such refinancing, renewal, refunding or extension or (B) solely in the case of a refinancing of any Indebtedness incurred under Section 7.1(l), contains market terms (as determined by the Borrower in good faith as of the time of the incurrence of such Refinancing Indebtedness).

“Refinancing Series” shall mean all Other Term Loans or Other Term Loan Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Other Term Loans or Other Term Loan Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same Effective Yield and amortization schedule.

“Register” shall have the meaning ascribed thereto in Section 11.5(c).

“Reinstated Letter of Credit” shall have the meaning ascribed thereto in Section 2.13(i)(v).

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

“Relevant Governmental Body” shall have the meaning ascribed thereto in Section 10.6.

“Relevant Municipal Party” shall mean with respect to any Tax Advantaged Transaction, the United States Governmental Authority that is party to such transaction and, if applicable, shall include any trustee with respect to such transaction.

“Reportable Event” shall mean, with respect to any Plan, an event described in Section 4043(c) of ERISA, other than those events as to which the 30 day notice period is waived.

“Request for Advance” shall mean a certificate designated as a “Request for Advance,” signed by an Authorized Signatory of the Borrower requesting an Advance, Continuation or Conversion hereunder, which shall be in substantially the form of Exhibit D attached hereto, and shall, among other things, (i) specify the date of such Advance, Continuation or Conversion, which shall be a Business Day, the amount and type of Advance (LIBOR or Base Rate in the case of Term C Loans or Term SOFR or Base Rate in all other cases), and, with respect to LIBOR Advances or Term SOFR Advances, the Interest Period selected by the Borrower, (ii) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default or Event of Default and (iii) designate the amount and Class of the Initial Revolving Loans, Swingline Loans, Term Loans, Other Revolving Loans and Additional Revolving Loans, as applicable, being drawn, Continued or Converted, as applicable.

“Request for Issuance of Letter of Credit” shall mean any application or other documents signed by an Authorized Signatory of the Borrower requesting that the Issuing Bank issue a Letter of Credit hereunder, which application or other documents shall be in such form as may be approved from time to time by the Issuing Bank and shall, among other things, specify (a) the stated amount of the Letter of Credit, (b) the effective date for the issuance of the Letter of Credit (which shall be a Business Day), (c) the date on which the Letter of Credit is to expire (which shall be a Business Day), (d) the Person for whose benefit such Letter of Credit is to be issued, and (e) other relevant terms of such Letter of Credit.

“Required Additional Revolving Lenders” shall mean, at any time, the Lenders holding more than fifty percent (50%) of the then aggregate Additional Revolving Loan Commitments, or, if no Additional Revolving Loan Commitments are then outstanding, the Lenders holding more than fifty percent (50%) of the aggregate unpaid principal amount of the Additional Revolving Loans then outstanding; provided that the Additional Revolving Loan Commitment of, and the portion of the Additional Revolving Loans, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Additional Revolving Lenders; provided further, that if at any time any one Lender holds fifty percent (50%) or more of the Additional Revolving Loan Commitments or fifty percent (50%) or more of the then outstanding Additional Revolving Loans, Required Additional Revolving Lenders shall require at least two (2) such Lenders.

“Required Initial Revolving Lenders” shall mean, at any time, the Lenders holding more than fifty percent (50%) of the then aggregate Initial Revolving Loan Commitments, or, if no Initial Revolving Loan Commitments are then outstanding, the Lenders holding more than fifty percent (50%) of the aggregate unpaid principal amount of the Initial Revolving Loans and participations in any Swingline Loans and Letter of Credit Obligations then outstanding; provided that the Initial Revolving Loan Commitment of, and the portion of the Initial Revolving Loans and participations in any Swingline Loans and Letter of Credit Obligations, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Initial Revolving Lenders; provided further, that if at any time any one Lender holds fifty percent (50%) or more of the Initial Revolving Loan Commitments or fifty percent (50%) or more of the then outstanding Initial Revolving Loans and participations (or other credit exposure) in outstanding Swingline Loans and Letter of Credit Obligations, Required Initial Revolving Lenders shall require at least two (2) such Lenders.

“Required Lenders” shall mean, at any time, the Lenders holding more than fifty percent (50%) of the sum of (a) the aggregate amount of the Initial Revolving Loan Commitments or, if no Initial Revolving Loan Commitments are then outstanding, the aggregate unpaid principal amount of the Initial Revolving Loans and participations in any Swingline Loans and Letter of Credit Obligations then outstanding plus (b) if applicable, the aggregate amount of the Additional Revolving Loan Commitments or, if no Additional Revolving Loan Commitments are then outstanding, the aggregate unpaid principal amount of the Additional Revolving Loans then outstanding plus (c) the aggregate outstanding principal amount of the Term Loans, as applicable; provided that the Initial Revolving Loan Commitment and, if applicable, the Additional Revolving Loan Commitment of, and the portion of the Loans and participations in any Swingline Loans and Letter of Credit Obligations, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” shall mean, at any time, the Lenders holding more than fifty percent (50%) of the sum of (a) the aggregate amount of Initial Revolving Loan Commitments or, if no Initial Revolving Loan Commitments are then outstanding, the aggregate unpaid principal amount of the Initial Revolving Loans then outstanding and participations (or other credit exposure) in Swingline Loans and Letter of Credit Obligations then outstanding plus (b) if applicable, the aggregate amount of the Additional Revolving Loan Commitments or, if no Additional Revolving Loan Commitments are then outstanding, the aggregate unpaid principal amount of the Additional Revolving Loans then outstanding; provided that the Initial Revolving Loan Commitment and, if applicable, the Additional Revolving Loan Commitment of, and the portion of the Loans, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders; provided further, that if at any time any one Lender holds fifty percent (50%) or more of the Initial Revolving Loan Commitments and, if applicable, the Additional Revolving Loan Commitments or fifty percent (50%) or more of the then outstanding Initial Revolving Loans and participations (or other credit exposure) in outstanding Swingline Loans and Letter of Credit Obligations, and, if applicable, the then outstanding Additional Revolving Loans, Required Revolving Lenders shall require at least two (2) such Lenders.

“Required Term C Lenders” shall mean, at any time, the Lenders holding more than fifty percent (50%) of the aggregate outstanding principal amount of the Term C Loans; provided that the Term C Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term C Lenders.

“Required Term D Lenders” shall mean, at any time, the Lenders holding more than fifty percent (50%) of the aggregate outstanding principal amount of the Term D Loans; provided that the Term D Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term D Lenders.

“Required Term E Lenders” shall mean, at any time, the Lenders holding more than fifty percent (50%) of the aggregate outstanding principal amount of the Term E Loans; provided that the Term E Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term E Lenders.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restatement Agreement” shall mean that certain Third Restatement Agreement, dated as of December 1, 2021, executed in connection with this Agreement.

“Restatement Arrangers” shall mean, collectively, Wells Fargo Securities, LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., Regions Capital Markets, a division of Regions Bank and Truist Securities, Inc.

“Restatement Effective Date” shall mean December 1, 2021.

“Restricted Payment” shall mean (a) any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any of its Restricted Subsidiaries) on account of any Capital Stock of the Borrower or any of its Restricted Subsidiaries (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of such Person and splits thereof), (b) any payment (including any prepayment or installment payment) of principal of, or interest on, or payment into a sinking fund for the retirement of, or any defeasance of Subordinated Indebtedness of the Borrower and its Restricted Subsidiaries or Junior Securities, or any loan advance, release or forgiveness of Indebtedness by the Borrower or any of its Restricted Subsidiaries to any partner, shareholder or Affiliate (other than to the Borrower or any of its Restricted Subsidiaries) of any such Person, (c) any management, consulting or similar fees, or any interest thereon, payable by the Borrower or any of its Restricted Subsidiaries to any of their respective Affiliates (other than such fees and interest payable to the Borrower or any of its Restricted Subsidiaries) or (d) any direct or indirect purchase, redemption, or other acquisition or retirement (or payment into a sinking fund for the purchase, redemption, acquisition or retirement) of any Capital Stock of the Borrower or any of its Restricted Subsidiaries, including, without limitation, any warrants or other rights or options to acquire shares of Capital Stock of the Borrower or of any of its Restricted Subsidiaries.

“Restricted Subsidiary” shall mean any Subsidiary that has not been designated as an Unrestricted Subsidiary in accordance with this Agreement (including, without limitation, Section 5.13).

“Revolving Commitment Fees” shall have the meaning ascribed thereto in Section 2.4(a).

“Revolving Loan Commitments” shall mean, collectively, the Initial Revolving Loan Commitments and, if applicable, the Additional Revolving Loan Commitments and the Other Revolving Loan Commitments.

~~“Revolving Loans~~” ~~shall mean, collectively, the Initial Revolving Loans and, if applicable, the Additional Revolving Loans and the Other Revolving Loans.~~

“Revolving Loan Notes” shall mean, collectively, those promissory notes issued to each Lender requesting a note pursuant to Section 2.7 by the Borrower with respect to the Initial Revolving Loan Commitment or, if applicable, Additional Revolving Loan Commitment or Other Revolving Loan Commitment, as applicable, of such Lender, each one substantially in the form of Exhibit E-1 attached hereto, any other promissory note issued by the Borrower to evidence the Initial Revolving Loans and Initial Revolving Loan Commitments or Additional Revolving Loans and Additional Revolving Loan Commitments or Other Revolving Loans or Other Revolving Loan Commitments, as the case may be, of any Lender requesting such note pursuant to this Agreement, and any extensions, renewals or amendments to, or replacements of, any of the foregoing.

“Revolving Loans” shall mean, collectively, the Initial Revolving Loans and, if applicable, the Additional Revolving Loans and the Other Revolving Loans.

“S&P” shall mean S&P Global Ratings, a division of S&P Global Inc. and any successor thereto.

“Sanctioned Country” shall mean at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, as of the Restatement Effective Date, Cuba, Iran, North Korea, Syria, Venezuela and Crimea).

“Sanctioned Person” shall mean (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the United States Department of State, the United Nations Security Council, the European Union (or any participating member state thereof), His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b) above, including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels, planes and ships, that are designated under any Sanctions program.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States government (including those administered by OFAC), the European Union (or any participating member state thereof), His Majesty’s Treasury, or other relevant sanctions authority.

“Second Amended and Restated Credit Agreement” shall have the meaning ascribed thereto in the Statement of Purpose hereof

“Second Amendment” shall mean that certain Second Amendment to Credit Agreement dated as of the Second Amendment Effective Date among the Borrower, the Lenders party thereto, the Subsidiary Guarantors and the Administrative Agent.

“Second Amendment Effective Date” shall mean February 16, 2024.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement between or among any Credit Party and any Cash Management Bank.

“Secured Hedge Agreement” shall mean any Hedge Agreement between or among any Credit Party and any Hedge Bank.

“Secured Leverage Ratio” shall mean, subject to Sections 1.4 and 1.10, the ratio of (a) as of any date of determination, the difference between (i) total amount of Indebtedness of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis, as of such date, that is secured by a Lien on any asset or property of the Borrower or any of its Restricted Subsidiaries (excluding any Indebtedness of the type described in clause (b) of the definition of Obligations and any Indebtedness of the type described in clause (f) of the definition of Indebtedness to the extent that such obligations do not appear on the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP, in each case from the amount determined pursuant to this clause (a)(i)) minus (ii) the aggregate amount of Unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries then on hand (other than the proceeds of Indebtedness incurred substantially concurrently with the determination of such amount) to (b) Operating Cash Flow for the then applicable Reference Period divided by two (2).

“Secured Parties” shall mean, collectively, (a) the Administrative Agent, (b) the Lenders, (c) each Hedge Bank, (d) each Cash Management Bank and (e) the Issuing Bank.

“Securitization Assets” shall mean any accounts receivable, real estate asset, mortgage receivables or related assets, in each case subject to a Securitization Facility.

“Securitization Facility” shall mean any of one or more securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Borrower or any of its Restricted Subsidiaries sells, assigns, transfers or pledges its Securitization Assets to either (a) a Person that is not the Borrower or a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells Securitization Assets to a Person that is not the Borrower or a Restricted Subsidiary.

“Securitization Fees” shall mean customary distributions or payments made directly or by means of discounts with respect to any Securitization Assets or participation interest therein issued or sold in connection with, and other customary fees paid to a person that is not the Borrower or a Restricted Subsidiary in connection with, any Qualified Securitization Financing.

“Securitization Repurchase Obligation” shall mean any customary obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” shall mean any Subsidiary in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto, and

(a)          no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(1)          is guaranteed by any Credit Party (excluding unsecured guarantees of obligations pursuant to Standard Securitization Undertakings);

(2)          is recourse to or obligates any Credit Party in any way other than pursuant to unsecured guarantees of Standard Securitization Undertakings, or

(3)          is secured by any property or asset of any Credit Party, directly or indirectly, contingently or otherwise, for the satisfaction thereof;

(b)          with which no Credit Party has any material contract, agreement, arrangement or understanding other than those entered into in connection with Qualified Securitization Financings that are on terms which the Borrower reasonably believes to be no less favorable to such Credit Party than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, and

(c)          to which no Credit Party has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results other than pursuant to unsecured guarantees of Standard Securitization Undertakings.

“Security Documents” shall mean, collectively, the Collateral Agreement, the Subsidiary Guaranty, any parent guaranty, any intercreditor agreement entered into in connection with the incurrence of any Indebtedness permitted under this Agreement and any other agreement or instrument providing for the guarantee of or Collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements and documents related thereto or to this Agreement, and providing the Administrative Agent, for the benefit of the Secured Parties, with Collateral for the Obligations.

“Security Interest” shall mean, collectively, all Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, created hereunder or under any of the Security Documents to secure the Obligations.

“Senior Notes” shall mean, collectively, the Borrower’s (a) the 2026 Notes, (b) the 2027 Notes, (c) the 2030 Notes and (d) the New Notes.

“Shared Services Agreement” shall mean a shared services arrangement or other similar arrangement pursuant to which two Persons (who are not Affiliates of each other) owning separate television broadcast stations agree to share the costs of certain services and procurements which they individually require in connection with the ownership and operation of one television broadcast station, whether through the form of joint or cooperative buying arrangements or the performance of certain functions relating to the operation of one television broadcast station by employees of the owner and operator of the other television broadcast station, including, but not limited to, the co-location of the studio, non-managerial administrative and/or master control and technical facilities of such television broadcast station and/or the sharing of maintenance, security and other services relating to such facilities.

“Sharing Arrangement” shall mean any Station Servicing Arrangement or Station Sharing Arrangement.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Specified Servicing Amendment” shall mean, any amendment, waiver, modification or other change to any agreement or instrument in respect of a Specified Servicing Arrangement.

“Specified Servicing Arrangement” shall mean, any Station Servicing Arrangement with respect to a television broadcast station, the acquisition of which television broadcast station was financed with the proceeds of Indebtedness that is (a) provided by one or more of the Lenders with an Initial Revolving Loan Commitment, an Additional Revolving Loan Commitment or an Other Revolving Loan Commitment and (b) not Guaranteed by the Credit Parties.

“Specified Servicing Provider Sale” shall mean, any Asset Sale of (a) the Capital Stock of, or any of the assets or properties of, the Borrower or any Restricted Subsidiary that provides services or has obtained the right to provide programming to, or sell advertising availabilities on, a television broadcast station of another Person under a Specified Servicing Arrangement or (b) the FCC License or any of the assets or properties of the Station identified as the “service provider station” (or any similar or equivalent term or designation) in any agreement or instrument in respect of a Specified Servicing Arrangement.

“Specified Transaction Costs and Expenses” shall mean (a) reasonable and customary transaction costs (including without limitation, all reasonable and customary fees and expenses of attorneys, accountants and other consultants, all reasonable and customary investment banking, underwriting or placement agent or similar fees, and reasonable and customary fees and expenses of any trustee, registrar or transfer agent) to the extent incurred and paid in cash in connection with and directly related to (i) this Agreement (including all such amounts incurred in connection with the granting of Liens on Collateral pursuant to the terms hereof) and all such amounts incurred in connection with any amendment, modification, consent or waiver in respect thereof (in each case, whether or not successful) and (ii) Acquisitions, Investments, Asset Sales, incurrences or repayments (excluding premiums, make whole or penalty payments) of Indebtedness and Equity Issuances (in each case, whether or not successful) and (b) any premiums, make whole or penalty payments in connection with the repayment of Indebtedness, in the case of each of clauses (a) and (b), paid or otherwise recognized prior to the date that is six (6) months after the completion or abandonment of the applicable transaction.

“Spectrum Tender” shall mean the entry by the Borrower or any of its Restricted Subsidiaries into any agreement or arrangement alienating, relinquishing, surrendering or otherwise transferring the right to use all or a material portion of the spectrum associated with any FCC License of any Station (including, without limitation, pursuant to an auction of such spectrum, conducted by a Governmental Authority, but excluding any involuntary reorganization of such spectrum by the FCC pursuant to 47 U.S.C. §1452(b)).

“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a securitization financing, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Station” shall mean, collectively (a) each of the television stations owned and operated by the Borrower and its Restricted Subsidiaries on the Restatement Effective Date (after giving effect to the Transactions occurring on the Restatement Effective Date) as set forth in Schedule 2 attached hereto and (b) any television station acquired after the Restatement Effective Date by the Borrower or any of its Restricted Subsidiaries in accordance herewith.

“Station Servicing Arrangement” shall mean any arrangement or transaction evidenced by any Joint Sales Agreement, Local Marketing Agreement, Shared Services Agreement or similar agreement or instrument under which the Borrower or any of its Restricted Subsidiaries provides services or obtains the right to provide programming to, or sells advertising availabilities on, a television broadcast station of another Person (other than the Borrower or any of its Restricted Subsidiaries).

“Station Sharing Arrangement” shall mean any arrangement or transaction evidenced by any Joint Sales Agreement, Local Marketing Agreement, Shared Services Agreement or similar agreement or instrument under which a Person, other than the Borrower or any of its Restricted Subsidiaries, provides services or obtains the right to provide programming to, or sells advertising availabilities on, a Station.

“Subordinated Indebtedness” shall mean, as of any date, any Indebtedness of the Borrower and its Restricted Subsidiaries the repayment of which is subordinated in right of payment to the Loan Obligations pursuant to a subordination agreement in form and substance satisfactory to the Administrative Agent, in each case, as of such date.

“Subsidiary” shall mean, as applied to any Person, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. “Subsidiaries” as used herein shall mean the Subsidiaries of the Borrower unless otherwise specified.

“Subsidiary Guarantors” shall mean, subject to Section 5.20, each Restricted Subsidiary (other than any Immaterial Subsidiary or Securitization Subsidiary) identified as a “Subsidiary Guarantor” on Schedule 4 on the Restatement Effective Date and each Restricted Subsidiary that becomes a guarantor pursuant to Section 5.13 or Section 5.20, as applicable.

“Subsidiary Guaranty” shall mean that certain Third Amended and Restated Guaranty Agreement dated as of the Restatement Effective Date, in favor of the Administrative Agent and the Secured Parties, given by the Subsidiary Guarantors, substantially in the form of Exhibit F attached hereto, as reaffirmed, amended, restated, supplemented or otherwise modified from time to time.

“Suspension Period” shall mean any time during which no Initial Revolving Loans, Swingline Loans, Additional Revolving Loans, Other Revolving Loans or Letters of Credit are then outstanding (other than (a) undrawn Letters of Credit in an aggregate amount of up to $50,000,000 and (b) Letters of Credit which have been Cash Collateralized in a manner and on terms and pursuant to documentation that, in each case, is reasonably satisfactory to each of the Administrative Agent and the Issuing Bank).

“Swap Obligation” shall mean, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean the lesser of (a) $5,000,000 and (b) the Initial Revolving Loan Commitment.

“Swingline Lender” shall mean Wells Fargo in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Loan” shall mean, collectively, those amounts advanced by the Swingline Lender to the Borrower under the Swingline Commitment.

“Swingline Note” shall mean a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit E-4, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Tax Advantaged Transactions” shall mean a transaction between the Borrower or any of its Restricted Subsidiaries, on the one hand, and a Relevant Municipal Party, on the other hand, entered into in consideration of a reduction of certain of the Borrower’s or such Restricted Subsidiary’s tax liabilities through (i) the issuance by such Relevant Municipal Party of industrial revenue or development bonds or other similar securities, (ii) the transfer to such Relevant Municipal Party of title to certain specific real property, equipment or other related assets of the Borrower or such Restricted Subsidiary, (iii) the granting to such Relevant Municipal Parties of Liens on certain specific real property, equipment or other related assets of the Borrower or such Restricted Subsidiary, (iv) the sale to and leaseback from such Relevant Municipal Party of certain specific real property, equipment or other related assets of the Borrower or such Restricted Subsidiary or (v) any combination of the foregoing or through arrangements similar thereto, in each case so long as the Borrower or such Restricted Subsidiary (or its applicable designee or any assignee of its rights under such transaction, including any collateral assignee) (A) may upon not more than one hundred twenty (120) days’ notice (but without any requirement for any further action) obtain title from such Relevant Municipal Party to such real property, equipment or other assets free and clear of any Liens (other than Permitted Liens (excluding any Liens permitted by clause (k) of the definition of Permitted Liens)) by paying a nominal fee or the amount of any taxes (or any portion thereof) that would have otherwise been due and payable had such transaction not been terminated, by canceling issued bonds, if any, or otherwise terminating or unwinding such transaction, as the case may be, and (B) in no event shall be liable (including though the payment of fees, penalties or other amounts), in connection therewith for any amount in excess of the amount by which such transaction has reduced tax liabilities of the Borrower and its Restricted Subsidiaries.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Term B-2 Loan” shall mean the term loan advanced to the Borrower on February 7, 2017 in accordance with Section 2.1(b).

“Term C Loan” shall mean the term loan advanced to the Borrower on January 2, 2019 in accordance with Section 2.1(b) and not exchanged for Term E Loans pursuant to the First Amendment.

“Term C Loan Maturity Date” shall mean the earlier to occur of (a) January 2, 2026, or (b) such date as payment of the Term C Loan shall be due (whether by acceleration or otherwise).

“Term D Loan” shall mean the term loan advanced to the Borrower on the Restatement Effective Date in accordance with Section 2.1(b) and the Restatement Agreement.

“Term D Loan Commitment” shall mean (a) as to any Lender, the several obligation of such Lender to advance to the Borrower its respective portion of the Term D Loan, in accordance with its respective Term D Loan Commitment Ratio and (b) as to all Lenders, the aggregate commitments of such Lenders to make Term D Loans. The aggregate Term D Loan Commitment of all the Lenders is $1,500,000,000 as of the Restatement Effective Date. The Term D Loan Commitment of each Lender as of the Restatement Effective Date is set forth on Annex D to the Restatement Agreement.

“Term D Loan Commitment Ratio” shall mean, with respect to any Lender, the percentage equivalent of the ratio which such Lender’s unfunded Term D Loan Commitment bears to the aggregate Term D Loan Commitments of all Lenders.

“Term D Loan Maturity Date” shall mean the earlier to occur of (a) December 1, 2028, or (b) such date as payment of the Term D Loan shall be due (whether by acceleration or otherwise).

“Term E Loan” shall mean the term loan issued on the First Amendment Effective Date pursuant to a cashless settlement in exchange for certain Term C Loans outstanding prior to the First Amendment Effective Date.

“Term E Loan Maturity Date” shall mean the earlier to occur of (a) January 2, 2026, or (b) such date as payment of the Term E Loan shall be due (whether by acceleration or otherwise).

“Term Loan Notes” shall mean, collectively, those promissory notes issued to each Lender requesting a note pursuant to Section 2.7 by the Borrower with respect to a Class of Term Loans of such Lender, each one substantially in the form of Exhibit E-2 hereto, any other promissory note issued by the Borrower to evidence any Class of Term Loan of any Lender requesting such note pursuant to this Agreement, and any extensions, renewals, or amendments to, or replacements of, any of the foregoing.

“Term Loans” shall mean the collective reference to (a) the Term B-2 Loans, (b) the Term C Loans, (c) the Term D Loans, (d) the Term E Loans and (e) if applicable, any Incremental Term Loans, any Extended Term Loans and any Other Term Loans, as the context may require, and “Term Loan” shall mean any of such Term Loans.

“Term SOFR” shall mean,

(a)    for any calculation with respect to a Term SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)    for any calculation with respect to a Base Rate Advance with respect to a Loan other than a Term C Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” shall mean, for any calculation with respect to a Base Rate Advance determined pursuant to clause (b)(iii) of the definition of Base Rate or a Term SOFR Advance, a percentage per annum as set forth below for the applicable type of such Advance and (if applicable) Interest Period therefor:

Base Rate Advances:

0.11448%

Term SOFR Advances:

Interest Period	Percentage
One month	0.11448%
Three months	0.26161%
Six months	0.42826%

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Advance” shall mean an Advance which the Borrower requests to be made as, Continued as or Converted to a Term SOFR Advance in accordance with the provisions of Section 2.2, and which shall be in a principal amount of at least $1,000,000 and in an integral multiple of $1,000,000.

“Term SOFR Basis” shall mean a simple per annum interest rate equal to the sum of (a) Adjusted Term SOFR, plus (b) the Applicable Margin. The Term SOFR Basis shall apply to Interest Periods of one (1), three (3), and six (6) months and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Applicable Margin as adjusted pursuant to Section 2.3(f). The Term SOFR Basis for any Term SOFR Advance shall be adjusted as of the effective date of any change in the Applicable Margin.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Transactions” shall mean, collectively, (a) the Project Matrix Acquisition, (b) the refinancing of existing Indebtedness of the Project Matrix Targets on the Restatement Effective Date, (c) the entry into the credit facility established by this Agreement, (d) the issuance of the New Notes and (e) the payment of premiums, fees and expenses incurred in connection with the transactions described in clauses (a) through (d) of this definition.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall have the meaning ascribed thereto in Section 10.6.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of New York.

“United States” shall mean the United States of America.

“Unrestricted” shall mean, when referring to cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries, that such cash and Cash Equivalents (a) do not appear or would not be required to appear as “restricted” on the financial statements of the Borrower or any such Restricted Subsidiary (unless related to the Loan Documents or the Liens created thereunder), (b) are not subject to a Lien in favor of any Person other than the Administrative Agent under the Loan Documents, (c) are assets of the Borrower or a Restricted Subsidiary that is a Domestic Subsidiary and are held in bank accounts or securities accounts located in the United States or (d) are not otherwise unavailable to the Borrower or such Restricted Subsidiary.

“Unrestricted Subsidiary” shall mean any Subsidiary (a) existing on the Restatement Effective Date that is identified as an “Unrestricted Subsidiary” on Schedule 4 or (b) formed or acquired after the Restatement Effective Date that is designated as such by the board of directors of the Borrower in accordance with Section 5.13 and each Subsidiary of such designated Subsidiary, in each case, until such Person ceases to be an Unrestricted Subsidiary of the Borrower in accordance with Section 5.13 or ceases to be a Subsidiary of the Borrower.

“Upstream Dividends” shall have the meaning ascribed thereto in Section 7.10.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.2 and 2.6, in each case, such day is also a Business Day.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning ascribed thereto in Section 2.12(g).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness, in each case of clauses (a) and (b), without giving effect to the application of any prior prepayment to such installment, sinking fund, serial maturity or other required payment of principal.

“Wells Fargo” shall mean Wells Fargo Bank, National Association, a national banking association, and any successor thereto.

“Withholding Agent” shall mean the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2    Interpretation. Except where otherwise specifically restricted, reference to a party to this Agreement or any other Loan Document includes that party and its successors and assigns. All capitalized terms used herein which are defined in Article 9 of the Uniform Commercial Code on the Restatement Effective Date and which are not otherwise defined herein shall have the same meanings herein as set forth therein. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural and vice versa. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

Section 1.3    Cross References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause in such Article, Section or definition.

Section 1.4    Accounting Provisions.

(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 6.2, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, (i) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded, (ii) all references herein to consolidated financial statements of the Borrower and its Subsidiaries or the Borrower and its Restricted Subsidiaries or to the determination of any amount or calculation for the Borrower and its Subsidiaries or the Borrower and its Restricted Subsidiaries that is to be provided, made or determined on a consolidated basis (or any similar reference) shall, in each case, be deemed to exclude each Excluded VIE (and the Indebtedness and results of operations thereof) notwithstanding that the Borrower is required or permitted to consolidate such Excluded VIE pursuant to FASB ASC 810 or any similar accounting principle having the effect of requiring or permitting the consolidation of any variable interest entity and (iii) there shall be excluded from any financial calculations hereunder or under any other Loan Document (A) the net income, cash and Cash Equivalents and assets of any Unrestricted Subsidiary, Excluded VIE or Qualified Joint Venture, except to the extent that such net income or cash is actually paid in cash, or such Cash Equivalents or assets are actually distributed, to the Borrower or any of its Restricted Subsidiaries (that is not also a Qualified Joint Venture) by dividend or other distribution prior to such date (including, without limitation (but without duplication), in the form of fees paid in connection with a Station Servicing Arrangement) and (B) any Indebtedness of a Qualified Joint Venture unless and until the net income of such Qualified Joint Venture is included pursuant to clause (iii)(A) of this Section 1.4(a).

(b)    If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the generality of the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements of the Borrower with respect to the fiscal year ended December 31, 2015 for all purposes, notwithstanding any change in GAAP relating thereto (provided that, in connection with all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such accounting change, upon the request of the Administrative Agent, the Borrower shall provide to the Administrative Agent a summary of the aggregate adjustments in a form reasonably acceptable to the Administrative Agent to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change, which schedule may be included in the Officer’s Compliance Certificate).

Section 1.5    Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.6    References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including, without limitation, Anti-Corruption Laws, Anti-Money Laundering Laws, the Code, the Commodity Exchange Act, ERISA, the Securities Exchange Act of 1934, the Act, the Uniform Commercial Code, the Investment Company Act of 1940, or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.7    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.8    Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Request for Issuance of Letter of Credit therefor (at the time specified therefor in such applicable Letter of Credit or Request for Issuance of Letter of Credit and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

Section 1.9    Guaranty. Unless otherwise specified, the amount of any Guaranty shall be the lesser of (a) the stated or determinable amount of the primary obligations guaranteed and still outstanding and (b) the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable in which case the amount of such Guaranty shall be the guaranteeing person’s anticipated liability in respect thereof as determined by such person in good faith.

Section 1.10    Limited Condition Acquisition. In the event that the Borrower notifies the Administrative Agent in writing that any proposed Acquisition is a Limited Condition Acquisition and that the Borrower wishes to test the conditions to such Acquisition and the availability of the Indebtedness incurred in connection with such Acquisition in accordance with this Section, then the following provisions shall apply:

(a)    any condition to such Acquisition or such Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Acquisition or the incurrence of such Indebtedness (including, without limitation, Section 3.2 hereof), shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Acquisition and (ii) no Event of Default under any of Sections 8.1(b), 8.1(g) or 8.1(h) shall have occurred and be continuing both before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith (including such additional Indebtedness);

(b)    any condition to such Acquisition or such Indebtedness that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of such Acquisition or the incurrence of such Indebtedness (including, without limitation, Section 3.2 hereof) shall be subject to customary “SunGard” or other customary applicable “certain funds” conditionality provisions (including, without limitation, a condition that the representations and warranties under the relevant agreements relating to such Limited Condition Acquisition as are material to the lenders providing such Indebtedness shall be true and correct, but only to the extent that the Borrower or its applicable Subsidiary has the right to terminate its obligations under such agreement as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct), so long as all representations and warranties in this Agreement and the other Loan Documents are true and correct at the time of execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Acquisition;

(c)    any financial ratio test or condition to such Acquisition or the incurrence of such Indebtedness, may upon the written election of the Borrower delivered to the Administrative Agent prior to the execution of the definitive agreement for such Acquisition, be tested either (i) upon the execution of the definitive agreement with respect to such Limited Condition Acquisition or (ii) upon the consummation of the Limited Condition Acquisition and related incurrence of Indebtedness, in each case, after giving effect to the relevant Limited Condition Acquisition and related incurrence of Indebtedness, on a pro forma basis; provided that the failure to deliver a notice under this Section 1.10(c) prior to the date of execution of the definitive agreement for such Limited Condition Acquisition shall be deemed an election to test the applicable financial ratio under subclause (ii) of this Section 1.10(c); and

(d)    if the Borrower has made an election with respect to any Limited Condition Acquisition to test a financial ratio test or condition at the time specified in clause (c)(i) of this Section, then in connection with any subsequent calculation of any ratio or basket during the period commencing on the relevant date of execution of the definitive agreement with respect to such Limited Condition Acquisition until the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition (such period, the “LCA Period”), any such ratio or basket shall be calculated during such LCA Period as follows:

(x)         except for those calculations specifically described in clauses (y) and (z) below, on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated;

(y)         solely for purposes of determining whether the Borrower or any of its Restricted Subsidiaries may make a Restricted Payment or Investment during the LCA Period both (1) in accordance with clause (x) above and (2) assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated; and

(z)          solely for purposes of determining the Applicable Margin or compliance with the covenant in Section 7.7, such Limited Condition Acquisition and any Indebtedness incurred in connection therewith shall not be taken into account until such Limited Condition Acquisition is consummated.

The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Acquisitions such that each of the possible scenarios is separately tested. For the avoidance of doubt, any election (or any portion thereof) made pursuant to this Section may be rescinded by the Borrower prior to the consummation of such Acquisition or incurrence of such Indebtedness and in such case the conditions applicable to such rescission shall be tested without giving effect to this Section 1.10.

Section 1.11    EAT Transactions.

(a)    Any election by the Borrower to treat an Investment in an EAT Subsidiary as a Permitted Acquisition shall be conditioned upon the satisfaction of the requirements of the definition of Permitted Acquisition on the date of such Investment as if the Investment, the related exchange and the related EAT Completion Event were all being made directly as an Acquisition by the Borrower or a Restricted Subsidiary on such date.

(b)    Notwithstanding any election to treat an Investment in an EAT Subsidiary as a Permitted Acquisition, if within the earlier of (i) 180 days and (ii) such shorter period as required by Applicable Law, including the Code (such earlier period, the “EAT Completion Period”) one of the following (each, an “EAT Completion Event”) has not occurred:

(A)          the subsequent acquisition by the Borrower or one of its Restricted Subsidiaries of all of the assets of the applicable EAT Subsidiary or Capital Stock issued by such EAT Subsidiary;

(B)          the subsequent merger, consolidation or amalgamation of the applicable EAT Subsidiary with and into the Borrower or a Restricted Subsidiary; or

(C)          the subsequent re-designation of the applicable EAT Subsidiary as a Restricted Subsidiary in accordance with Section 5.13,

then such Investment shall cease to be a Permitted Acquisition and the initial amount of such Investment less the amount repaid as provided above shall cease to be accounted for as a Permitted Acquisition and shall thereafter be deemed to have utilized the Available Amount as if originally made under Section 7.5(k).

Section 1.12    Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to LIBOR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 10.6, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, LIBOR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, any alternative, comparable, successor or replacement rate (including any then-current Benchmark or Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.13    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

ARTICLE 2
Loans and Letters of Credit

Section 2.1    The Loans.

(a)    Initial Revolving Loans. The Lenders with an Initial Revolving Loan Commitment agree, severally, in accordance with their respective Initial Revolving Loan Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement and the other Loan Documents to lend to the Borrower, prior to the Initial ~~Revolving-1~~Revolving-A Loan Maturity Date in the case of all Initial Revolving Lenders, and the Initial ~~Revolving-2~~Revolving-B Loan Maturity Date, in the case of the Initial ~~Revolving-2~~Revolving-B Lenders, amounts not at any one time outstanding to exceed, the aggregate of the Initial Revolving Loan Commitments of all the Lenders as then in effect less the aggregate amount of all Letter of Credit Obligations and Swingline Loans then outstanding. Subject to the terms and conditions hereof, the Borrower may from time to time (i) Convert a Base Rate Advance in the form of an Initial Revolving Loan into a Term SOFR Advance or a Term SOFR Advance in the form of an Initial Revolving Loan into a Base Rate Advance or (ii) Continue a Term SOFR Advance in the form of an Initial Revolving Loan as a Term SOFR Advance. For the avoidance of doubt, unless otherwise extended in accordance with the terms hereof, the Initial Revolving-A Loan Commitments shall terminate on the Initial Revolving-A Loan Maturity Date and all Initial Revolving Loan Commitments shall terminate on the Initial Revolving-B Loan Maturity Date.

(b)    Term Loans.

(i)         The Term B-2 Loan was lent the Borrower in two separate draws, the first of which occurred on February 7, 2017 in an aggregate principal amount of $556,437,500 and the second of which occurred on April 3, 2017 in an aggregate principal amount of $85,000,000. On or prior to the First Amendment Effective Date, the outstanding principal amount of the Term B-2 Loan was paid in full and as of the First Amendment Effective Date, the outstanding principal amount thereof is $0.

(ii)         The Term C Loan was lent the Borrower in a single draw on January 2, 2019. As of the First Amendment Effective Date, the outstanding principal amount of the Term C Loan is $0.

(iii)         The Lenders with a Term D Loan Commitment agree severally, in accordance with their respective Term D Loan Commitment Ratios, and not jointly, upon the terms and subject to the conditions of this Agreement and the other Loan Documents, to lend to the Borrower in a single draw on the Restatement Effective Date, in an aggregate principal amount not to exceed such Lender’s respective Term D Loan Commitment with respect to such draw. As of the First Amendment Effective Date, the outstanding principal amount of the Term D Loan is $1,485,000,000.

(iv)         The Term E Loan was issued pursuant to a cashless settlement on the First Amendment Effective Date in exchange for certain Term C Loans existing on such date. As of the First Amendment Effective Date, the outstanding principal amount of the Term E Loan is $1,189,500,000.

(v)         Subject to the terms and conditions hereof, the Borrower may from time to time (x) in the case of the Term C Loans, (1) Convert from a Base Rate Advance into a LIBOR Advance or from a LIBOR Advance into a Base Rate Advance; or (2) Continue a LIBOR Advance as a LIBOR Advance and (y) in all other cases (other than with respect to Swingline Loans), (1) Convert from a Base Rate Advance into a Term SOFR Advance or from a Term SOFR Advance into a Base Rate Advance; or (2) Continue a Term SOFR Advance as a Term SOFR Advance.

(c)    The Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Bank agrees to issue Letters of Credit for the account of the Borrower (for itself and on behalf of its Restricted Subsidiaries) pursuant to Section 2.13; provided that no Letter of Credit shall be issued in an amount exceeding the Available Letter of Credit Commitment determined immediately prior to giving effect to the issuance thereof.

(d)    Swingline Loans.

(i)    Subject to the terms and conditions of this Agreement, the Swingline Lender shall make Swingline Loans to the Borrower from time to time from the Restatement Effective Date through, but not including, the Initial ~~Revolving-2~~Revolving-B Loan Maturity Date; provided, that (A) such requested Swingline Loan shall not exceed the Available Revolving Loan Commitment and (B) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the Swingline Commitment.

(ii)    Swingline Loans shall be refunded by the Lenders with an Initial Revolving Loan Commitment on demand by the Swingline Lender. Such refundings shall be made by such Lenders in accordance with their respective Initial Revolving Loan Commitment Ratios and shall thereafter be reflected as Initial Revolving Loans of such Lenders on the books and records of the Administrative Agent. Each Lender with an Initial Revolving Loan Commitment shall fund its respective Initial Revolving Loan Commitment Ratio of Initial Revolving Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. on the next succeeding Business Day after such demand is made. No Lender’s obligation to fund its respective Initial Revolving Loan Commitment Ratio of a Swingline Loan shall be affected by any other Lender’s failure to fund its Initial Revolving Loan Commitment Ratio of a Swingline Loan, nor shall any Lender’s Initial Revolving Loan Commitment Ratio be increased as a result of any such failure of any other Lender to fund its Initial Revolving Loan Commitment Ratio of a Swingline Loan.

(iii)    The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders with an Initial Revolving Loan Commitment are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from such Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders with an Initial Revolving Loan Commitment in accordance with their respective Initial Revolving Loan Commitment Ratios (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 6.5 and which such Event of Default has not been waived by the Required Initial Revolving Lenders, the Required Lenders or the Lenders, as applicable).

(iv)    Each Lender with an Initial Revolving Loan Commitment acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article 3. Further, each such Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section, one of the events described in Section 8.1(g) or (h) shall have occurred, such Lender will, on the date the applicable Initial Revolving Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Initial Revolving Loan Commitment Ratio of the aggregate amount of such Swingline Loan. Each Lender with an Initial Revolving Loan Commitment will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender with an Initial Revolving Loan Commitment such Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).

(v)    Notwithstanding anything to the contrary contained in this Agreement, this Section 2.1(d) shall be subject to the terms and conditions of Sections 2.15 and 2.16.

Section 2.2    Manner of Borrowing and Disbursement.

(a)    Choice of Interest Rate, Etc. Any (i) Advance in the form of a Term C Loan shall, at the option of the Borrower, be made as a Base Rate Advance or a LIBOR Advance, (ii) Advance in the form of an Initial Revolving Loan, a Term D Loan or a Term E Loan shall, at the option of the Borrower, be made as a Base Rate Advance or a Term SOFR Advance and (iii) Advance in the form of a Swingline Loan shall be made only as a Base Rate Advance; provided, however, that at such time as there shall have occurred and be continuing a Default or Event of Default hereunder, the Borrower shall not have the right to receive, Convert an Advance to, or Continue an Advance as, a LIBOR Advance or a Term SOFR Advance. Any notice given to the Administrative Agent in connection with a Request for Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. on any Business Day (or U.S. Government Securities Business Day, as applicable) in order for such Business Day to count toward the minimum number of Business Days (or U.S. Government Securities Business Days, as applicable) required.

(b)    Base Rate Advances.

(i)    Advances; Conversion. The Borrower shall give the Administrative Agent, (A) in the case of a request for a Base Rate Advance, irrevocable telephonic notice on the date of such Advance, (B) in the case of a request to Convert a Base Rate Advance in the form of a Term C Loan to a LIBOR Advance, at least three (3) Business Days’ and (C) in the case of a request to Convert a Base Rate Advance (other than an Advance in the form of a Term C Loan or a Swingline Loan) to a Term SOFR Advance, at least three (3) U.S. Government Securities Business Days’ irrevocable prior telephonic notice, in each case, followed immediately by a Request for Advance; provided, however, that, in each case above, the Borrower’s failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

(ii)    Repayments and Reborrowings. Subject to Section 2.1, the Borrower may repay or prepay a Base Rate Advance without regard to its Payment Date and, (A) upon irrevocable telephonic notice on the date of such repayment or prepayment, as applicable, followed immediately by a Request for Advance, reborrow all or a portion of the principal amount of any Initial Revolving Loans and/or Swingline Loans previously repaid or prepaid as a Base Rate Advance, (B) upon at least three (3) Business Days’ (in the case of LIBOR Advances) or U.S. Government Securities Business Days’ (in the case of Term SOFR Advances), as applicable, irrevocable prior telephonic notice followed immediately by a Request for Advance, reborrow all or a portion of the principal of any Initial Revolving Loan previously repaid or prepaid as one or more LIBOR Advances or Term SOFR Advances, as applicable or (C) not reborrow all or any portion of such Base Rate Advance. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed. The failure to give timely notice hereunder with respect to the Payment Date of any Base Rate Advance shall be considered a request for a Base Rate Advance.

(c)    LIBOR and Term SOFR Advances.

(i)    Advances. Upon request, the Administrative Agent, whose determination in absence of manifest error shall be conclusive, shall determine the available LIBOR Basis or Term SOFR Basis, as applicable, and shall notify the Borrower of such LIBOR Basis or Term SOFR Basis, as applicable. The Borrower shall give the Administrative Agent (A) in the case of LIBOR Advances, at least three (3) Business Days’ and (B) in the case of Term SOFR Advances, at least three (3) U.S. Government Securities Business Days’ irrevocable prior telephonic notice followed immediately by a Request for Advance; provided, however, that, in each case above, the Borrower’s failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

(ii)    Repayments; Conversion; Continuation. Subject to Section 2.1, at least (A) three (3) Business Days prior to the last Business Day of each Interest Period for each LIBOR Advance and (B) three (3) U.S. Government Securities Business Days prior to the last Business Day of each Interest Period for each Term SOFR Advance, the Borrower shall give the Administrative Agent telephonic notice followed immediately by a Request for Advance specifying whether all or a portion of such LIBOR Advance or Term SOFR Advance, as applicable, (A) is to be Continued in whole or in part as one or more LIBOR Advances or Term SOFR Advances, (B) is to be Converted in whole or in part to a Base Rate Advance (other than a Swingline Loan), or (C) is to be repaid and not Continued or Converted. The failure to give such notice shall preclude the Borrower from Continuing such Advance as a LIBOR Advance or Term SOFR Advance on such day and shall be considered a request for a Conversion to a Base Rate Advance (other than a Swingline Loan). Upon the last Business Day of the applicable Interest Period such LIBOR Advance or Term SOFR Advance, as applicable, will, subject to the provisions hereof, be so repaid, Continued or Converted, as applicable.

(d)    Notification of Lenders. Upon receipt of a Request for Advance, or a notice from the Borrower with respect to any outstanding Advance prior to last Business Day of each Interest Period for such Advance, the Administrative Agent shall promptly, but no later than, (i) with respect to LIBOR Advances or Term SOFR Advances, the close of business on the day of such notice, and (ii) with respect to Base Rate Advances (other than a Swingline Loan), 12:30 p.m. on the date of such notice, notify each applicable Lender (including, in the case of an Incremental Term Loan, each Lender having an Incremental Term Loan Commitment) by telephone or telecopy of the contents thereof and the amount of such Lender’s portion of the Advance. With respect to each Request for Advance, each applicable Lender (including, in the case of an Incremental Term Loan, each Lender having an Incremental Term Loan Commitment) shall, not later than 2:00 p.m. on the date of borrowing specified in such Request for Advance, make available to the Administrative Agent at the Administrative Agent’s Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

(e)    Disbursement.

(i)    Subject to the satisfaction of the conditions set forth in Article 3, prior to 3:00 p.m. on the date of (A) an Advance (other than an Advance in the form of a Swingline Loan) hereunder, the Administrative Agent shall disburse the amounts made available to the Administrative Agent by the Lenders in like funds and (B) an Advance hereunder in the form of a Swingline Loan, the Administrative Agent shall disburse the amounts made available to the Administrative Agent by the Swingline Lender in like funds, in each case, by (1) transferring the amounts so made available by wire transfer pursuant to the Borrower’s instructions or (2) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent and identified in the most recent Notice of Account Designation received from the Borrower. Advances in the form of Initial Revolving Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders with an Initial Revolving Loan Commitment as provided in Sections 2.1(d)(ii) through (iv).

(ii)    Unless the Administrative Agent shall have received notice from a Lender prior to 2:00 p.m. on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent the Lender does not make such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

(iii)    If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent’s demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, with interest at the Federal Funds Rate, without prejudice to Borrower’s claims against such Lender. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

Section 2.3    Interest.

(a)    On Base Rate Advances. Interest on each Base Rate Advance based on the rate of interest quoted by the Administrative Agent as its Prime Rate shall be computed on the basis of a 365/366-day year for the actual number of days elapsed. Interest on each Base Rate Advance based on the Federal Funds Rate or LIBOR or Term SOFR shall be computed on the basis of a 360-day year for the actual number of days elapsed. All interest on Base Rate Advances shall be payable at the Base Rate Basis for such Advance, in arrears on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the applicable Maturity Date.

(b)    On LIBOR Advances and Term SOFR Advances. Interest on each LIBOR Advance and each Term SOFR Advance and all fees payable hereunder shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBOR Basis or Term SOFR Basis, as applicable, for such Advance, in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance or Term SOFR Advance exceeds three (3) months, interest on such LIBOR Advance or Term SOFR Advance shall also be due and payable in arrears on every three-month anniversary of the beginning of such Interest Period. Interest on LIBOR Advances and Term SOFR Advances then outstanding shall also be due and payable on the applicable Maturity Date.

(c)    Interest if No Notice of Selection of Interest Rate Basis. If the Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis or a Term SOFR Basis, as applicable, or if for any reason a determination of a LIBOR Basis or Term SOFR Basis, as applicable, for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance. If the Borrower fails to give the Administrative Agent timely notice of its selection of an Interest Period for any LIBOR Advance or Term SOFR Advance then an Interest Period of one (1) month shall apply to such LIBOR Advance or Term SOFR Advance.

(d)    Interest Upon Default.

(i)    (A) Automatically upon the occurrence and during the continuation of any Event of Default under Section 8.1(b), (g) or (h), or (B) at the discretion of the Administrative Agent, or as directed by the Required Lenders, upon the occurrence and during the continuance of an Event of Default not described in subclause (A) above, (1) all outstanding LIBOR Advances and Term SOFR Advances shall bear interest at a rate per annum of two percent (2%) in excess of the rate then applicable to such LIBOR Advances or Term SOFR Advances, as applicable, until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Advances and (2) all outstanding Base Rate Advances and other Loan Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Advances or such other Loan Obligations arising hereunder or under any other Loan Document. Such interest shall be payable on demand by the Required Lenders and shall accrue until the earlier of (x) waiver or cure of the applicable Event of Default, (y) agreement by the Required Lenders to rescind the charging of interest at the Default Rate or (z) payment in full of the Loan Obligations. Interest shall continue to accrue on the Loan Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

(ii)    Upon and during the continuance any Default or Event of Default, the Borrower shall no longer have the option to request, Convert any Advance to, or Continue an Advance as, a LIBOR Advance or a Term SOFR Advance or request Letters of Credit.

(e)    LIBOR and Term SOFR Contracts. At no time may the number of outstanding LIBOR Advances and Term SOFR Advances hereunder exceed twelve (12) in the aggregate.

(f)    Applicable Margin.

(i)    Initial Revolving Loans.

(A)    Initial ~~Revolving-1~~Revolving-A Loans. The Applicable Margin with respect to the Initial ~~Revolving-1~~Revolving-A Loans and the revolving commitment fee payable to the Initial ~~Revolving-1~~Revolving-A Lenders shall be based on the First Lien Leverage Ratio as set forth below:

Level	First Lien Leverage Ratio	Applicable Margin for Term SOFR Advances	Applicable Margin for Base Rate Advances	Revolving Commitment Fee
I	Greater than or equal to 3.25 to 1.00	2.50%	1.50%	~~0.500~~0.450%
II	Greater than or equal to 2.50 to 1.00 but less than 3.25 to 1.00	2.25%	1.25%	~~0.500~~0.400%
III	Greater than or equal to 1.75 to 1.00 but less than 2.50 to 1.00	2.00%	1.00%	~~0.375~~0.350%
IV	Less than 1.75 to 1.00	1.75%	0.75%	~~0.375~~0.300%

(B)    Initial ~~Revolving-2~~Revolving-B Loans. The Applicable Margin with respect to the Initial ~~Revolving-2~~Revolving-B Loans and the revolving commitment fee payable to the Initial ~~Revolving-2~~Revolving-B Lenders shall be based on the First Lien Leverage Ratio as set forth below:

Level	First Lien Leverage Ratio	Applicable Margin for Term SOFR Advances	Applicable Margin for Base Rate Advances (including Swingline Loans)	Revolving Commitment Fee
I	Greater than or equal to 4.00 to 1.00	2.75%	1.75%	0.500%
~~I~~II	Greater than or equal to 3.25 to 1.00 but less than 4.00 to 1.00	2.50%	1.50%	~~0.450~~0.500%
~~II~~III	Greater than or equal to 2.50 to 1.00 but less than 3.25 to 1.00	2.25%	1.25%	~~0.400~~0.500%
~~III~~IV	Greater than or equal to 1.75 to 1.00 but less than 2.50 to 1.00	2.00%	1.00%	~~0.350~~0.375%
~~IV~~V	Less than 1.75 to 1.00	1.75%	0.75%	~~0.300~~0.375%

The Applicable Margin for the Initial Revolving Loans and Swingline Loans shall be determined and adjusted quarterly on the date (each a “Calculation Date”) five (5) Business Days after the day by which the Borrower provides an Officer’s Compliance Certificate pursuant to Section 6.3 for the most recently ended fiscal quarter of the Borrower; provided that if the Borrower fails to provide the Officer’s Compliance Certificate as required by Section 6.3 for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level I in each table set forth above until such time as an appropriate Officer’s Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the First Lien Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The applicable Pricing Level shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Pricing Level shall be applicable to all Initial Revolving Loans, Swingline Loans and Letters of Credit then outstanding or subsequently made or issued. Notwithstanding the foregoing, (i) the Applicable Margin in respect of any tranche of Extended Revolving Loan Commitments or any Initial Revolving Loans or Additional Revolving Loans, as applicable, made pursuant to any Extended Revolving Loan Commitments shall be the applicable percentages per annum set forth in the relevant Extension Offer with respect to such tranche and (ii) the Applicable Margin in respect of any tranche of Other Revolving Loan Commitments or any Other Revolving Loans, as applicable, shall be the applicable percentages per annum set forth in the relevant Refinancing Amendment with respect to such tranche.

(ii)    Term Loans.

(A)         [Reserved].

(B)         The Applicable Margin with respect to the Term C Loan shall be 2.50% for all LIBOR Advances and 1.50% for all Base Rate Advances.

(C)          The Applicable Margin with respect to the Term D Loan shall be 3.00% for all Term SOFR Advances and 2.00% for all Base Rate Advances.

(D)         The Applicable Margin with respect to the Term E Loan shall be 2.50% for all Term SOFR Advances and 1.50% for all Base Rate Advances.

(iii)    Notwithstanding the foregoing, for purposes of determining the Applicable Margins under clause (i) above, in the event that any financial statement or Officer’s Compliance Certificate delivered pursuant to Sections 6.1, 6.2 or 6.3 is shown to be inaccurate (regardless of whether (A) this Agreement is in effect, (B) any Commitments are in effect, or (C) any Loan is outstanding when such inaccuracy is discovered or such financial statement or Officer’s Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (1) the Borrower shall immediately deliver to the Administrative Agent a corrected Officer’s Compliance Certificate for such Applicable Period, (2) the Applicable Margins for such Applicable Period shall be determined as if the First Lien Leverage Ratio in the corrected Officer’s Compliance Certificate was applicable for such Applicable Period and (3) the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.10. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 2.3(d) and 8.2 nor any of their other rights under this Agreement or any other Loan Document. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Loan Obligations hereunder.

(iv)    Swingline Loans. The Applicable Margin with respect to Swingline Loans shall be equal to the Applicable Margin for Base Rate Advances in the form of Initial ~~Revolving-2~~Revolving-B Loans.

(g)    Term SOFR Conforming Changes. In connection with the administration of Term SOFR in connection with any Loan, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the administration of Term SOFR.

Section 2.4    Fees.

(a)    Revolving Commitment Fees.

(i)    Subject to Section 2.16(a)(iii)(A), the Borrower agrees to pay to the Administrative Agent for the account of each of the Lenders with an Initial Revolving Loan Commitment, in accordance with such Lender’s respective Initial Revolving Loan Commitment Ratio, commitment fees (“Revolving Commitment Fees”) on the unused Initial Revolving Loan Commitment for each day from the Restatement Effective Date through the Initial ~~Revolving-2~~Revolving-B Loan Maturity Date. The Revolving Commitment Fee shall be an amount equal to the product of the unused Initial Revolving Loan Commitment times a rate per annum equal to the applicable percentage set forth under the heading “Revolving Commitment Fee” in the table set forth in (A) Section 2.3(f)(i) ~~in the case of the Revolving Commitment Fees payable to the Initial Revolving-1 Lenders and (B) Section 2.3(f)(ii~~(A) in the case of the Revolving Commitment Fees payable to the Initial Revolving-A Lenders and (B) Section 2.3(f)(i)(B) in the case of the Revolving~~-2~~ Commitment Fees payable to the Initial Revolving-B Lenders; provided, that in each case the amount of outstanding Swingline Loans shall not be considered usage of the Initial Revolving Loan Commitment for the purposes of calculating the Revolving Commitment Fee.

(ii)    The Revolving Commitment Fees shall be computed on the basis of a year of 360 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last Business Day of each fiscal quarter commencing March 31, 2019, and shall be fully earned when due and non-refundable when paid. A final payment of all Revolving Commitment Fees then payable for the account of the Initial ~~Revolving-1~~Revolving-A Lenders shall also be due and payable on the Initial ~~Revolving-1~~Revolving-A Loan Maturity Date. A final payment of all Revolving Commitment Fees then payable for the account of the Initial ~~Revolving-2~~Revolving-B Lenders shall also be due and payable on the Initial ~~Revolving-2~~Revolving-B Loan Maturity Date.

(b)    Letter of Credit Fees. Subject to Section 2.16(a)(iii)(B), the Letters of Credit shall be issued for a fee equal to (i) in the case of any such fee payable to an Initial ~~Revolving-1~~Revolving-A Lender, the Applicable Margin for Term SOFR Advances for Initial ~~Revolving-1~~Revolving-A Loans on a per annum basis as in effect as of the date of issuance, times the face amount of each Letter of Credit and (ii) in the case of any such fee payable to an Initial ~~Revolving-2~~Revolving-B Lender, the Applicable Margin for Term SOFR Advances for Initial ~~Revolving-2~~Revolving-B Loans on a per annum basis as in effect as of the date of issuance, times the face amount of each Letter of Credit. All such fees shall be payable quarterly in arrears. The fee shall be payable to the Administrative Agent for the benefit of the Lenders with an Initial Revolving Loan Commitment in accordance with their respective Initial Revolving Loan Commitment Ratios. If any Letter of Credit is drawn upon prior to its expiration date, the Lenders shall reimburse to the Borrower that portion of the fee allocable to the period from the date of the draw to the expiration date, calculated in accordance with the Issuing Bank’s standard letter of credit procedures. In addition, the Borrower shall pay to the Issuing Bank for its own account (i) a fronting fee as separately agreed, payable quarterly in arrears and (ii) its standard charges for the issuance, transfer or other administration of letters of credit and for draws upon letters of credit.

(c)    Other Fees. The Borrower shall pay such other fees as are set forth in the Administrative Agent Fee Letter.

Section 2.5    Voluntary Commitment Reductions. The Borrower shall have the right, at any time and from time to time after the Restatement Effective Date, upon at least three (3) U.S. Government Securities Business Days’ prior written notice to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of (a) the Initial Revolving-A Loan Commitment on a pro rata basis among the Lenders with an Initial Revolving-A Loan Commitment or (b) the Initial Revolving Loan Commitment on a pro rata basis among the Lenders with an Initial Revolving Loan Commitment ~~or (b) the Initial Revolving-1 Loan Commitment on a pro rata basis among the Lenders with an Initial Revolving-1 Loan Commitment~~; provided, however, that in each case any such partial reduction shall be made in an amount not less than $5,000,000 and in integral multiples of not less than $1,000,000. Each permanent reduction of the Initial Revolving-A Loan Commitment permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Initial Revolving-A Loans after such reduction to the Initial Revolving-A Loan Commitment as so reduced. Each permanent reduction of the Initial Revolving Loan Commitment permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Initial Revolving Loans, Swingline Loans and Letter of Credit Obligations, as applicable, after such reduction to the Initial Revolving Loan Commitment as so reduced, and if the aggregate amount of all outstanding Letters of Credit exceeds the Initial Revolving Loan Commitment as so reduced, the Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 8.2(b). ~~Each permanent reduction of the Initial Revolving-1 Loan Commitment permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Initial Revolving-1 Loans after such reduction to the Initial Revolving-1 Loan Commitment as so reduced.~~ Any reduction of the Initial Revolving Loan Commitment to zero shall be accompanied by payment of all outstanding Initial Revolving Loans and Swingline Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all Letter of Credit Obligations) and shall result in the termination of the Initial Revolving Loan Commitment and the Swingline Commitment. Any reduction of the Initial ~~Revolving-1~~Revolving-A Loan Commitment to zero shall be accompanied by payment of all outstanding Initial ~~Revolving-1~~Revolving-A Loans and shall result in the termination of the Initial ~~Revolving-1~~Revolving-A Loan Commitment. If the reduction of the Initial ~~Revolving~~Revolving-A Loan Commitment or the Initial Revolving~~-1~~  Loan Commitment, as applicable, requires the repayment of any Term SOFR Advance, such repayment shall be accompanied by any amount required to be paid pursuant to Section 2.9 hereof.

Section 2.6    Prepayments and Repayments.

(a)    Prepayments. The principal amount of any Base Rate Advance may be prepaid in full or ratably in part at any time without premium or penalty and without regard to the Payment Date for such Advance (in the case of any Base Rate Advance) upon written notice, or telephonic notice followed immediately by written notice, to the Administrative Agent on the date of such prepayment; provided, however, that the Borrower’s failure to confirm any telephonic notice with a written notice shall not invalidate any notice so given if acted upon by the Administrative Agent. LIBOR Advances may be prepaid in full or ratably in part at any time without premium or penalty prior to the applicable Payment Date, upon three (3) Business Days’ prior written notice, or telephonic notice followed immediately by written notice, to the Administrative Agent; provided, however, that the Borrower shall reimburse the Lenders and the Administrative Agent, on the earlier of demand by the applicable Lender or the applicable Maturity Date, for any loss or reasonable out-of-pocket expense incurred by any Lender or the Administrative Agent in connection with such prepayment, as set forth in Section 2.9; provided further, however, that the Borrower’s failure to confirm any telephonic notice with a written notice shall not invalidate any notice so given if acted upon by the Administrative Agent. Term SOFR Advances may be prepaid in full or ratably in part at any time without premium or penalty prior to the applicable Payment Date, upon three (3) U.S. Government Securities Business Days’ prior written notice, or telephonic notice followed immediately by written notice, to the Administrative Agent; provided, however, that the Borrower shall reimburse the Lenders and the Administrative Agent, on the earlier of demand by the applicable Lender or the applicable Maturity Date, for any loss or reasonable out-of-pocket expense incurred by any Lender or the Administrative Agent in connection with such prepayment, as set forth in Section 2.9; provided further, however, that the Borrower’s failure to confirm any telephonic notice with a written notice shall not invalidate any notice so given if acted upon by the Administrative Agent. Any partial prepayment hereunder shall be in amounts of not less than $500,000 and in integral multiples of $250,000 (or, if less, the remaining outstanding principal amount thereof). Initial Revolving Loans, Additional Revolving Loans, Other Revolving Loans and Swingline Loans prepaid pursuant to this Section 2.6(a) may be reborrowed, subject to the terms and conditions hereof. Any Term C Loan, any Term D Loan, any Term E Loan, Incremental Term Loan or Other Term Loan, as applicable, prepaid pursuant to this Section 2.6(a) may not be reborrowed. Amounts prepaid shall be paid together with accrued interest on the amount so prepaid accrued through the date of such prepayment. Repayments under this Section 2.6(a) shall be applied to the remaining scheduled principal installments of the applicable Term Loans as the Borrower shall direct. Notwithstanding the foregoing, any notice of prepayment delivered in connection with any refinancing of all of the Loans with the proceeds of such refinancing or of any other incurrence of Indebtedness may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrower in the event such refinancing is not consummated; provided that the delay or failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 2.9.

(b)    Repayments. The Borrower shall repay the Loans as follows:

(i)    Term Loans.

(A)    [Reserved].

(B)    As a result of prepayments of scheduled installments on the Term C Loan prior to the Restatement Effective Date, the Borrower shall not be required to make any amortization payments with respect to (1) the Term C Loan prior to the final installment payment on the Term C Loan Maturity Date or (2) the Term E Loan prior to the final installment payment on the Term E Loan Maturity Date, as applicable. The final principal repayment installment of the Term C Loan shall be repaid on the Term C Loan Maturity Date in an amount equal to the aggregate principal amount of the Term C Loan outstanding on such date. The final principal repayment installment of the Term E Loan shall be repaid on the Term E Loan Maturity Date in an amount equal to the aggregate principal amount of the Term E Loan outstanding on such date.

(C)    The Borrower shall, on the last day of each fiscal quarter, commencing March 31, 2022, repay the outstanding principal amount of the Term D Loan in consecutive quarterly principal installments in an amount that is equal to $3,750,000 for each such quarter (in each case as such installments shall be adjusted, if applicable, to give effect to any prepayments as set forth herein). The final principal repayment installment of the Term D Loan shall be repaid on the Term D Loan Maturity Date in an amount equal to the aggregate principal amount of all Term D Loan outstanding on such date.

(ii)    Initial Revolving Loans and Swingline Loans in Excess of Initial Revolving Loan Commitment. If, at any time, the sum of the aggregate amount of the Initial Revolving Loans, Swingline Loans and Letter of Credit Obligations outstanding shall exceed the Initial Revolving Loan Commitment, the Borrower shall make a prepayment thereof on such date in an aggregate amount equal to such excess, together with any accrued interest with respect thereto, with each such prepayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Initial Revolving Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Controlled Account in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 8.2(b)).

(iii)    Repayments From Net Proceeds of Asset Sales or Insurance or Condemnation Proceedings. Within three (3) Business Days following the date of receipt by the Borrower or any of its Restricted Subsidiaries of any Net Proceeds (Asset Sales) in connection with Asset Sales to the extent made in reliance upon Section 7.4(a)(ii), (iii), (xii) or (xiv) and Asset Sales not otherwise permitted hereunder, the Borrower shall prepay the Loans in an amount equal to, in the aggregate, one-hundred percent (100%) of any Net Proceeds (Asset Sales) to the extent that the aggregate amount of such Net Proceeds (Asset Sales) exceed $25,000,000 in the fiscal year in which such Asset Sale occurs; provided, however, that no prepayment under this Section 2.6(b)(iii) shall be required if such Net Proceeds (Asset Sales) are reinvested in assets customarily used or useful in a Permitted Business within the three hundred sixty (360) day period following the receipt of Net Proceeds (Asset Sales) of any such Asset Sale (or if, within such three hundred sixty (360) day period, the Borrower or such Restricted Subsidiary enters into a legally binding commitment to reinvest the Net Proceeds (Asset Sales), the date that is the earlier of (1) five hundred forty (540) days after the date of the receipt of Net Proceeds (Asset Sales) of such Asset Sale or (2) five (5) Business Days prior to any date of payment of, or requirement to offer to purchase, any Junior Securities with such proceeds).

(iv)    Excess Cash Flow. With respect to each fiscal year, commencing with the fiscal year ending December 31, 2014, on or prior to April 15 of the following year (commencing with April 15, 2015), the Loans shall be repaid in an amount equal to the ECF Prepayment Amount for such fiscal year less (1) the aggregate amount of all Term Loans prepaid during such fiscal year pursuant to Section 2.6(a), (2) the cash amount paid with respect to all Term Loans prepaid during such fiscal year pursuant to Section 2.17 and Section 11.5(g), (3) any optional prepayments of any New Securities that are secured by a pari passu Lien on any Collateral or Permitted Pari Passu Secured Refinancing Debt (other than Term Loans or revolving Indebtedness not accompanied by a permanent reduction in the commitment thereof), in each case to the extent not otherwise prohibited under this Agreement or the other Loan Documents and (4) without duplication of clause (3) above, any prepayments of Initial Revolving Loans or Additional Revolving Loans or Other Revolving Loans made during such fiscal year which result in a permanent reduction of the Initial Revolving Loan Commitments, Additional Revolving Loan Commitments or Other Revolving Loan Commitments (or any portion thereof, but only to the extent of such reduction), as applicable (in each case of such clauses (1) through (4) above, only to the extent not made with the proceeds of Indebtedness (other than any Indebtedness incurred pursuant to any Initial Revolving Loan, Additional Revolving Loan, Other Revolving Loan and/or Swingline Loan), any Equity Issuance, Asset Sale or other proceeds that would not be included in calculating Operating Cash Flow for such fiscal year). For the purposes of this clause (iv), “ECF Prepayment Amount” shall mean:

(A)         if the First Lien Leverage Ratio as of the end of the fiscal year ended on the immediately preceding December 31 is greater than 4.50 to 1.00, an amount equal to fifty percent (50%) of Excess Cash Flow for such fiscal year;

(B)         if the First Lien Leverage Ratio as of the end of the fiscal year ended on the immediately preceding December 31 is less than or equal to 4.50 to 1.00 and greater than 3.75 to 1.00, an amount equal to twenty-five percent (25%) of Excess Cash Flow for such fiscal year; and

(C)         if the First Lien Leverage Ratio as of the end of the fiscal year ended on the immediately preceding December 31 is less than or equal to 3.75 to 1.00, 0% of Excess Cash Flow for such fiscal year.

(v)    Issuance of Indebtedness. Within three (3) Business Days following the date of receipt by any Holding Company, any Intermediate Holding Company, the Borrower or any of its Restricted Subsidiaries of any Net Proceeds (Indebtedness) arising from the issuance of any Credit Agreement Refinancing Indebtedness or the issuance of any Indebtedness by any such Person after the Restatement Effective Date not otherwise permitted pursuant to Section 7.1 the Loans shall be repaid in an amount equal to one hundred percent (100%) of the Net Proceeds (Indebtedness) related thereto.

(vi)    Application of Mandatory Repayments. Repayments under clauses (iii), (iv) and (v) of this Section 2.6(b) shall be applied first, pro rata, to the principal of the Term C Loan, the Term D Loan, the Term E Loan and, if applicable, the Incremental Term Loans and Other Term Loans (applied to reduce the next four scheduled principal installments of such Term Loans in direct order of maturity, then to the remaining scheduled principal installments on a pro rata basis (other than the payment of principal due on the Maturity Date of the applicable Term Loan) and then to the payment of principal due on the Maturity Date of the applicable Term Loan) and, second pro rata to the outstanding principal amount of the Initial Revolving Loans and Swingline Loans and, if applicable, Additional Revolving Loans and Other Revolving Loans (in each case without a reduction in the related Commitments). Accrued interest on the principal amount of the Loans being repaid pursuant to clauses (iii), (iv) and (v) of Section 2.6(b) to the date of such repayment (together with any additional amount owing under Section 2.9) will be paid by the Borrower concurrently with such principal repayment. Notwithstanding the forgoing, (A) in connection with any repayment pursuant to Section 2.6(b)(iii), if any New Securities or any Permitted Pari Passu Secured Refinancing Debt are secured by a pari passu Lien on any Collateral, then the Borrower may, to the extent required pursuant to the documentation governing such New Securities or Permitted Pari Passu Secured Refinancing Debt, prepay Term Loans, purchase such New Securities (at a purchase price no greater than par plus accrued and unpaid interest) and prepay or purchase, as applicable, such Permitted Pari Passu Secured Refinancing Debt on a pro rata basis in accordance with the respective outstanding principal amounts of the Term Loans and such New Securities and/or Permitted Pari Passu Secured Refinancing Debt, as applicable, as of the time of the applicable Net Proceeds (Asset Sales) and (B) in connection with any repayment pursuant to Section 2.6(b)(v) with the Net Proceeds (Indebtedness) from any issuance of Credit Agreement Refinancing Indebtedness, such Net Proceeds (Indebtedness) shall be applied solely to the Refinanced Debt specified in the applicable Refinancing Amendment for such Credit Agreement Refinancing Indebtedness.

(vii)    Initial Revolving Loan Maturity Dates. In addition to the foregoing, a final payment of (A) all Initial ~~Revolving-1~~Revolving-A Loans, together with accrued interest and fees with respect thereto, shall be due and payable on the Initial ~~Revolving-1~~Revolving-A Loan Maturity Date and (B) all Initial Revolving~~-2~~  Loans and Swingline Loans, together with accrued interest and fees with respect thereto, shall be due and payable on the Initial ~~Revolving-2~~Revolving-B Loan Maturity Date. In connection with any repayment of Initial ~~Revolving-1~~Revolving-A Loans pursuant to this Section 2.6(b)(vii) or pursuant to Section 2.5, all outstanding Initial Revolving Loans and obligations with respect to any outstanding Swingline Loans and Letters of Credit and the Initial Revolving Loan Commitment Ratios will be reallocated by the Administrative Agent on the applicable date of such repayment among the Lenders with an Initial Revolving Loan Commitment in accordance with their revised Initial Revolving Loan Commitment Ratios after giving effect to the termination of the Initial ~~Revolving-1~~Revolving-A Loan Commitments (and the applicable Lenders agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 2.9 in connection with such reallocation as if such reallocation were a repayment).

(viii)    [Reserved].

(ix)    Incremental Term Loan Maturity Date. If applicable, each Incremental Term Loan, together with accrued interest and fees with respect thereto, shall be due and payable on the applicable Incremental Term Loan Maturity Date.

(x)    Term C Loan Maturity Date. In addition to the foregoing, a final payment of the Term C Loan, together with accrued interest and fees with respect thereto, shall be due and payable on the Term C Loan Maturity Date.

(xi)    Term D Loan Maturity Date. In addition to the foregoing, a final payment of the Term D Loan, together with accrued interest and fees with respect thereto, shall be due and payable on the Term D Loan Maturity Date.

(xii)    Term E Loan Maturity Date. In addition to the foregoing, a final payment of the Term E Loan, together with accrued interest and fees with respect thereto, shall be due and payable on the Term E Loan Maturity Date.

(c)    Term Loans. Any Term Loan repaid pursuant to Section 2.6(b) may not be reborrowed.

(d)    Interest Rate Hedge Agreements. No repayment or prepayment pursuant to this Section 2.6 shall affect any of the Borrower’s obligations under any Interest Rate Hedge Agreement.

Section 2.7    Evidence of Indebtedness; Loan Accounts.

(a)    Extensions of Credit. The Loans made by each Lender and the Letters of Credit issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Lender or the Issuing Bank and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent, the Issuing Bank and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower or the amounts of Letters of Credit issued by the Issuing Bank for the account of the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loan Obligations. In the event of any conflict between the accounts and records maintained by any Lender or the Issuing Bank and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Loan Note, a Swingline Note or a Term Loan Note, as applicable, which shall evidence such Lender’s Initial Revolving Loans, Swingline Loans, Additional Revolving Loans, Other Revolving Loans, Other Term Loans, Term C Loans, Term D Loans, Term E Loans and/or applicable Incremental Term Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b)    Participations. In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.8    Manner of Payment.

(a)    Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, Revolving Commitment Fees and any other amount owed to the Lenders or the Administrative Agent or any of them under this Agreement or the Notes shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office, for the account of the Lenders entitled to such payment or the Administrative Agent, as the case may be, in Dollars in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Lender or Lenders hereunder prior to 1:00 p.m. on any Business Day shall be deemed to constitute receipt by such Lender or Lenders on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly, but no later than the close of business on the date such payment is deemed received, thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly. In the event that the Administrative Agent shall fail to make distribution to any Lender as required under this Section 2.8, the Administrative Agent agrees to pay such Lender interest from the date such payment was due until paid at the Federal Funds Rate.

(b)    The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Notes without set-off or counterclaim or any deduction whatsoever.

(c)    Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

(d)    Notwithstanding the foregoing clause (a), if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 2.16(a)(ii).

Section 2.9    Reimbursement.

(a)    Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (i) failure by the Borrower to borrow, Continue or Convert any LIBOR Advance or Term SOFR Advance after having given notice of its intention to borrow, Continue or Convert such Advance in accordance with Section 2.2 (whether by reason of the Borrower’s election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 or for any other reason other than the failure of such Lender to fund its portion of such Advance), or (ii) prepayment (or failure to prepay after giving notice thereof) of any LIBOR Advance or Term SOFR Advance in whole or in part for any reason, the Borrower agrees to pay to such Lender, upon the earlier of such Lender’s demand or the Maturity Date, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender’s good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be presumptively correct absent manifest error.

(b)    Losses subject to reimbursement hereunder shall include, without limitation, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, paid, repaid, not borrowed, or not paid, as the case may be, and will be payable whether the Maturity Date is changed by virtue of an amendment hereto (unless such amendment expressly waives such payment) or as a result of acceleration of the Loan Obligations.

Section 2.10    Pro Rata Treatment.

(a)    Advances. Each Advance under the Initial Revolving Loan Commitment from the Lenders hereunder made on or after the Restatement Effective Date, shall be made pro rata on the basis of the respective Initial Revolving Loan Commitment Ratios of the Lenders. On the Restatement Effective Date, each Advance from the Lenders under the Term D Loan shall be made pro rata on the basis of the respective Term D Loan Commitment Ratios of the Lenders.

(b)    Payments. Except as provided in Section 2.17 or Section 11.5(g), each payment and prepayment of principal of the Loans, and, except as provided in each of Section 2.2(e) and Article 10, each payment of interest on the Loans, shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding immediately prior to such payment or prepayment.

(c)    Adjustments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 2.9, 2.12, 5.11, 10.3 or 11.2) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including, without limitation, Section 2.17 or Section 11.5(g) hereof), (y) the application of Cash Collateral provided for in Sections 2.13(i) or 2.15 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower and each Subsidiary consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower and each Subsidiary rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower and each Subsidiary in the amount of such participation.

Section 2.11    Capital Adequacy. If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any Lending Office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or the Issuing Bank the Borrower shall promptly pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate such Lender or the Issuing Bank for any amount under this Section arising or occurring during (i) in the case of each such request for compensation, any time or period commencing not more than ninety (90) days prior to the date on which such Lender or the Issuing Bank submits such request and (ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, such Lender or Issuing Bank could not reasonably have known that the resulting reduction in return might arise.

Section 2.12    Taxes.

(a)    Defined Terms. For purposes of this Section 2.12, the term “Lender” includes the Issuing Bank and the term “Applicable Law” includes FATCA.

(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    Payments of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.5(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.12, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)    Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)    Survival. Each party’s obligations under this Section 2.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.13    Letters of Credit.

(a)    Subject to the terms and conditions hereof, the Issuing Bank, on behalf of the Lenders, and in reliance on the agreements of the Lenders set forth in Section 2.13(d), hereby agrees to issue one or more Letters of Credit in an aggregate face amount not to exceed the Available Letter of Credit Commitment determined immediately prior to giving effect to the issuance thereof; provided, however, that the Issuing Bank shall not issue any Letter of Credit unless the conditions precedent to the issuance thereof set forth in Section 3.2 have been satisfied, and shall have no obligation to issue any Letter of Credit if any Default then exists or would be caused thereby or if, after giving effect to such issuance, the Available Revolving Loan Commitment or the Available Letter of Credit Commitment would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, and (ii) expire no later than the earlier to occur of (A) the fifth (5th) Business Day prior to the Initial ~~Revolving-2~~Revolving-B Loan Maturity Date or (B) one (1) year after its date of issuance (but may contain provisions for automatic renewal; provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal); provided that any Letter of Credit may expire after such date (each such Letter of Credit, an “Extended Letter of Credit”) with the consent of the applicable Issuing Bank and subject to the requirements of Section 2.13(i). Each Letter of Credit shall be subject to the International Chamber of Commerce Publication No. 500 and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Bank shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank to exceed any limits imposed by, any Applicable Law.

(b)    The Borrower may from time to time request the issuance of, and be provided with by the Issuing Bank, Letters of Credit. The Borrower shall execute and deliver to the Administrative Agent and the Issuing Bank a Request for Issuance of Letter of Credit for each Letter of Credit to be issued by the Issuing Bank, not later than 12:00 noon on the fifth (5th) Business Day preceding the date on which the requested Letter of Credit is to be issued, or such shorter notice as may be acceptable to the Issuing Bank and the Administrative Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in Section 3.2, the Issuing Bank shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent following the issuance thereof. The Borrower shall pay or reimburse the Issuing Bank for normal and customary costs and expenses incurred by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering the Letters of Credit.

(c)    At such time as the Administrative Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Borrower and each Lender with an Initial Revolving Loan Commitment, by telephone or telecopy, of the amount of the draw and, in the case of each Lender with an Initial Revolving Loan Commitment, such Lender’s portion of such draw amount as calculated in accordance with its Initial Revolving Loan Commitment Ratio.

(d)    The Borrower hereby agrees to immediately reimburse the Issuing Bank for amounts paid by the Issuing Bank in respect of draws under a Letter of Credit issued at the Borrower’s request. In order to facilitate such repayment, the Borrower hereby irrevocably requests the Lenders having an Initial Revolving Loan Commitment, and such Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder and in Section 3.2 with respect to conditions precedent to Advances hereunder), with respect to any drawing under a Letter of Credit prior to the occurrence of an event described in Sections 8.1(g) or (h), to make an Advance (which Advance may be a Term SOFR Advance if the Borrower so requests in a timely manner or may be Converted to a Term SOFR Advance as provided in this Agreement) to the Borrower on each day on which a draw is made under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw. Each Lender having an Initial Revolving Loan Commitment shall pay its share of such Advance by paying its portion of such Advance to the Administrative Agent in accordance with Article 2 and its Initial Revolving Loan Commitment Ratio, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default or Event of Default (other than with respect to an event described in Sections 8.1(g) or (h)) then exists or would be caused thereby. If at any time that any Letters of Credit are outstanding, any of the events described in Sections 8.1(g) or (h) shall have occurred and be continuing, then each Lender having an Initial Revolving Loan Commitment shall, automatically upon the occurrence of any such event and without any action on the part of the Issuing Bank, the Borrower, the Administrative Agent or such Lender, be deemed to have purchased an undivided participation in the face amount of all Letters of Credit then outstanding in an amount equal to such Lender’s Initial Revolving Loan Commitment Ratio of such Letters of Credit, and each Lender having an Initial Revolving Loan Commitment shall, notwithstanding such Default or Event of Default, upon a drawing under any Letter of Credit, immediately pay to the Administrative Agent for the account of the Issuing Bank, in immediately available funds, the amount of such Lender’s participation in such drawn amount (and the Issuing Bank shall deliver to such Lender a loan participation certificate dated the date of the occurrence of such event and in the amount of such Lender’s Initial Revolving Loan Commitment Ratio). The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section 2.13(d) shall be subject to the terms and conditions of Article 2. The obligation of each Lender having an Initial Revolving Loan Commitment to make payments to the Administrative Agent, for the account of the Issuing Bank, in accordance with this Section 2.13 shall be absolute and unconditional and no such Lender shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason. The Administrative Agent shall promptly remit to the Issuing Bank the amounts so received from the other Lenders. Any overdue amounts payable by the Lenders having an Initial Revolving Loan Commitment to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, at the Federal Funds Rate.

(e)    The Borrower agrees that any action taken or omitted to be taken by the Issuing Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of the Issuing Bank, shall be binding on the Borrower as between the Borrower and the Issuing Bank, and shall not result in any liability of the Issuing Bank to the Borrower. The obligation of the Borrower to reimburse the Lenders for Advances made to reimburse the Issuing Bank for draws under the Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

(i)    any lack of validity or enforceability of any Loan Document;

(ii)    any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

(iii)    any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

(iv)    the existence of any claim, set-off, defense or any right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting) or any Lender (other than the defense of payment to such Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement or any other Loan Document, or any unrelated transaction;

(v)    any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(vi)    the insolvency of any Person issuing any documents in connection with any Letter of Credit;

(vii)    any breach of any agreement between the Borrower and any beneficiary or transferee of any Letter of Credit, provided that the same shall not have resulted from the gross negligence or willful misconduct of the Issuing Bank;

(viii)    any irregularity in the transaction with respect to which any Letter of Credit is issued, including, without limitation, any fraud by the beneficiary or any transferee of such Letter of Credit, provided that the same shall not be the result of the gross negligence or willful misconduct of the Issuing Bank;

(ix)    any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code, provided that the same shall not be the result of the gross negligence or willful misconduct of the Issuing Bank;

(x)    any act, error, neglect, default, omission, insolvency or failure of business of any of the correspondents of the Issuing Bank, provided that the same shall not have constituted gross negligence or willful misconduct of the Issuing Bank;

(xi)    any other circumstances arising from causes beyond the control of the Issuing Bank;

(xii)    payment by the Issuing Bank under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank; and

(xiii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstances or happenings shall not have been the result of gross negligence or willful misconduct of the Issuing Bank.

(f)    Each Lender having an Initial Revolving Loan Commitment shall be responsible for its pro rata share (based on such Lender’s Initial Revolving Loan Commitment Ratio) of any and all reasonable out-of-pocket costs, expenses (including, without limitation, reasonable legal fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrower’s or any guarantor’s obligations to reimburse or otherwise. In the event the Borrower shall fail to pay such expenses of the Issuing Bank within ten (10) days after demand for payment by the Issuing Bank, each Lender having an Initial Revolving Loan Commitment shall thereupon pay to the Issuing Bank its pro rata share (based on such Lender’s Initial Revolving Loan Commitment Ratio) of such expenses within five (5) days from the date of the Issuing Bank’s notice to the Lenders having an Initial Revolving Loan Commitment of the Borrower’s failure to pay; provided, however, that if the Borrower or any guarantor shall thereafter pay such expense, the Issuing Bank will repay to each Lender having an Initial Revolving Loan Commitment Ratio the amounts received from such Lender hereunder.

(g)    The Borrower agrees that each Advance by the Lenders having an Initial Revolving Loan Commitment to reimburse the Issuing Bank for draws under any Letter of Credit, shall, for all purposes hereunder, be deemed to be an Advance under the Initial Revolving Loan Commitment to the Borrower and shall be payable and bear interest in accordance with all other Initial Revolving Loans to the Borrower.

(h)    Notwithstanding anything to the contrary contained in this Agreement, this Section 2.13 shall be subject to the terms and conditions of Section 2.15 and Section 2.16

(i)    In connection with any Extended Letter of Credit:

(i)    The Borrower shall provide Cash Collateral to the Issuing Bank with respect to each Extended Letter of Credit issued by the Issuing Bank (in an amount equal to 105% of the maximum face amount of each Extended Letter of Credit, calculated in accordance with Section 1.8) by a date that is no later than 95 days prior to the Initial ~~Revolving-2~~Revolving-B Loan Maturity Date by depositing such amount in immediately available funds, in Dollars, into a cash collateral account maintained at the Issuing Bank and shall enter into a cash collateral agreement in form and substance satisfactory to the Issuing Bank and such other documentation as the Issuing Bank or the Administrative Agent may reasonably request; provided that if the Borrower fails to provide Cash Collateral with respect to any such Extended Letter of Credit by such time, such event shall be treated as a drawing under such Extended Letter of Credit in an amount equal to 105% of the maximum face amount of each such Letter of Credit, calculated in accordance with Section 1.8, which shall be reimbursed (or participations therein funded) in accordance with this Section 2.13, with the proceeds of Initial Revolving Loans (or funded participations) being utilized to provide Cash Collateral for such Letter of Credit (provided that for purposes of determining the usage of the Revolving Loan Commitments any such Extended Letter of Credit that has been, or will concurrently be, Cash Collateralized with proceeds of an Initial Revolving Loan, the portion of such Extended Letter of Credit that has been (or will concurrently be) so Cash Collateralized will not be deemed to be utilization of the Revolving Loan Commitments).

(ii)    The Borrower, and to the extent provided by the Lenders having Initial Revolving Loan Commitments, each of such Lenders, hereby grants to the Issuing Bank, and agrees to maintain, a first priority security interest in, all Cash Collateral required to be provided by this Section 2.13(i) as security for the Issuing Bank’s obligation to fund draws under such Extended Letters of Credit, to be applied pursuant to subsection (iii) below. If at any time the Issuing Bank determines that the Cash Collateral is subject to any right or claim of any Person other than the Issuing Bank as herein provided or that the total amount of such Cash Collateral is less than the amount required pursuant to subsection (i) above, the Borrower will, promptly upon demand by the Issuing Bank, pay or provide to the Issuing Bank additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(iii)     Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided under this Section 2.13(i) in respect of Extended Letters of Credit shall be applied to reimburse the Issuing Bank for all drawings made under such Extended Letters of Credit and any and all fees, expenses and charges incurred in connection therewith, prior to any other application of such property as may otherwise be provided for herein.

(iv)    Subject to clause (v) below, if the Borrower has fully Cash Collateralized the Issuing Bank with respect to any Extended Letter of Credit issued by the Issuing Bank in accordance with subsections (i) through (iii) above and the Borrower and the Issuing Bank have made arrangements between them with respect to the pricing and fees associated therewith (each such Extended Letter of Credit, a “Cash Collateralized Letter of Credit”), then after the date of notice to the Administrative Agent thereof by the Issuing Bank and for so long as such Cash Collateral remains in place (A) such Cash Collateralized Letter of Credit shall cease to be a “Letter of Credit” hereunder, (B) such Cash Collateralized Letter of Credit shall not constitute utilization of the applicable Revolving Loan Commitment, (C) no Lender shall have any further obligation to fund participations or Initial Revolving Loans to reimburse any drawing under any such Cash Collateralized Letter of Credit, (D) no Letter of Credit commissions under Section 2.4(b) shall be due or payable to the Lenders holding Revolving Loan Commitments, or any of them, hereunder with respect to such Cash Collateralized Letter of Credit, and (E) any fronting fee, issuance fee or other fee with respect to such Cash Collateralized Letter of Credit shall be as agreed separately between the Borrower and the Issuing Bank.

(v)    The Borrower and each Lender holding Initial Revolving Loan Commitments agree that, if any payment or deposit made by the Borrower or any other Person applied to the Cash Collateral required under this Section 2.13(i) is at any time avoided, annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened avoidance claim, or the proceeds of any such Cash Collateral are required to be refunded by the Issuing Bank to the Borrower or any Lender or its respective estate, trustee, receiver or any other Person, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, (A) the applicable Extended Letter of Credit shall automatically be a “Letter of Credit” hereunder in a face amount equal to such payment or repayment (each such Letter of Credit, a “Reinstated Letter of Credit”), (B) such Reinstated Letter of Credit shall no longer be deemed to be Cash Collateralized hereunder and shall constitute a utilization of the applicable Revolving Loan Commitment, (C) each Lender holding an Initial Revolving Loan Commitment shall be obligated to fund participations or Initial Revolving Loans to reimburse any drawing under such Reinstated Letter of Credit, (D) Letter of Credit commissions under Section 2.4(b) shall accrue and be due and payable to the Lenders with respect to such Reinstated Letter of Credit and (E) the Borrower’s and each Lender’s liability hereunder (and any Guaranty, Lien or Collateral guaranteeing or securing such liability) shall be and remain in full force and effect, as fully as if such payment or deposit had never been made, and, if prior thereto, this Agreement shall have been canceled, terminated, paid in full or otherwise extinguished (and if any Guaranty, Lien or Collateral guaranteeing or securing such Borrower’s or such Lender’s) liability hereunder shall have been released or terminated by virtue of such cancellation, termination, payment or extinguishment, the provisions of this Section 2.13 and all other rights and duties of the Issuing Bank, the Lenders and the Credit Parties with respect to such Reinstated Letter of Credit (and any Guaranty, Lien or Collateral guaranteeing or securing such liability) shall be reinstated in full force and effect, and such prior cancellation, termination, payment or extinguishment shall not diminish, release, discharge, impair or otherwise affect the obligations of such Persons in respect of such Reinstated Letter of Credit (and any Guaranty, Lien or Collateral guaranteeing or securing such obligation).

(vi)     With respect to any Extended Letter of Credit, each party’s obligations under this Section 2.13 and all other rights and duties of the Issuing Bank of such Extended Letter of Credit, the Lenders and the Credit Parties with respect to such Extended Letter of Credit shall survive the resignation or replacement of the Issuing Bank or any assignment of rights by the Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of the Obligations.

Section 2.14    Incremental Increases.

(a)    Request for Increase. At any time, upon written notice to the Administrative Agent, the Borrower may, from time to time, request (i) one or more incremental term loans or increases in the outstanding amount of any Class of Term Loans (each, an “Incremental Term Loan”) or (ii) additional revolving credit facility tranches (each, an “Additional Revolving Loan Facility”) and one or more increases in the Commitments with respect to the Initial Revolving Loan Facility (each, an “Initial Revolving Loan Commitment Increase”) or an Additional Revolving Loan Facility (each, an “Additional Revolving Loan Commitment Increase” and, collectively with the Additional Revolving Loan Facilities, the Initial Revolving Loan Commitment Increases and the Incremental Term Loans, the “Incremental Increases”); provided that (A) the initial aggregate principal amount for such requested Incremental Increase shall not exceed the Incremental Indebtedness Limit and (B) any such request shall be in a minimum amount of $25,000,000 for any Incremental Term Loan or $5,000,000 for any Additional Revolving Loan Facility or Additional Revolving Loan Commitment Increase or, in each case if less, the remaining amount permitted pursuant to this clause (a).

(b)    Incremental Lenders. Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Increases. Incremental Increases may be provided by any existing Lender (but no existing Lender will have an obligation to make a portion of any Incremental Increase) or by any other Persons (each, an “Incremental Lender”); provided that the Administrative Agent, the Issuing Bank and the Swingline Lender, as applicable, shall have consented (such consent not to be unreasonably withheld, conditioned or delayed) to such Incremental Lender’s providing such Incremental Increase to the extent any such consent would be required under Section 11.5(b) for an assignment of Loans or Commitments, as applicable, to such Incremental Lender. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Incremental Lender is requested to respond, which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the proposed Incremental Lenders (or such shorter period as agreed to by the Administrative Agent in its sole discretion). Each proposed Incremental Lender may elect or decline, in its sole discretion, and shall notify the Administrative Agent within such time period whether it agrees, to provide an Incremental Increase and, if so, whether by an amount equal to, greater than or less than requested. Any Person not responding within such time period shall be deemed to have declined to provide an Incremental Increase.

(c)    Incremental Increase Effective Date and Allocations. The Administrative Agent and the Borrower shall determine the effective date (each, an “Incremental Increase Effective Date”) and the final allocation of such Incremental Increase. The Administrative Agent shall promptly notify the Borrower and the Incremental Lenders of the final allocation of such Incremental Increase (limited in the case of the Incremental Lenders to their own respective allocations thereof) and the Incremental Increase Effective Date.

(d)    Conditions and Terms Applicable to Each Incremental Increase. Any Incremental Increase shall become effective as of the applicable Incremental Increase Effective Date; provided that the following terms and conditions shall apply to each Incremental Increase, subject, in the case of any Incremental Increase the proceeds of which will be used to fund a substantially concurrent Limited Condition Acquisition, to the provisions of Section 1.10:

(i)    no Default or Event of Default shall exist on such Incremental Increase Effective Date immediately prior to or after giving effect to (A) such Incremental Increase or (B) the making of any extension of credit pursuant thereto;

(ii)    after giving effect to the incurrence of such Incremental Increase (and assuming that such Incremental Increase is fully funded), the Borrower shall be in compliance with the Debt Incurrence Test;

(iii)    all of the representations and warranties of the Borrower under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Restricted Subsidiaries) shall be true and correct at such time (or to the extent related specifically to a specific prior date, as of such date) in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Materially Adverse Effect, in which case such representation and warranty shall be true and correct in all respects), both before and after giving effect to such Incremental Increase, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties;

(iv)    no Incremental Increase may have a stated maturity date that is earlier than the then applicable latest maturity date applicable to the Initial Revolving Loan Facility or any portion thereof (including, without limitation, the later of the Initial ~~Revolving-2~~Revolving-B Loan Maturity Date and the maturity date of any Extended Revolving Loan Commitment);

(v)    each Incremental Increase shall constitute Loan Obligations and shall rank (A) with respect to each Additional Revolving Loan Facility and any Additional Revolving Loan Commitment Increase, pari passu with the existing Loan Obligations and (B) with respect to each Incremental Term Loan, (1) pari passu or junior in right of payment and (2) pari passu or junior with respect to Liens with the existing Loan Obligations;

(vi)    the Incremental Lenders shall be included in any determination of the Required Lenders and, if applicable, Required Additional Revolving Lenders and Required Revolving Lenders; and

(vii)    each such Incremental Increase shall be effected pursuant to (A) an amendment (each, an “Incremental Increase Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the Administrative Agent and the applicable Incremental Lenders, which Incremental Increase Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.14 and (B) to the extent that any Incremental Increase ranks junior in right or payment or junior with respect to Liens, an intercreditor agreement executed by the Borrower, the Administrative Agent and the applicable Lenders.

(e)    Terms of Incremental Term Loans. All of the terms and conditions applicable to an Incremental Term Loan shall be set forth in the relevant Incremental Increase Amendment and, to the extent not consistent with the Term D Loans, be satisfactory to the Administrative Agent, the Borrower and the applicable Incremental Lenders; provided that in the case of an Incremental Institutional Term Loan:

(i)    such Incremental Institutional Term Loan will not have (A) a stated maturity date prior to the Term D Loan Maturity Date or (B) a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of the Term D Loan;

(ii)    [reserved]; and

(iii)    solely in the case of an Incremental Institutional Term Loan incurred prior to December 1, 2022, the Effective Yield for such Incremental Institutional Term Loan (at each applicable pricing level with respect thereto) may not exceed by more than 0.50% the Effective Yield for the Term D Loan unless the Effective Yield for the Term D Loan is adjusted to equal the Effective Yield applicable to such Incremental Institutional Term Loan (at each applicable pricing level with respect thereto) minus 0.50%.

(f)    Terms of Additional Revolving Loan Facility. All of the terms and conditions applicable to the Additional Revolving Loan Facility shall be set forth in the relevant Incremental Increase Amendment and, to the extent not consistent with the Initial Revolving Loan Facility and the Initial ~~Revolving-2~~Revolving-B Loan Commitments, be satisfactory to the Administrative Agent, the Borrower and the applicable Incremental Lenders; provided that such Additional Revolving Loan Facility shall require no scheduled amortization or mandatory commitment reduction prior to the then applicable latest maturity date applicable to the Initial Revolving Loan Facility or any portion thereof (including, without limitation, the later of the Initial ~~Revolving-2~~Revolving-B Loan Maturity Date and the maturity date of any Extended Revolving Loan Commitment).

(g)    Terms of Additional Revolving Loan Commitment Increases and Initial Revolving Loan Commitment Increases. All of the terms and conditions applicable to each Additional Revolving Loan Commitment Increase or Initial Revolving Loan Commitment Increase, as the case may be, shall be set forth in the relevant Incremental Increase Amendment and shall be consistent with those applicable to the applicable Additional Revolving Loan Facility or Initial Revolving Loan Commitment Increase; provided that in connection with any such Incremental Increase:

(i)    all outstanding Additional Revolving Loans and the Additional Revolving Loan Commitment Ratios will be reallocated by the Administrative Agent on the applicable Incremental Increase Effective Date among the Lenders with an Additional Revolving Loan Commitment (including the Incremental Lenders providing any portion of such Additional Revolving Loan Commitment Increase) in accordance with their revised Additional Revolving Loan Commitment Ratios (and the applicable Lenders (including the Incremental Lenders providing any portion of such Additional Revolving Loan Commitment Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 2.9 in connection with such reallocation as if such reallocation were a repayment);

(ii)    all outstanding Initial Revolving Loans and the Initial Revolving Loan Commitment Ratios will be reallocated by the Administrative Agent on the applicable Incremental Increase Effective Date among the Lenders with an Initial Revolving Loan Commitment (including the Incremental Lenders providing any portion of such Initial Revolving Loan Commitment Increase) in accordance with their revised Initial Revolving Loan Commitment Ratios (and the applicable Lenders (including the Incremental Lenders providing any portion of such Initial Revolving Loan Commitment Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 2.9 in connection with such reallocation as if such reallocation were a repayment); and

(iii)    any Incremental Lender providing any portion of an Additional Revolving Loan Commitment Increase shall be entitled to the same voting rights as the existing Lenders with Additional Revolving Loan Commitments and any extensions of credit made in connection with each Additional Revolving Loan Commitment Increase shall receive proceeds of prepayments on the same basis as the other Additional Revolving Loans made hereunder.

(h)    Conflicting Provisions. This Section shall supersede any provisions in Sections 2.10 or 11.12 to the contrary.

Section 2.15    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent, the Issuing Bank or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the Issuing Bank and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations and Swingline Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Issuing Bank and the Swingline Lender as herein provided (other than Liens referred to in clause (a) of the definition of Permitted Liens), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.15 or Section 2.16 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the Issuing Bank and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 2.15 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Bank and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 2.16, the Person providing Cash Collateral, the Issuing Bank and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 2.16    Defaulting Lenders.

(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders, Required Revolving Lenders, Required Initial Revolving Lenders, Required Additional Revolving Lenders and Section 11.12.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank and the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Bank and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Initial Revolving Loan Commitments without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.

(A)    No Defaulting Lender shall be entitled to receive any Revolving Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 2.4(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Initial Revolving Loan Commitment Ratio of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C)    With respect to any Revolving Commitment Fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Initial Revolving Loan Commitment Ratios (calculated without regard to such Defaulting Lender’s Initial Revolving Loan Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate principal amount at such time of any Non-Defaulting Lender’s outstanding Initial Revolving Loans and such Non-Defaulting Lender’s participation in Letter of Credit Obligations and Swingline Loans at such time to exceed such Non-Defaulting Lender’s Initial Revolving Loan Commitment. Subject to Section 11.26, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.17    Reverse Dutch Auction Prepayments.

(a)    Notwithstanding anything to the contrary contained in this Agreement, the Borrower may at any time and from time to time conduct reverse Dutch auctions in order to prepay Term Loans below par value on a non-pro rata basis (each, an “Auction”, and each such Auction to be managed exclusively by the Administrative Agent or another investment bank of recognized standing selected by the Borrower and acceptable to the Administrative Agent (in such capacity, the “Auction Manager”)), so long as the following conditions are satisfied:

(i)    each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section and the Auction Procedures;

(ii)    no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice and at the time of prepayment of any Term Loans in connection with any Auction and after giving effect to any Indebtedness incurred in connection therewith;

(iii)    the cash amount that the Borrower offers to pay in any such Auction shall be no less than $10,000,000 and whole increments of $1,000,000 in excess thereof (unless another amount is agreed to by the Administrative Agent and Auction Manager);

(iv)    after giving effect to any prepayment of Term Loans pursuant to this Section and any Indebtedness incurred in connection therewith (A) [reserved] and (B) the aggregate amount of outstanding Initial Revolving Loans, Swingline Loans, Letter of Credit Obligations, Additional Revolving Loans and Other Revolving Loans on such date shall not be greater than $50,000,000;

(v)    the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so prepaid by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant prepayment;

(vi)    no more than one Auction may be ongoing at any one time;

(vii)    the aggregate principal amount (calculated on the face amount thereof) of all Term Loans prepaid pursuant to this Section shall not exceed 25% of the original issuance amount (calculated on the face amount thereof) of the Class of Term Loans being prepaid or, in solely in the case of Term C Loans or Term E Loans, the applicable principal amount thereof as of the First Amendment Effective Date;

(viii)    no more than three (3) such prepayments shall be made in any consecutive twelve (12) month period;

(ix)    the Borrower represents and warrants that, at the time of each such Auction and at the time of any prepayment of Term Loans pursuant to such Auction, neither the Borrower nor any of its Subsidiaries shall have any material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Borrower and its Subsidiaries or with respect to the Loans or any securities of the Borrower and its Subsidiaries that has not been previously disclosed in writing to the Administrative Agent and the Lenders (other than because such Lender does not wish to receive MNPI) prior to such time and could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in the Auction;

(x)    at the time of each prepayment of Term Loans through the Auction the Borrower shall have delivered to the Administrative Agent and the Auction Manager an officer’s certificate executed by an Authorized Signatory of the Borrower certifying as to compliance with the preceding clauses (ii), (iv) and (ix);

(xi)    any Auction shall be offered to all Lenders with a Commitment or outstanding Loans of the applicable tranche of Term Loans that are to be prepaid on a pro rata basis; and

(xii)    the Borrower shall only use (A) Excess Cash Flow that it is permitted to retain pursuant to Section 2.6(b)(iv) or (B) one time in any consecutive six (6) month period, the proceeds of Equity Issuances consisting solely of Capital Stock (other than Disqualified Stock) of the Borrower, in each case for such prepayment (it being acknowledged and agreed that, for the avoidance of doubt, no prepayment of any Term Loans pursuant to this Section 2.17 shall be made from the proceeds of any Initial Revolving Loan or any Additional Revolving Loan or any Other Revolving Loan).

(b)    The Borrower must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of prepayment of Term Loans pursuant to the respective Auction. If the Borrower commences any Auction (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of the respective Auction have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the prepayment of Term Loans pursuant to such Auction shall be satisfied, then the Borrower shall have no liability to any Lender for any termination of the respective Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of prepayment of Term Loans pursuant to the respective Auction, and any such failure shall not result in any Default hereunder. With respect to all prepayments of Term Loans made by the Borrower pursuant to this Section, (i) the Borrower shall pay on the settlement date of each such prepayment all accrued and unpaid interest and fees (except to the extent otherwise set forth in the relevant offering documents), if any, on the prepaid Term Loans up to the settlement date of such prepayment and (ii) such prepayments shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement, including, without limitation, Section 2.6.

(c)    The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement ((including, without limitation, Sections 2.6 and 2.10), it being understood and acknowledged that prepayments of the Term Loans by the Borrower contemplated by this Section shall not constitute Investments by the Borrower) that may otherwise prohibit any Auction or any other transaction contemplated by this Section. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Section 5.11 and Article 9 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.

Section 2.18    Extensions of Term Loans and Revolving Loan Commitments.

(a)    Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of any tranche of Term Loans with a like maturity date or Initial Revolving Loan Commitments, Additional Revolving Loan Commitments or Other Revolving Loan Commitments, as applicable, with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective tranche of Term Loans or Initial Revolving Loan Commitments or Additional Revolving Loan Commitments or Other Revolving Loan Commitments, as applicable, with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans of such tranche and/or Initial Revolving Loan Commitments or Additional Revolving Loan Commitments or Other Revolving Loan Commitments, as applicable, of such tranche and otherwise modify the terms of such Term Loans and/or Initial Revolving Loan Commitments or Additional Revolving Loan Commitments or Other Revolving Loan Commitments, as applicable, pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Initial Revolving Loan Commitments or Additional Revolving Loan Commitments or Other Revolving Loan Commitments, as applicable (and related outstandings) and/or modifying the amortization schedule in respect of such Term Loans) (each, an “Extension”, and each group of Term Loans, Initial ~~Revolving-1~~Revolving-A Loan Commitments, Initial ~~Revolving-2~~Revolving-B Loan Commitments, Additional Revolving Loan Commitments or Other Revolving Loan Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Initial ~~Revolving-1~~Revolving-A Loan Commitments, Initial ~~Revolving-2~~Revolving-B Loan Commitments, Additional Revolving Loan Commitments or Other Revolving Loan Commitments, as applicable (in each case not so extended), being a separate “tranche”; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted, and any Extended Revolving Loan Commitments shall constitute a separate tranche of Commitments from the tranche of Initial Revolving Loan Commitments or Additional Revolving Loan Commitments or Other Revolving Loan Commitments, as applicable, from which they were converted), so long as the following terms are satisfied:

(i)    no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders or immediately prior to the effectiveness of such Extension;

(ii)    except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Initial Revolving Loan Commitment or Additional Revolving Loan Commitments or Other Revolving Loan Commitments, as applicable, of any Lender that agrees to an Extension with respect to such Initial Revolving Loan Commitment or Additional Revolving Loan Commitment or Other Revolving Loan Commitments, as applicable, extended pursuant to an Extension (an “Extended Revolving Loan Commitment”), and the related outstandings, shall be an Initial Revolving Loan Commitment or Additional Revolving Loan Commitment or Other Revolving Loan Commitments, as applicable (or related outstandings, as the case may be) with the same terms as the original Initial Revolving Loan Commitments or Additional Revolving Loan Commitment or Other Revolving Loan Commitments, as applicable (and related outstandings) of such Lender; provided that:

(A)    the borrowing and repayment (except for (1) payments of interest and fees at different rates on Extended Revolving Loan Commitments (and related outstandings), (2) repayments required upon the maturity date of the non-extending Initial Revolving Loan Commitments or Additional Revolving Loan Commitment or Other Revolving Loan Commitments, as applicable, and (3) repayment made in connection with a permanent repayment and termination of commitments in accordance with clause (C) below) of Initial Revolving Loans or Additional Revolving Loans or Other Revolving Loans, as applicable, with respect to Extended Revolving Loan Commitments after the applicable Extension date shall (except as expressly provided in Section 2.5(b)) be made on a pro rata basis with all other Initial Revolving Loan Commitments or Additional Revolving Loan Commitments or Other Revolving Loan Commitments, as applicable;

(B)    all Swingline Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Initial Revolving Loan Commitments in accordance with their applicable Initial Revolving Loan Commitment Ratio;

(C)    the permanent repayment of Initial Revolving Loans or Additional Revolving Loans or Other Revolving Loans, as applicable, with respect to, and termination of, Extended Revolving Loan Commitments after the applicable Extension date shall be made on a pro rata basis with all other Initial Revolving Loan Commitments or Additional Revolving Loan Commitments or Other Revolving Loan Commitments, as applicable, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such tranche on a better than pro rata basis as compared to any other tranche with a later maturity date than such tranche; and

(D)    assignments and participations of Extended Revolving Loan Commitments and extended Initial Revolving Loans or Additional Revolving Loans or Other Revolving Loans, as applicable, shall be governed by the same assignment and participation provisions applicable to Initial Revolving Loan Commitments or Additional Revolving Loan Commitments or Other Revolving Loan Commitments, as applicable, and Initial Revolving Loans or Additional Revolving Loans or Other Revolving Loans, as applicable;

(iii)    except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi) below, be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an Extension with respect to such Term Loans extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer;

(iv)    the final maturity date of any Extended Term Loans shall be no earlier than the Latest Maturity Date hereunder;

(v)    the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the applicable tranche of Term Loans extended thereby;

(vi)    any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer;

(vii)    if the aggregate principal amount of Term Loans (calculated on the face amount thereof), Initial Revolving Loan Commitments or Additional Revolving Loan Commitments or Other Revolving Loan Commitments, as the case may be, in respect of which Lenders who have issued such Term Loans, Initial Revolving Loan Commitments, Additional Revolving Loan Commitments and/or Other Revolving Loan Commitments, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans, Initial Revolving Loan Commitments, Additional Revolving Loan Commitments or Other Revolving Loan Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans, Initial Revolving Loan Commitments, Additional Revolving Loan Commitments or Other Revolving Loan Commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(viii)    all documentation in respect of such Extension shall be consistent with the foregoing; and

(ix)    unless otherwise agreed to by the Administrative Agent in its sole discretion, at no time shall there be more than (A) four (4) different tranches of Revolving Loan Commitments hereunder or (B) six (6) different tranches of Term Loans hereunder.

(b)    With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.6 and (ii) unless otherwise agreed to by the Administrative Agent, each Extension Offer shall be in a minimum principal amount (to be specified in the relevant Extension Offer) for the applicable tranche to be extended of (A) $100,000,000 with respect to Term Loans and (B) $20,000,000 with respect to Initial Revolving Loan Commitments or Additional Revolving Loan Commitments or Other Revolving Loan Commitments (in each case, or, if less, the remaining amount of such tranche). The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Loan Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c)    No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (i) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans, Initial Revolving Loan Commitments, Additional Revolving Loan Commitments and/or Other Revolving Loan Commitments (or a portion thereof) and (ii) with respect to any Extension of the Initial Revolving Loan Commitments, the consent of the Issuing Bank and the Swingline Lender, which consent shall not be unreasonably withheld, delayed or conditioned. All Extended Term Loans, Extended Revolving Loan Commitments and all obligations in respect thereof shall be Loan Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Loan Obligations with respect to the tranche from which they were extended. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Initial Revolving Loan Commitments, Additional Revolving Loan Commitments, Other Revolving Loan Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section. In addition, if so provided in such amendment and with the consent of the Issuing Bank, participations in Letters of Credit expiring on or after the applicable Maturity Date of the non-extended tranche shall be re-allocated from Lenders holding the applicable Revolving Loan Commitments with respect to such non-extended tranche to Lenders holding applicable Extended Revolving Loan Commitments in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Extended Revolving Loan Commitments, be deemed to be participation interests in respect of such Extended Revolving Loan Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten (10) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

Section 2.19    Refinancing Amendments.

(a)     On one or more occasions after the Restatement Effective Date, the Borrower may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of any Class of Term Loans and the Revolving Loans (or unused Revolving Loan Commitments) then outstanding under this Agreement, in the form of Other Term Loans, Other Term Loan Commitments, Other Revolving Loan Commitments or Other Revolving Loans pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.19 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Loan Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Other Revolving Loan Commitments and (C) repayment of principal made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Other Revolving Loan Commitments after the date of obtaining any Other Revolving Loan Commitments shall be made on a pro rata basis with all other Revolving Loan Commitments of the Class of Revolving Loan Commitments that is so refinanced, (2) subject to the provisions of Section 2.6(b)(vii), Section 2.13(i) and Section 2.18 to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a Maturity Date when there exist Extended Revolving Loan Commitments or Initial Revolving Loan Commitments with a longer Maturity Date, all Swingline Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Loan Commitments (and except as provided in Section 2.6(b)(vii), Section 2.13(i) and Section 2.18, without giving effect to changes thereto on an earlier Maturity Date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Loans with respect to, and termination of, Other Revolving Loan Commitments after the date of obtaining any Other Revolving Loan Commitments shall be made on a pro rata basis with all other Revolving Loan Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later Maturity Date than such Class and (4) assignments and participations of Other Revolving Loan Commitments and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Loan Commitments and Revolving Loans.

(b)    The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 3.2 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Restatement Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Loan Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(c)    Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.19(a) shall be in an aggregate principal amount that is (x) not less than $25,000,000 and (y) an integral multiple of $1,000,000 in excess thereof (or, if less, the remaining outstanding principal amount of the applicable Refinanced Debt).

(d)    Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.19, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

ARTICLE 3

Conditions Precedent

Section 3.1    Conditions Precedent to Effectiveness of Agreement. The obligation of the Lenders to undertake the Commitments and make the Term D Loan on the Restatement Effective Date and the effectiveness of this Agreement are subject to the prior or contemporaneous fulfillment of each conditions set forth in the Restatement Agreement to which this Agreement is attached.

Section 3.2    Conditions Precedent to Each Advance, Swingline Loan and Letter of Credit. The obligation of (x) the Lenders to make, Convert or Continue each Advance, after the Restatement Effective Date, (y) the Swingline Lender to fund each Swingline Loan and (z) the Issuing Bank to issue, increase, extend or renew each Letter of Credit hereunder is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance and/or issuance subject, in the case of any Loan or Advance in connection with a Limited Condition Acquisition, to Section 1.10:

(a)    All of the representations and warranties of the Borrower under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Restricted Subsidiaries), which, pursuant to Section 4.2, are made at and as of the time of such Advance, Swingline Loan or issuance, increase, extension or renewal of a Letter of Credit, shall be true and correct at such time in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Materially Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) at such time (or to the extent related specifically to a specific prior date, as of such date), both before and after giving effect to the funding of such Advance or Swingline Loan and/or the issuance, increase, extension or renewal of the Letter of Credit, as applicable, and the application of the proceeds thereof, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties, and no Default or Event of Default hereunder shall then exist or be caused thereby.

(b)    The Administrative Agent shall have received a duly executed Request for Advance and/or Request for Issuance of Letter of Credit, as applicable.

(c)    [Reserved].

(d)    On the date of, and after giving effect to, any Advance, Conversion or Continuation of any Initial Revolving Loan, Swingline Loan, Additional Revolving Loan or Other Revolving Loan (unless, in the case of the Additional Revolving Loans or Other Revolving Loans, otherwise agreed to by the Administrative Agent and each Incremental Lender or Lender holding an Additional Revolving Loan Commitment or Other Revolving Loan Commitment, as the case may be) and/or increase, extension, renewal or issuance of any Letter of Credit (except, solely with respect to any increase, extension, renewal or issuance of any Letter of Credit, if a Suspension Period would otherwise be in effect both before and after giving effect thereto), the Borrower shall be in compliance on a pro forma basis with the covenant set forth in Section 7.7.

The acceptance of proceeds of any Advance which would increase the aggregate principal amount of Loans outstanding shall be deemed to be a representation and warranty by the Borrower as to compliance with this Section 3.2 on the date any such Loan is made.

ARTICLE 4

Representations and Warranties

Section 4.1    Representations and Warranties. The Borrower hereby represents and warrants, in favor of the Administrative Agent and each Lender, that:

(a)    Organization; Ownership; Power; Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. Each Restricted Subsidiary of the Borrower is a Person duly organized, validly existing and in good standing under the laws of the state of its incorporation, organization or formation and has the power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. The Borrower and its Restricted Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except where failure to be so qualified, in the aggregate, could not reasonably be expected to have a Materially Adverse Effect.

(b)    Borrower: Authorization; Enforceability. The Borrower has the corporate power and has taken all necessary corporate action to authorize it to borrow hereunder, and the Borrower has the corporate power and has taken all necessary corporate action to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the other Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower, in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (the “Bankruptcy Exception”).

(c)    Subsidiaries: Authorization; Enforceability. The Borrower’s Subsidiaries, and the Borrower’s direct and indirect ownership thereof, in each case as of the Restatement Effective Date, are as set forth on Schedule 4 attached hereto, and the Borrower, directly or indirectly, has the unrestricted right to vote the issued and outstanding Capital Stock of the Subsidiaries shown thereon; such Capital Stock of such Subsidiaries has been duly authorized and issued and is fully paid and nonassessable. Each Restricted Subsidiary of the Borrower has the power and has taken all necessary action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Restricted Subsidiary of the Borrower is a party has been duly executed and delivered by such Restricted Subsidiary and is a legal, valid and binding obligation of such Restricted Subsidiary enforceable against such Restricted Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to the Bankruptcy Exception. The Borrower’s Capital Stock in each of its Restricted Subsidiaries represents a direct or indirect controlling interest of such Restricted Subsidiary for purposes of directing or causing the direction of the management and policies of each Restricted Subsidiary.

(d)    Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and by the Borrower and its Restricted Subsidiaries of each of the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate any Communications Laws or any other material Applicable Law respecting the Borrower or any of its Restricted Subsidiaries, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws or partnership agreements or operating agreements or trust agreements (or the equivalents thereof), as the case may be, as amended, of the Borrower or of any of its Restricted Subsidiaries, (iv) conflict with, result in a breach of, or constitute a default under any Operating Agreement, or any other indenture, agreement, or other instrument, to which the Borrower or any of its Restricted Subsidiaries is a party or by which any of them or their respective properties may be bound which could, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect, or (v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Restricted Subsidiaries, except for Permitted Liens.

(e)    Business. The Borrower, together with its Restricted Subsidiaries, is engaged only in the Permitted Businesses.

(f)    Licenses; Operating Agreements.

(i)    Each of the Borrower and its Restricted Subsidiaries has all requisite power and authority, material Operating Agreements and Licenses to own and operate its properties and to carry on its businesses as now conducted and as proposed to be conducted (it being recognized that certain Stations may, from time to time, operate pursuant to Special Temporary Authority granted by the FCC or may have pending FCC License renewal applications and, as a result, may be operating under such FCC Licenses pursuant to provisions of the Communications Laws that keep such FCC Licenses in effect until the FCC has taken final action on such renewal applications). Schedule 2 correctly identifies (A) the call letters and designated market area of each full power Station, (B) all of the network affiliation agreements for the primary channel of such Station, (C) the FCC Licenses of the Borrower and its Restricted Subsidiaries with respect to such full power Stations and (D) the termination date, if any, of each such network affiliation agreement and FCC License. To the extent requested by the Administrative Agent, a true, correct and complete copy of each material Operating Agreement and License set forth in Schedule 2 has been made available to the Administrative Agent. Each material Operating Agreement and License was duly and validly issued pursuant to procedures which comply in all material respects with all requirements of Applicable Law. As of the Restatement Effective Date and at all times thereafter, the Borrower and its Restricted Subsidiaries have the right to use all material Licenses required in the ordinary course of business for all Stations and any Permitted Business, and each such License is in full force and effect (it being recognized that certain Stations may, from time to time, operate pursuant to Special Temporary Authority granted by the FCC or may have pending FCC License renewal applications and, as a result, may be operating under such FCC Licenses pursuant to provisions of the Communications Laws that keep such FCC License in effect until the FCC has taken final action on such renewal applications). Each of the Borrower and its Restricted Subsidiaries has taken all material actions and performed all of its material obligations that are necessary to maintain all material Licenses without adverse modification or impairment. Except as shown on Schedule 2, no event has occurred which (1) has resulted in, or after notice or lapse of time or both would reasonably be expected to result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of or any order of forfeiture with respect to, any material License or (2) materially and adversely affects or could reasonably be expected in the future to materially and adversely affect the rights of the Borrower or any of its Restricted Subsidiaries thereunder. Except as set forth on Schedule 2, each FCC License is held by a License Sub. Except as set forth in Schedule 2, none of the FCC Licenses requires that any present stockholder, director, officer or employee of the Borrower or any of its Restricted Subsidiaries remain a stockholder or employee of such Person, or that any transfer of control of such Person must be approved by any public or governmental body other than the FCC.

(ii)    Except as shown on Schedule 2 and excluding any customary applications filed with the FCC seeking the renewal of a FCC License for so long as no Person has filed with the FCC a Petition to Deny such application, neither the Borrower nor any of its Restricted Subsidiaries is a party to or has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the radio or television industries generally) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of the material Licenses of any such Person. Except as shown on Schedule 2, neither the Borrower nor any of its Restricted Subsidiaries has any reason to believe that any material Licenses listed and described in Schedule 2 will not be renewed in the ordinary course. Each of the Borrower and its Restricted Subsidiaries, as applicable, (a) has duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communication Act or pursuant to FCC Regulations or requests of any regulatory body having jurisdiction over any of its Licenses, (b) has submitted to the FCC on a timely basis all required equal employment opportunity reports, and (c) is in compliance with the Communications Laws, including all FCC Regulations relating to the broadcast of television signals, all FCC Regulations concerning the limits on the duration of advertising in children’s programming and the record keeping obligations relating to such advertising, the Children’s Television Act and all FCC Regulations promulgated thereunder and all equal employment opportunity-related FCC Regulations, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect. The Borrower and its Restricted Subsidiaries maintain appropriate public files at the Stations and at any other Permitted Business in a manner that complies in all material respects with all FCC Regulations.

(iii)    The Ownership Reports filed by the Borrower and its Restricted Subsidiaries with the FCC are true, correct and complete in all material respects and there have been no material changes in the ownership of the Borrower or any Restricted Subsidiary of the Borrower since the filing of such Ownership Reports other than as described in information filed with the FCC.

Each of the representations and warranties made in this Section 4.1(f) or in any other provision of this Agreement or any other Loan Document that is qualified by reference to Schedule 2 shall be made as of the most recent date on which such schedule (or a restatement thereof) was delivered hereunder.

(g)    Compliance with Law. The Borrower and its Restricted Subsidiaries are in compliance with all Applicable Law, except where the failure to be in compliance would not individually or in the aggregate have a Materially Adverse Effect.

(h)    Title to Assets. The Borrower and its Restricted Subsidiaries have good, legal and marketable title to, or a valid leasehold interest in, all of their respective material assets. None of the properties or assets of the Borrower or any of its Restricted Subsidiaries is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, neither the Borrower nor any of its Restricted Subsidiaries has authorized the filing of any financing statement under the Uniform Commercial Code as in effect in any jurisdiction or any other filing which names the Borrower or any of its Restricted Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of its Restricted Subsidiaries or signed any security agreement (or similar agreement or instrument) authorizing any secured party thereunder to file any such financing statement or filing.

(i)    Litigation. Except as set forth on Schedule 3 hereto, there is no action, suit, proceeding or investigation pending against, or, to the knowledge of the Borrower, overtly threatened against or in any other manner relating adversely to, the Borrower or any of its Restricted Subsidiaries or any of their respective properties, including, without limitation, the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body which could reasonably be expected to have a Materially Adverse Effect. No action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) individually or collectively involves the possibility of any judgment or liability not fully covered by insurance which would reasonably be expected to have a Materially Adverse Effect.

(j)    Taxes. All federal, state and other material tax returns of the Borrower, each of its Restricted Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or by any of its Restricted Subsidiaries or imposed upon the Borrower or any of its Restricted Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (A) the payment of which the Borrower or any of its Restricted Subsidiaries is diligently contesting in good faith by appropriate proceedings, (B) for which adequate reserves have been provided on the books of the Borrower or the Restricted Subsidiary of the Borrower involved, and (C) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, or (ii) which may result from audits not yet conducted. The charges, accruals and reserves on the books of the Borrower and each of its Restricted Subsidiaries in respect of taxes are, in the reasonable judgment of the Borrower, adequate.

(k)    Financial Statements; Projections.

(i)    The Borrower has furnished or caused to be furnished to the Administrative Agent and the Lenders a Form 10-K for the Borrower and its Restricted Subsidiaries on a consolidated basis for the fiscal year ended December 31, 2020 and a Form 10-Q for the Borrower and its Restricted Subsidiaries on a consolidated basis for the fiscal quarter ended September 30, 2021 which, together with other financial statements furnished to the Lenders subsequent to the Restatement Effective Date have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Borrower and its Restricted Subsidiaries on a consolidated basis on and as at such dates and the results of operations for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end and audit adjustments).

(ii)    The Borrower has delivered to the Administrative Agent and the Lenders projections for fiscal years 2022 through 2027. Such projections were prepared by the Borrower in good faith on the basis of assumptions the Borrower believes were reasonable in light of the conditions existing at the time of preparation thereof and remain reasonable as of the Restatement Effective Date, and as of the Restatement Effective Date there are no facts which are known to the Borrower which the Borrower believes would cause a material adverse change in such projections. It is acknowledged and understood that the projections as they relate to future events are not to be viewed as representations and warranties that such events will occur and actual results may differ significantly and materially from the projected results.

(l)    No Material Adverse Change. There has occurred no event since December 31, 2020 which has or which could reasonably be expected to have a Materially Adverse Effect.

(m)    ERISA. The Borrower and each of its Restricted Subsidiaries and each of their respective Plans are in material compliance with ERISA and the Code, and neither the Borrower nor any of its ERISA Affiliates, including its Restricted Subsidiaries, has incurred any material accumulated funding deficiency with respect to any such Plan within the meaning of Section 302(a) of ERISA or Section 412(a) of the Code. Neither the Borrower nor any of its Restricted Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in the Plans, in written agreements with such employees, or in the Borrower’s employee handbook and memoranda to employees, in each case other than any such promises required or reasonably necessary to transition employees acquired in connection with an Acquisition permitted hereunder. Neither the Borrower nor any of its ERISA Affiliates, including its Restricted Subsidiaries, has incurred any material liability to PBGC (other than premium payments) in connection with any such Plan. Except as set forth in the Borrower’s annual report on Form 10-K for fiscal year ended December 31, 2013, the present value of all “benefit liabilities” (within the meaning of Section 4001(a)(16) of ERISA) based on the actuarial assumptions used for accounting purposes specified in FASB ASC 715 using the methodology under FASB ASC 715 to calculate the accumulated benefit obligation, did not exceed as of the most recent Plan actuarial valuation date the then current fair market value of the assets of such Plan. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its Restricted Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to a material tax or penalty on “prohibited transactions” imposed by Section 502 of ERISA or Section 4975 of the Code. Neither the Borrower nor any of its ERISA Affiliates, including its Restricted Subsidiaries, is or has been obligated to make any payment to a Multiemployer Plan. Neither the Borrower nor any of its Restricted Subsidiaries is or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

(n)    Compliance with Regulations T, U and X. Neither the Borrower nor any of its Restricted Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any of its Restricted Subsidiaries owns or presently intends to acquire, any “margin security” or “margin stock” (the “Margin Stock”) as defined in Regulations T, U, and X (12 C.F.R. Parts 220, 221 and 224) of the Board of Governors of the Federal Reserve System (the “Fed Regulations”) which would result in any violation of the Fed Regulations. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of said Regulations, in each case which would result in any violation of the Fed Regulations. The Borrower has not taken, caused or authorized to be taken, and will not take any action which might cause this Agreement to violate any Fed Regulation or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Borrower will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of the applicable Federal Reserve Forms referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, reasonably requested by the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of any Fed Regulation. Following the application of the proceeds of each Loan and Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Restricted Subsidiaries on a consolidated basis) subject to the provisions of Section 7.2 or Section 7.4 or subject to any similar restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness subject to Section 8.1(k) will be “Margin Stock”.

(o)    Investment Company Act. Neither the Borrower nor any of its Restricted Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Restricted Subsidiaries of this Agreement and the Loan Documents violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the United States Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

(p)    Governmental Regulation. Neither the Borrower nor any of its Restricted Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution, delivery and performance of this Agreement, any other Loan Document, except for (i) the filing with the FCC of a copy of this Agreement as required by Section 73.3613 of the FCC’s regulations and (ii) the filing of appropriate Uniform Commercial Code financing statements.

(q)    Absence of Default, Etc. The Borrower and its Restricted Subsidiaries are in compliance in all material respects with all of the provisions of their respective partnership agreements, operating agreements, certificates or articles of incorporation and by-laws (or the equivalents thereof), as the case may be, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, (i) a Default or (ii) a material default by the Borrower or any of its Restricted Subsidiaries under any indenture, agreement or other instrument relating to Indebtedness of the Borrower or any of its Restricted Subsidiaries in the amount of $80,000,000 or more in the aggregate, any material license, or any judgment, decree or order to which the Borrower or any of its Restricted Subsidiaries is a party or by which the Borrower or any of its Restricted Subsidiaries or any of their respective properties may be bound or affected.

(r)    Accuracy and Completeness of Information. All material information, reports, prospectuses and other papers and data relating to the Borrower or any of its Restricted Subsidiaries and furnished by or on behalf of the Borrower or any of its Restricted Subsidiaries to the Administrative Agent or the Lenders, taken as a whole, were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Lenders true and accurate knowledge in all material respects of the subject matter. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable and attainable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may materially differ from the projected results. As of the Restatement Effective Date, all of the information included in the Beneficial Ownership Certification is true and correct.

(s)    Agreements with Affiliates. As of the Restatement Effective Date, neither the Borrower nor any of its Restricted Subsidiaries provides services to, or has any agreements with, Affiliates except for (i) those between and among Credit Parties, (ii) those that are on terms that are not materially less advantageous to the Borrower or such Restricted Subsidiary than would be the case if such transaction had been effected with a non-Affiliate and (iii) those forth on Schedule 5 attached hereto.

(t)    Payment of Wages. The Borrower and each of its Restricted Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and to the knowledge of the Borrower and each of its Restricted Subsidiaries, such Persons have paid all minimum and overtime wages required by law to be paid to their respective employees.

(u)    Priority. The Security Interest is a valid and, in accordance with the terms of the Loan Documents, perfected first priority security interest (subject to Permitted Liens) in the Collateral in favor of the Administrative Agent, for the benefit of itself and the Secured Parties, securing in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by the Bankruptcy Exception (insofar as it relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Restricted Subsidiaries, as the case may be).

(v)    [Reserved].

(w)    Solvency. As of the Restatement Effective Date and after giving effect to the transactions contemplated by the Loan Documents and calculated on a consolidated basis (i) the property of the Credit Parties, at a fair valuation, will exceed their debts; (ii) the capital of the Credit Parties will not be unreasonably small to conduct their business; (iii) the Credit Parties will not have incurred debts, or have intended to incur debts, beyond their ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Credit Parties will be greater than the amount that will be required to pay their probable liabilities (including debts) as they become absolute and matured. For purposes of this Section 4.1(w), “debt” shall mean any liability on a claim, and “claim” shall mean (x) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (y) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

(x)    Patents, Trademarks, Franchises, etc. The Borrower and each of its Restricted Subsidiaries owns, possesses, or has the right to use all necessary patents, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights and franchises, and rights with respect thereof, necessary to conduct its respective business as now conducted, without known conflict with any patent, trademark, trade name, service mark, franchise, or copyright of any other Person, and in each case, subject to no mortgage, pledge, Lien, lease, encumbrance, charge, security interest, title retention agreement or option, other than Permitted Liens. All such patents, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and franchises are in full force and effect, the holder thereof is in compliance in all material respects with all of the provisions thereof, and no such asset or agreement is subject to any pending or, to the Borrower’s knowledge, threatened attack or revocation.

(y)    Collective Bargaining. As of the Restatement Effective Date, none of the employees of the Borrower or any of its Restricted Subsidiaries is a party to any collective bargaining agreement with the Borrower or any of its Restricted Subsidiaries except as set forth on Schedule 8 attached hereto. To the knowledge of the Borrower and its officers, there are no material grievances, disputes, or controversies with any union or any other organization of the employees of the Borrower or any of its Restricted Subsidiaries or threats of strikes, work stoppages, or any asserted pending demands for collective bargaining by any union or other organization except as set forth on Schedule 8 attached hereto.

(z)    Environmental Protection.

(i)    Except as set forth in Schedule 9 attached hereto, neither the Borrower nor any of its Restricted Subsidiaries nor any of their respective Real Property or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (A) any Environmental Law, (B) any Environmental Claim or (C) any Hazardous Materials Activity;

(ii)    Neither the Borrower nor any of its Restricted Subsidiaries has received any letter or written request for information under Section 104 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9604) or any comparable state law;

(iii)    There are no and, to the Borrower’s knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Materially Adverse Effect;

(iv)    Neither the Borrower nor any of its Restricted Subsidiaries, nor, to the Borrower’s knowledge, any predecessor of the Borrower or any of its Restricted Subsidiaries has filed any notice under any Environmental Law indicating past or present Release of Hazardous Materials on any Real Property, and neither the Borrower nor any of its Restricted Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste (other than hazardous waste generated in the ordinary course of business, and which is not reasonably likely to materially adversely affect the Real Property or have a Materially Adverse Effect), as defined under 40 C.F.R. Parts 260-270 or any state equivalent; and

(v)    Compliance with all current requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Materially Adverse Effect.

Notwithstanding anything in this Section 4.1(z) to the contrary, to the knowledge of Borrower or any of its Restricted Subsidiaries, no event or condition has occurred or is occurring with respect to the Borrower or any of its Restricted Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had or could reasonably be expected to have a Materially Adverse Effect.

(aa)    Sanctions, Anti-Money Laundering and Anti-Corruption Generally. None of (i) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established by this Agreement, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons or (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws or Anti-Money Laundering Laws. The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Controlled Affiliates with the Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Borrower and its Subsidiaries, and to the knowledge of Borrower, each director, officer, employee, agent and Affiliate of the Borrower and each such Subsidiary, is in compliance with the Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects and applicable Sanctions.

(bb)    Anti-Corruption, Anti-Money Laundering and Use of Proceeds. No proceeds of any Loan or Letter of Credit have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in each case in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(cc)    Status of Credit Parties. No Credit Party is an Affected Financial Institution or Covered Party.

Section 4.2    Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and any other Loan Document shall be deemed to be made, and shall be true and correct in all material respects (except, to the extent that any such representation and warranty is qualified by materiality or Materially Adverse Effect, in which case such representation and warranty shall be true and correct in all respects), at and as of the Restatement Effective Date and on the date of the making, Continuation or Conversion of each Advance or issuance, increase, extension or renewal of each Letter of Credit, except to the extent relating specifically to the Restatement Effective Date or an earlier date which shall be true and correct in all material respects (or, if qualified by materiality or Materially Adverse Effect, in all respects) as of the Restatement Effective Date or such earlier date, as the case may be. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Lenders and the Administrative Agent, any investigation or inquiry by any Lender or the Administrative Agent, or the making, Continuation or Conversion of any Advance or issuance, increase, extension or renewal of any Letter of Credit under this Agreement.

ARTICLE 5

General Covenants

So long as any of the Loan Obligations is outstanding and unpaid (other than contingent indemnity and expense reimbursement obligations for which no claim has been made) or any of the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

Section 5.1    Preservation of Existence and Similar Matters. Except as permitted under Section 7.4, the Borrower will, and will cause each of its Restricted Subsidiaries to:

(a)    preserve and maintain its existence, and its material rights, franchises, Licenses and privileges; and

(b)    qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for such failure to so qualify and be so authorized as could not reasonably be expected to have a Materially Adverse Effect.

Section 5.2    Business; Compliance with Applicable Law. The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) engage only in Permitted Businesses and (b) comply with the requirements of all Applicable Law, except in the case of this clause (b), where the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Materially Adverse Effect.

Section 5.3    Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties necessary to conduct, or material to, their respective businesses (whether owned or held under lease), other than obsolete equipment or unused assets, and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

Section 5.4    Accounting Methods and Financial Records. The Borrower will, and will cause each of its Restricted Subsidiaries on a consolidated basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records of their respective properties and assets (which shall be true and correct in all material respects). The Borrower and its Restricted Subsidiaries will maintain a fiscal year ending on December 31st.

Section 5.5    Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to:

(a)    maintain insurance, including, without limitation, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrower and each of its Restricted Subsidiaries as is prudent for similarly situated companies engaged in the television broadcast industry or same industry as any other Permitted Business, as applicable;

(b)    [Reserved]; and

(c)    unless waived by the Administrative Agent in its sole discretion, require that each insurance policy provide for at least thirty (30) days’ prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, and name the Administrative Agent as additional named lender loss payee and, as appropriate, additional insured, to the extent of the Obligations.

Section 5.6    Payment of Taxes and Claims. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties except where the failure to pay and discharge the same could not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect; provided, however, that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of its Restricted Subsidiaries to, timely file all federal, state and other material information returns required by applicable tax authorities.

Section 5.7    Compliance with ERISA. The Borrower will, and will cause each of its Restricted Subsidiaries and ERISA Affiliates to comply with the requirements of the Code and ERISA with respect to the operation of all Plans, except the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Materially Adverse Effect.

Section 5.8    Visits and Inspections. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit representatives of the Administrative Agent and any of the Lenders, prior to the occurrence of an Event of Default upon reasonable prior notice and at any time upon the occurrence and during the continuance of an Event of Default, to (a) visit and inspect the properties of the Borrower or any of its Restricted Subsidiaries during business hours, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers and independent public accountants their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. Notwithstanding the foregoing, with respect to environmental inspections of the properties of the Borrower or any of its Restricted Subsidiaries, representatives of the Administrative Agent shall only have the right to inspect twice in every twelve (12) consecutive months, unless the Administrative Agent has a reasonable basis to believe that a condition exists or an event has occurred which reasonably could give rise to material liability to the Borrower or its Restricted Subsidiaries under applicable Environmental Laws, or an Event of Default has occurred.

Section 5.9    [Reserved].

Section 5.10    Use of Proceeds. The Borrower will use the aggregate proceeds of (a) the Term D Loan funded on the Restatement Effective Date to (i) finance a portion of the purchase price for the Project Matrix Acquisition; (ii) refinance certain Indebtedness of the Project Matrix Targets and (iii) finance the payment of premiums, fees and expenses incurred in connection with this Agreement, the Project Matrix Acquisition, the issuance of the New Notes and the other Transactions contemplated to occur on the Restatement Effective Date; and (b) the Initial Revolving Loans and Swingline Loans for working capital and general corporate purposes of the Borrower and its Restricted Subsidiaries, including, without limitation, Investments permitted hereunder and Permitted Acquisitions.

Section 5.11    Indemnity.

(a)    Indemnification by the Borrower. The Borrower shall indemnify the Lead Arrangers, Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), damages, liabilities and related expenses (including reasonable and documented fees, charges and disbursements of (x) one counsel to the Administrative Agent and its Affiliates, one additional FCC counsel to the Administrative Agent and its Affiliates and, if reasonably necessary, a single specialty or local counsel for the Administrative Agent and its Affiliates in each relevant specialty or jurisdiction, as applicable and (y) one counsel to all Indemnitees taken as a whole (other than the Administrative Agent and its Affiliates), one FCC counsel to all Indemnitees taken as a whole (other than the Administrative Agent and its Affiliates) and, if reasonably necessary, a single specialty or local counsel for all Indemnitees taken as a whole (other than the Administrative Agent and its Affiliates) in each relevant specialty or jurisdiction, as applicable; provided that in each case, in the case of an actual or perceived conflict of interest with respect to any of the foregoing counsel, one additional such counsel to each group of affected Indemnitees similarly situated and taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any of its Subsidiaries arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Restricted Subsidiaries, or any Environmental Claim related in any way to the Borrower or any of its Restricted Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto, or (v) any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby (including, without limitation, the Transactions) or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Restricted Subsidiary against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Restricted Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) any dispute solely among the Indemnitees (other than any claims (i) against an Indemnitee in its capacity as or in fulfilling its role as an agent or arranger or any similar role under this Agreement or any other Loan Document or (ii) arising out of any act or omission of the Borrower or any Subsidiary of the Borrower or any of their respective Affiliates).

(b)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby (including, without limitation, the Transactions) or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby (including, without limitation, the Transactions) or thereby, unless such use of information or other materials by unintended recipients is determined by a court of competent jurisdiction, by a final nonappealable judgment, to have resulted from the gross negligence or willful misconduct of such Indemnitee.

Section 5.12    Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; Beneficial Ownership Regulation. The Borrower will (a) maintain in effect and enforce policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

Section 5.13    Covenants Regarding Formation of Subsidiaries and Acquisitions; Partnership, Subsidiaries; Designation of Subsidiaries.

(a)    No later than thirty (30) days (or such later time as determined by the Administrative Agent in its sole discretion) after (i) any Subsidiary is acquired pursuant to any Acquisition permitted hereunder, (ii) any Restricted Subsidiary that was an Immaterial Subsidiary, Securitization Subsidiary or a Qualified Joint Venture ceasing to be an Immaterial Subsidiary, Securitization Subsidiary or a Qualified Joint Venture, as the case may be, and (iii) the formation of any new Subsidiary of the Borrower or any of its Restricted Subsidiaries which is permitted under this Agreement, the Borrower will, and will cause its Restricted Subsidiaries, as appropriate, to: (A) in the case of any Domestic Subsidiary (other than an Immaterial Subsidiary, a Securitization Subsidiary or a Qualified Joint Venture) that is not designated as an Unrestricted Subsidiary, (1) provide to the Administrative Agent an executed supplement to the Collateral Agreement and the other applicable Security Documents for such new Subsidiary, which shall authorize the filing of appropriate Uniform Commercial Code financing statements, as well as an executed supplement to the Subsidiary Guaranty for such new Subsidiary, which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Subsidiary, in form and substance satisfactory to the Administrative Agent, together with appropriate attachments; (2) deliver to the Administrative Agent such original Capital Stock or other certificates and stock or other transfer powers evidencing the Capital Stock of such Person (if any), (3) deliver to the Administrative Agent an updated Schedule 4 to this Agreement and such other updated Schedules to the Loan Documents as may be necessary to make the representations and warranties contained in the Loan Documents true and correct as of the date such Person is joined to any applicable Loan Document, and (4) unless waived by the Administrative Agent in its sole discretion, provide to the Administrative Agent all other documentation as reasonably requested by the Administrative Agent, including one or more opinions of counsel, which are satisfactory to the Administrative Agent and which in its opinion is appropriate with respect to such Acquisition (if applicable) and such Person; and (B) in the case of any First Tier Foreign Subsidiary (that is not designated as an Unrestricted Subsidiary), to the extent requested by the Administrative Agent, cause (1) the applicable Credit Party to deliver to the Administrative Agent Security Documents pledging sixty-five percent (65%) of the total outstanding voting Capital Stock (and one hundred percent (100%) of the non-voting Capital Stock) of any such new First Tier Foreign Subsidiary and a consent thereto executed by such new First Tier Foreign Subsidiary (including, without limitation, if applicable, original certificates (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Capital Stock of such new First Tier Foreign Subsidiary, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (2) such First Tier Foreign Subsidiary to deliver to the Administrative Agent such documents and certificates of the type referred to in the Restatement Agreement as may be reasonably requested by the Administrative Agent, (3) such Person to deliver to the Administrative Agent an updated Schedule 4 to this Agreement and such other updated Schedules to the Loan Documents as may be necessary to make the representations and warranties contained in the Loan Documents true and correct as of the date such Person’s Capital Stock is pledged, and (4) unless waived by the Administrative Agent in its sole discretion, provide to the Administrative Agent all other documentation, including one or more opinions of counsel, which are satisfactory to the Administrative Agent and which in its opinion is appropriate with respect to such Acquisition (if applicable) and such Person. Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a “Loan Document” for purposes of this Agreement.

(b)    The board of directors of the Borrower may at any time designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided that (i) before and after such designation, no Default or Event of Default shall have occurred and be continuing; (ii) before and after giving pro forma effect to such designation, the Borrower shall be in compliance with Section 7.7 (regardless of whether a Suspension Period is in effect at such time); (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of, any of the Senior Notes or any other Indebtedness of the Borrower or any of its Restricted Subsidiaries; (iv) either (A) the applicable Subsidiary to be so designated has total assets of $1,000,000 or less or (B) immediately after giving effect to such designation, the Borrower shall be in compliance with the Debt Incurrence Test; and (v) once an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, such Restricted Subsidiary may not be further re-designated as an Unrestricted Subsidiary.  The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value, as determined by the Borrower in good faith, of the Borrower’s or its Subsidiary’s (as applicable) Investment therein.  The board of directors of the Borrower may at any time designate or re-designate any Unrestricted Subsidiary of the Borrower to be a Restricted Subsidiary, so long as (x) such designation or re-designation would not result in a Default or Event of Default, (y) before and after giving pro forma effect to such designation or re-designation, the Borrower shall be in compliance with Section 7.7 (regardless of whether a Suspension Period is in effect at such time); and (z) all of the Indebtedness and Liens of such Unrestricted Subsidiary could be incurred at the time of such designation or re-designation under Sections 7.1 and 7.2.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness and Liens of such Subsidiary existing at such time and a return on any Investment by the Borrower in such Unrestricted Subsidiary pursuant to the preceding sentence in an amount equal to the fair market value as determined by the Borrower in good faith at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.  Notwithstanding the foregoing, (A) if, at any time, any Unrestricted Subsidiary shall (1) guarantee or otherwise provide credit support for, or otherwise be designated as a “Restricted Subsidiary” (or equivalent term) under, any of the Senior Notes or any other Indebtedness of the Borrower or any of its Restricted Subsidiaries or (2) hold or acquire, whether by contribution, investment or otherwise, a Material FCC License, then, in each case, such Unrestricted Subsidiary shall automatically and without further action be re-designated as a Restricted Subsidiary hereunder and (B) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary owns any Material FCC License. “Material FCC License” shall mean FCC License that is, in the reasonable determination of the Borrower, material to the operation of the business of the Borrower and its Subsidiaries, taken as a whole.

Section 5.14    Payment of Wages. The Borrower will, and will cause each of its Restricted Subsidiaries to, at all times comply in all material respects, with the material requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

Section 5.15    Further Assurances. The Borrower will, and will cause each of its Restricted Subsidiaries to, promptly cure, or cause to be cured, defects in the execution and delivery of the Loan Documents (including this Agreement), resulting from any acts or failure to act by the Borrower or any of its Restricted Subsidiaries or any employee or officer thereof. The Borrower, at its expense, will promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and delivered to the Administrative Agent and the Lenders, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower and its Restricted Subsidiaries in the Loan Documents, including, without limitation, this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith and as may be reasonably requested.

Section 5.16    License Subs. At the time of any Acquisition permitted hereunder, the Borrower shall cause each of the FCC Licenses being acquired by the Borrower or any of its Restricted Subsidiaries to be transferred to one or more License Subs, each of which License Subs shall have as its sole asset or assets the FCC Licenses of the Borrower or any of its Restricted Subsidiaries and a management agreement with the Borrower and such of its Restricted Subsidiaries subject to such FCC License or FCC Licenses, such that from and after such applicable date neither the Borrower nor its Restricted Subsidiaries (other than License Subs) shall hold any FCC Licenses other than through one or more duly created and existing License Subs. The Borrower shall not permit the License Subs to have any business activities, operations, assets, Indebtedness, Guaranties or Liens (other than holding FCC Licenses, being a party to network affiliation agreements and owning the Capital Stock of other License Subs, and pursuant to the Loan Documents, any Guaranties to the extent otherwise permitted hereunder or any Permitted Liens). Promptly after the transfer of the FCC Licenses to the License Subs, the Borrower shall, upon the request of the Administrative Agent, provide to the Administrative Agent copies of any required consents to such transfer from the FCC and any other governmental authority which such consents shall be in full force and effect and not subject to any pending reversal or cancellation. Notwithstanding the foregoing, this Section 5.16 shall not apply to any FCC Licenses held by an EAT Restricted Subsidiary during the applicable EAT Completion Period unless at any time, the aggregate Operating Cash Flow for the most recent Reference Period that is attributable to all of the EAT Restricted Subsidiaries holding FCC Licenses, taken as a whole, as of the last day of the Borrower’s most recently ended fiscal quarter shall be greater than ten percent (10%) of the Operating Cash Flow of the Borrower and its Restricted Subsidiaries for the most recent Reference Period, taken as whole, as of such date, in which case the Borrower shall take all actions necessary (including designating an EAT Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 5.13) to ensure that the FCC Licenses held by EAT Restricted Subsidiaries are held by EAT Restricted Subsidiaries that, taken as a whole, comprise ten percent (10%) or less of the Operating Cash Flow of the Borrower and its Restricted Subsidiaries, taken as a whole, for the most recent Reference Period.

Section 5.17    Maintenance of Network Affiliations; Operating Agreements. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain one or more network affiliations with any of ABC, CBS, NBC, FOX, the CW, ION, MyNetworkTV, Telemundo, Me TV Network or other network reasonably satisfactory to the Administrative Agent at all times for each Station except where the failure to maintain such network affiliation could not, individually or in the aggregate, reasonably be expected to result in a Materially Adverse Effect. The Borrower will, and will cause each of its Restricted Subsidiaries to comply with any and all Operating Agreements except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect.

Section 5.18    Ownership Reports. The Borrower will file Ownership Reports for any Station acquired after the Restatement Effective Date (reflecting such Acquisition by the Borrower) with the FCC within the time frames required under Applicable Law.

Section 5.19    Environmental Compliance.

(a)    The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all applicable Environmental Laws, including, without limitation, all applicable Environmental Laws in jurisdictions in which the Borrower or any of its Restricted Subsidiaries owns or operates a facility or site, arranges for disposal or treatment of Hazardous Materials, accepts for transport any Hazardous Materials, or holds any interest in real property, except where the failure to so comply could not reasonably be expected to have a Materially Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries shall cause or allow the release of Hazardous Materials, solid waste or other wastes on, under or to any Real Property in which the Borrower or such Restricted Subsidiary holds any interest or performs any of its operations, in violation of any applicable Environmental Law, if such release could reasonably be expected to have a Materially Adverse Effect. The Borrower shall notify the Lenders promptly after its receipt of notice thereof, of any Environmental Claim which the Borrower receives involving any potential or actual material liability of the Borrower or any of its Restricted Subsidiaries arising in connection with any noncompliance with or violation of the requirements of any Environmental Law or a material Release or threatened Release of any Hazardous Materials, into the environment in violation of applicable Environmental Law. The Borrower shall promptly notify the Lenders (i) of any material Release of Hazardous Material on, under or from the Real Property in which the Borrower or any of its Restricted Subsidiaries holds or has held an interest, upon the Borrower’s learning thereof by receipt of notice that the Borrower or any of its Restricted Subsidiaries is or may be liable to any Person as a result of such Release or that the Borrower or such Restricted Subsidiary has been identified as potentially responsible for, or is subject to investigation by any Governmental Authority relating to, such Release, and (ii) of the commencement or overt threat of any judicial or administrative proceeding alleging a material violation of any Environmental Laws.

(b)    If the Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Law by, or any liability arising thereunder of, the Borrower or any of its Restricted Subsidiaries or related to any real property owned, leased or operated by the Borrower or any of its Restricted Subsidiaries, which violation or liability could reasonably be expected to have a Materially Adverse Effect, then the Borrower shall, upon written request from the Administrative Agent, provide the Administrative Agent with such reports, certificates, engineering studies or other written material or data as the Administrative Agent reasonably may require so as to reasonably satisfy the Administrative Agent that the Borrower or such Restricted Subsidiary is in material compliance with all applicable Environmental Laws.

Section 5.20    Covenants Regarding Post-Closing Deliveries. The Borrower will, and will cause each of its Restricted Subsidiaries to, execute and deliver the documents and complete the tasks set forth on Schedule 10, in each case within the time limits specified on such schedule.

Section 5.21    Maintenance of Debt Ratings. The Borrower will use commercially reasonable efforts to maintain Debt Ratings from at least two (2) of the Rating Agencies.

ARTICLE 6

Information Covenants

So long as any of the Loan Obligations is outstanding and unpaid (other than contingent indemnity and expense reimbursement obligations for which no claim has been made) or the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Lenders shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to the Administrative Agent (with, for the reports required under Sections 6.1, 6.2, and 6.3, sufficient copies for each Lender):

Section 6.1    Quarterly Financial Statements and Information. Within fifty (50) days (or five (5) days following such shorter period as required by Applicable Law) after the last day of each of the first three (3) quarters of each fiscal year of the Borrower (a) the balance sheets and the related statements of operations of the Borrower and its Subsidiaries on a consolidated basis as at the end of such quarter and for the elapsed portion of the year ended with the last day of such quarter and (b) the related statements of cash flows of the Borrower on a consolidated basis with its Subsidiaries for such quarter and for the elapsed portion of the year ended with the last day of such quarter, each of which shall set forth in comparative form the corresponding figures as of the end of and for the corresponding quarter in the preceding fiscal year and the elapsed portion of the preceding fiscal year ended with the last day of such corresponding quarter in the preceding fiscal year and shall be certified by the chief financial officer, chief accounting officer or controller of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Borrower on a consolidated basis with its Subsidiaries, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end and audit adjustments.

Section 6.2    Annual Financial Statements and Information. Within ninety-five (95) days (or five (5) days following such shorter period as required by Applicable Law) after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of operations for such fiscal year and for the previous fiscal year, the related audited consolidated statements of cash flow and members’ equity for such fiscal year and for the previous fiscal year, each of which shall be accompanied by an opinion of independent certified public accountants of recognized national standing acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of the audit).

Section 6.3    Officer’s Compliance Certificates. Within five (5) Business Days of the date that the financial statements are furnished pursuant to Sections 6.1 and 6.2, a certificate of the president, chief financial officer, chief accounting officer or controller of the Borrower as to its financial performance, in substantially the form attached hereto as Exhibit H (each, a “Officer’s Compliance Certificate”):

(a)    setting forth as and at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish (i) any adjustment to the Applicable Margins, as provided for in Section 2.3(f) or the Revolving Commitment Fees, as provided for in Section 2.4(a), (ii) the Leverage Ratio and (iii) except during a Suspension Period, whether or not the Borrower was in compliance with the requirements of Section 7.7;

(b)    stating that, to his or her knowledge, no Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default;

(c)    containing a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary, Immaterial Subsidiary, Securitization Subsidiary, Qualified Joint Venture and/or Unrestricted Subsidiary as of the date of the applicable Officer’s Compliance Certificate or a confirmation that there has been no change in such information since the last such list provided pursuant to this Section;

(d)    so long as there is an Unrestricted Subsidiary, a Qualified Joint Venture or an Excluded VIE, attaching the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of such Unrestricted Subsidiaries (if any), such Qualified Joint Ventures (if any) and such Excluded VIEs (if any) from such consolidated financial statements;

(e)    setting forth as and at the end of such quarterly period or fiscal year, as the case may be, reasonably detailed calculations of the amount of the Available Amount and specifying any applicable utilizations of the Available Amount during such quarterly period or fiscal year, as applicable; and

(f)    if requested by the Administrative Agent, as and at the end of each fiscal year, a restatement of Schedule 2 hereto with respect to the following items: (i) the call letters and designated market area of each full power Station, (ii) all of the network affiliation agreements for the primary channel of such Station, (iii) the FCC Licenses of the Borrower and its Restricted Subsidiaries with respect to such full power Stations and (iv) the termination date, if any, of each such network affiliation agreement and FCC License.

Section 6.4    Copies of Other Reports.

(a)    Promptly upon receipt thereof, copies of all material reports, if any, submitted to the Borrower by the Borrower’s independent public accountants regarding the Borrower, including, without limitation, any management report submitted to the board of directors of the Borrower prepared in connection with the annual audit referred to in Section 6.2.

(b)    From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrower or any of its Restricted Subsidiaries, as the Administrative Agent may reasonably request.

(c)    Upon the reasonable request of the Administrative Agent, certificates of insurance indicating that the requirements of Section 5.5 remain satisfied for such fiscal year, together with, upon request, copies of any new or replacement insurance policies obtained during such year.

(d)    Within seventy-five (75) days of the beginning of each fiscal year, the annual budget for the Borrower and its Restricted Subsidiaries on a quarter by quarter basis.

(e)    Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its security holders or by any Restricted Subsidiary to its security holders other than the Borrower or another Restricted Subsidiary, (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Borrower or any of its Restricted Subsidiaries with any securities exchange or with the United States Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by the Borrower or any of its Restricted Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Restricted Subsidiaries, (iv) any material non-routine correspondence or official notices received by the Borrower, or any of its Restricted Subsidiaries from the FCC or other communications regulatory authority, and (v) subject to Section 6.5, all material information filed by the Borrower or any of its Restricted Subsidiaries with the FCC.

(f)    Promptly upon receipt of notice of (i) any forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any material License held by the Borrower or any of its Restricted Subsidiaries, or any notice of default or forfeiture with respect to any such License, (ii) any complaint or other matter filed with or communicated to the FCC or other Governmental Authority of which the Borrower and any of its Restricted Subsidiaries has knowledge which, individually or in the aggregate, could reasonably be expected to have a Materially Adverse Effect, or (iii) any lapse, termination or relinquishment of any material License held by the Borrower or any of its Restricted Subsidiaries, or any refusal by any Governmental Authority or agency (including the FCC) to renew or extend any such License, a certificate specifying the nature of such event, the period of existence thereof, and what action the Borrower and its Restricted Subsidiaries are taking and propose to take with respect thereto.

Section 6.5    Notice of Litigation and Other Matters. Notice specifying the nature and status of any of the following events, promptly, but in any event not later than fifteen (15) days after the occurrence of any of the following events becomes known to the Borrower:

(a)    the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against the Borrower or any Restricted Subsidiary, which, in each case, could reasonably be expected to have a Materially Adverse Effect;

(b)    any material adverse change with respect to the business, assets, liabilities, financial position, annual budget, results of operations, business prospects or projections of the Borrower and its Restricted Subsidiaries, taken as a whole, other than changes in the ordinary course of business which have not had and would not reasonably be expected to have a Materially Adverse Effect and other than changes in the industry in which the Borrower or any of its Restricted Subsidiaries operate which would not reasonably be expected to have a Materially Adverse Effect;

(c)    any Default or the occurrence or non-occurrence of any event (i) which constitutes, or which with the passage of time or giving of notice or both would constitute a default by the Borrower or any of its Restricted Subsidiaries under any material agreement other than this Agreement and the other Loan Documents to which the Borrower or any Restricted Subsidiary is party or by which any of their respective properties may be bound, including, without limitation, the Senior Notes, any License, Operating Agreement or other material contract, or (ii) which could reasonably be expected have a Materially Adverse Effect, giving in each case a description thereof and specifying the action proposed to be taken with respect thereto;

(d)    the occurrence of an ERISA Event or the reasonable expectation that an ERISA Event is likely to occur; and

(e)    the occurrence of any event subsequent to the Restatement Effective Date which, if such event had occurred prior to the Restatement Effective Date, would have constituted an exception to the representation and warranty in Section 4.1(m) of this Agreement.

Documents required to be delivered pursuant to Section 6.1, 6.2 or 6.4(e) (to the extent any such documents are included in materials otherwise filed with the United States Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 11.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), including, without limitation, the website of the United States Securities and Exchange Commission at http://www.sec.gov; provided that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents, other than with respect to regular periodic quarterly and annual reporting and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Documents which are electronically filed with the FCC and are included within clause (c) of the definition of Acquisition Documents or are required to be delivered pursuant to Section 6.4(e) shall be deemed to have been delivered on the date on which (a) such documents are posted on the Borrower’s behalf and publicly available on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access and (b) other than with respect to periodic reporting in the ordinary course of business, the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents.

The Borrower hereby acknowledges that (A) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the Issuing Bank, subject to Section 11.1(d), materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak Online or another similar electronic system (the “Platform”) and (B) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (1) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (2) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.24); (3) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (4) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

ARTICLE 7

Negative Covenants

So long as any of the Loan Obligations is outstanding and unpaid (other than contingent indemnity and expense reimbursement obligations for which no claim has been made) or any of the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise give their prior consent in writing:

Section 7.1    Indebtedness. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

(a)    the Loan Obligations;

(b)    (i) Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and (ii) Cash Management Agreements entered into in the ordinary course of business;

(c)    unsecured Indebtedness; provided, that (i) the Borrower shall be in compliance with the Debt Incurrence Test; (ii) no Default or Event of Default has occurred and is continuing at the time of such incurrence or would exist after giving effect thereto; (iii) such Indebtedness shall rank no higher than pari passu in right of payment with the Loan Obligations; (iv) such Indebtedness is not subject to any scheduled amortization, mandatory redemption, mandatory repayment or mandatory prepayment, sinking fund or similar payment (other than, in each case, reasonable and customary offers to repurchase upon a change of control or asset sale and acceleration rights after an event of default or reasonable and customary AHYDO catchup payments) or have a final maturity date, in each case prior to the date occurring 180 days following the Latest Maturity Date (in effect as of the date such Indebtedness is incurred) (provided that any Indebtedness that automatically converts to, or is exchangeable into, notes or other Indebtedness that meet this clause (iv) shall be deemed to satisfy this condition so long as the Borrower irrevocably agrees at the time of the issuance thereof to take all actions necessary to convert or exchange such Indebtedness); (v) the indenture or other applicable agreement governing such Indebtedness (including any related guaranties and any other related documentation) shall not include any financial performance “maintenance” covenants (whether stated as a covenant, default or otherwise, although “incurrence-based” financial tests may be included) or cross-defaults (but may include cross-defaults at the final stated maturity thereof and cross-acceleration); (vi) such Indebtedness shall not be recourse to, or guaranteed by, any Person that is not a Credit Party and (vii) prior to the incurrence of such Indebtedness the Borrower shall have delivered to the Administrative Agent a certificate from an Authorized Signatory of the Borrower certifying as to compliance with the requirements of the preceding clauses (i) through (vi) above (and containing calculations, in form and substance satisfactory to the Administrative Agent with respect to clause (i) above) and that the terms of such Indebtedness (including, without limitation, all covenants, defaults, guaranties and remedies, but excluding as to interest rate, call protection and redemption premiums) are no more restrictive or onerous, taken as a whole, than the terms applicable to the Borrower and its Restricted Subsidiaries under this Agreement and the other Loan Documents;

(d)    Indebtedness existing on the Restatement Effective Date and set forth on Schedule 6;

(e)    Indebtedness incurred in connection with Capitalized Lease Obligations, Permitted Purchase Money Indebtedness and mortgage financings in an aggregate amount not to exceed the greater of (i) $75,000,000 and (ii) two percent (2.0%) of Consolidated Total Assets (calculated at the time of incurrence thereof);

(f)    unsecured intercompany Indebtedness:

(i)       owed by any Credit Party to another Credit Party;

(ii)      owed by any Credit Party to any Non-Guarantor Subsidiary (provided that such Indebtedness shall be subordinated to the Loan Obligations in a manner reasonably satisfactory to the Administrative Agent); and

(iii)    owed by any Restricted Subsidiary that is not a Credit Party to any other Restricted Subsidiary; provided that the aggregate principal amount of Indebtedness owed at any time by a Non-Guarantor Subsidiary to a Subsidiary Guarantor shall not exceed $50,000,000;

(g)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is covered within ten Business Days;

(h)    Indebtedness under performance bonds, surety bonds, and completion guarantees provided by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(i)    Indebtedness incurred by the Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation, with respect to letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided however that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within sixty (60) days following such drawing or incurrence;

(j)    Indebtedness consisting of customary indemnification, adjustments of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition of any business or assets permitted under this Agreement;

(k)    so long as no Default or Event of Default shall have occurred and be continuing at the time of incurrence or would result therefrom, unsecured Indebtedness consisting of promissory notes issued to any then existing or former director, officer or employee of the Borrower or any of its Restricted Subsidiary (or their respective assigns, estates, heirs or current or former spouses) for the repurchase, redemption or other acquisition or retirement for value of any Capital Stock held by them that is permitted pursuant to Section 7.6; provided that the aggregate principal amount of all such Indebtedness shall not exceed $50,000,000 at any time outstanding;

(l)    Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 7.5, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or the acquisition of such assets, (ii) neither the Borrower nor any Restricted Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness and (iii) the aggregate outstanding principal amount of such Indebtedness does not exceed $250,000,000 at any time outstanding;

(m)    Indebtedness consisting of New Securities incurred in an amount up to the Incremental Indebtedness Limit so long as, subject in the case of a Limited Condition Acquisition, to Section 1.10, (i) no Default or Event of Default shall have occurred and be continuing at the time of incurrence or would result therefrom and (ii) the Borrower shall be in compliance with the Debt Incurrence Test;

(n)    Indebtedness in an aggregate amount outstanding at any time not to exceed the greater of (i) $75,000,000 and (ii) two percent (2.0%) of Consolidated Total Assets (calculated at the time of incurrence thereof);

(o)    (i) Guaranties by any Credit Party with respect to Indebtedness otherwise permitted pursuant to this Section 7.1; provided that any Guaranty of Subordinated Indebtedness shall be subordinated to the Loan Obligations on terms and conditions satisfactory to the Administrative Agent and (ii) to the extent constituting Indebtedness, other Guaranties permitted pursuant to Section 7.5 (other than Guaranties permitted under clause (d)(ii) of such Section);

(p)    so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, any Refinancing Indebtedness incurred to refinance, refund, extend or renew any Indebtedness originally permitted under clauses (c), (d), (l) or (m) of this Section or this clause (p);

(q)    Indebtedness of the Borrower or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or consistent with past practice of the Borrower and its Restricted Subsidiaries;

(r)    Indebtedness in respect of Tax Advantaged Transactions; provided that the aggregate amount of such Indebtedness together with the aggregate amount of Investments made in connection with Tax Advantaged Transactions pursuant to Section 7.5(s) shall not exceed an aggregate amount equal to the greater of (x) $75,000,000 and (y) two percent (2.0%) of Consolidated Total Assets (calculated at the time of incurrence thereof);

(s)    Credit Agreement Refinancing Indebtedness; and

(t)    Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any of its Restricted Subsidiaries or arising under any Receivables Facility, in all an aggregate principal or attributable principal amount for all such Indebtedness under this Section 7.1(t) not to exceed $200,000,000 at any time outstanding.

Section 7.2    Limitation on Liens. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to undertake, covenant or agree with any third party that it will not create, assume, incur or permit to exist any Lien in the favor the Administrative Agent or the Secured Parties securing the Obligations on any of its assets or properties, whether now owned or hereafter acquired, except for any such undertakings, covenants or agreements in connection with Permitted Liens (provided that any such restriction contained therein (x) relates only to the asset or assets subject to such Permitted Lien and (y) does not prohibit the creation, assumption, incurrence or existence of a Lien on any Real Property in favor of the Administrative Agent or the Secured Parties to secure the Obligations other than to the extent of any Real Property that is subject to a Permitted Lien (other than Permitted Liens under clauses (l) or (q) of the definition of Permitted Liens)) and customary restrictions created in connection with any Qualified Securitization Financing or Receivables Facility that, in the good faith determination of the Borrower, are necessary or advisable to effect such Securitization Facility or Receivables Facility.

Section 7.3    Amendment and Waiver. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, (a) make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices, except as required by GAAP, (b) enter into any amendment of, or agree to or accept or consent to any waiver of any of the provisions of its articles or certificate of incorporation (or other similar organizational documents), or its partnership agreement or its by-laws (or other similar documents), as appropriate, any Project Matrix Agreement and any other material Acquisition Documents with respect to the Project Matrix Acquisition, any License or Operating Agreement or any of the documents evidencing Subordinated Indebtedness, any Junior Securities, any New Securities, in each case, in any respect materially adverse to the Administrative Agent or any Lender or any of their rights or claims under any of the Loan Documents or (c) enter into any Specified Servicing Amendment without the consent of the Required Revolving Lenders.

Section 7.4    Liquidation, Merger; Disposition of Assets; Specified Servicing Provider Sales.

(a)    Disposition of Assets. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Sale except:

(i)    Asset Sales in the ordinary course of business of assets held for resale in the ordinary course of business or the trade in or replacement of assets in the ordinary course of business;

(ii)    the concurrent exchange of a television broadcast station or of long-term Station operating assets or cash (including the Capital Stock of a Person which owns long-term Station operating assets), for which the Borrower or any Restricted Subsidiary receives cash, Cash Equivalents or Station operating assets at least equal to the fair market value of the assets so exchanged as determined by the Borrower in good faith; provided that (v) no Default or Event of Default then exists or would result therefrom, (w) the aggregate amount of all cash and Cash Equivalents received by the Borrower or any Restricted Subsidiary in connection with such asset exchanges shall not exceed thirty-five percent (35%) of the aggregate consideration for such asset exchange, (x) the aggregate amount of all cash and Cash Equivalents paid by the Borrower or any of its Restricted Subsidiaries in connection with such asset exchange shall not exceed thirty-five percent (35%) of the aggregate amount paid or transferred by the Borrower or any of its Restricted Subsidiaries in connection with such asset exchange, (y) any cash or Cash Equivalents that are received by the Borrower or any Subsidiary in connection with any asset exchange pursuant to this Section 7.4(a)(ii) shall be applied pursuant to Section 2.6(b)(iii), and (z) at least five (5) Business Days prior to the completion of such exchange, the Borrower shall provide to the Administrative Agent (in each case in form and substance reasonably satisfactory to the Administrative Agent):

(A)    a written notification of such exchange describing the assets to be exchanged and the proposed closing date of the exchange;

(B)    at the request of the Administrative Agent (in its sole discretion), a certificate, executed by an Authorized Signatory of the Borrower, (1) certifying that the property or other consideration received by the Borrower and its Restricted Subsidiaries is at least equal to the fair market value of the assets so exchanged, (2) attaching financial calculations specifically demonstrating either (x) the Borrower’s pro forma compliance with Section 7.7 after giving effect to such exchange (regardless of whether a Suspension Period is in effect at the time of such exchange) or (y) that the pro forma Leverage Ratio after giving effect to such exchange shall not be greater than the Leverage Ratio immediately prior to giving effect to such exchange, and (3) certifying that no Default or Event of Default exists or would be caused by such exchange; and

(C)    such other additional financial information as the Administrative Agent shall reasonably request;

(iii)    other Asset Sales (including any Asset Sale pursuant to a Spectrum Tender), so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) at least seventy-five percent (75%) of the consideration received in each such Asset Sale (or series of related Asset Sales) is in the form of cash or Cash Equivalents; provided that cash and Cash Equivalents shall include any Designated Non-Cash Consideration having a fair market value at the time received that, when taken together with all other Designated Non-Cash Consideration previously received and then outstanding, does not exceed the greater of (x) $75,000,000 and (y) one percent (1.0%) of Consolidated Total Assets (calculated at the time of receipt of such Designated Non-Cash Consideration and determined after giving effect to the applicable Asset Sale); provided further that this clause (B) shall not apply to any issuance of Capital Stock by a non-wholly owned Restricted Subsidiary to the non-Affiliate owner(s) of such Restricted Subsidiary in consideration of a contribution primarily consisting of cash or assets used or useful in a Permitted Business, (C) the portion of Operating Cash Flow for the most recent Reference Period that is attributable to the assets sold or disposed of in such proposed Asset Sales and all other Asset Sales made pursuant to this Section 7.4(a)(iii) during the immediately preceding 12-month period (such portion to be determined by the Borrower in good faith, without giving effect to any such Asset Sales and, if requested by the Administrative Agent, certified by an Authorized Signatory of the Borrower), shall not exceed fifteen percent (15%) of the Operating Cash Flow for such Reference Period; provided that any Asset Sale pursuant to a Spectrum Tender shall not be subject to the limitation of this clause (C) and shall not be taken into account in determining whether the percentage of Operating Cash Flow specified in this clause (C) has been exceeded, and (D) the Net Proceeds (Asset Sales) of such Asset Sale (or series of related Asset Sales) are applied or, subject to the proviso to this clause (D), reinvested, as the case may be, pursuant to Section 2.6(b)(iii); provided that in the case of any Asset Sale pursuant to a Spectrum Tender that results in the First Lien Leverage Ratio, calculated after giving pro forma effect to such Asset Sale, being greater than 3.25 to 1.00, the Borrower shall prepay the Loans as provided in Section 2.6(b)(iii) in an amount equal to 100% of such Net Proceeds (Asset Sales), or if less, an amount necessary to cause such First Lien Leverage Ratio to be less than or equal to 3.25 to 1.00 (after giving effect to such prepayment) without regard to any thresholds or reinvestment provisions in Section 2.6(b)(iii);

(iv)    Asset Sales in the form of Station Sharing Arrangements; provided that (A) at least five (5) Business Days prior to the entry into any Station Sharing Arrangement (or such later time as may be approved by the Administrative Agent in its sole discretion), the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, a copy of any Shared Services Agreement, Joint Sales Agreement, Local Marketing Agreement, option agreement, put/call agreement, management services agreement and any other material agreement or document with respect to such Station Sharing Arrangement and (B) at the time of entering into such Station Sharing Arrangement (and after giving effect thereto) no more than ten percent (10%) of the Operating Cash Flow of the Borrower and its Restricted Subsidiaries, in each case determined for the then applicable Reference Period, shall be attributable to Stations that are subject to Station Sharing Arrangements;

(v)    the sale or discount without recourse by the Borrower or any Restricted Subsidiary thereof of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(vi)    leases, subleases, easements or licenses granted by the Borrower or any of its Restricted Subsidiaries to third Persons in the ordinary course of business that do not interfere in any material respect with the business of the Borrower or any of its Restricted Subsidiaries;

(vii)    the disposition of any Hedge Agreement;

(viii)    the transfer of assets to the Borrower or any other Credit Party pursuant to any other transaction permitted pursuant to Section 7.4(b);

(ix)    dispositions of Investments in cash and Cash Equivalents;

(x)    (A) the transfer by any Credit Party of its assets to any other Credit Party, (B) the transfer by any Non-Guarantor Subsidiary of its assets to any Credit Party (provided that in connection with any such transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer) and (C) the transfer by any Non-Guarantor Subsidiary of its assets to any other Non-Guarantor Subsidiary;

(xi)    (A) the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Borrower or any of its Restricted Subsidiaries and (B) the forfeiture or surrender of assets determined by the Borrower in good faith to (1) no longer be necessary in the conduct of its business in the ordinary course and (2) be required to remain in future compliance with Applicable Laws and final orders of the FCC;

(xii)    Asset Sales in connection with insurance and condemnation proceedings; provided that the requirements of Section 2.6(b)(iii) are complied with in connection therewith;

(xiii)    to the extent constituting Asset Sales, mergers, consolidations and liquidations permitted pursuant to Section 7.4(b), Restricted Payments permitted pursuant to Section 7.6, Investments permitted pursuant to Section 7.5 and Liens permitted pursuant to Section 7.2;

(xiv)    the sale or other disposition by the Borrower or any of its Restricted Subsidiaries of assets to the extent that such sale or other disposition is required by Applicable Laws or final order of the FCC; provided that at least seventy-five percent (75%) of the consideration received in each such Asset Sale (or series of related Asset Sales) is in the form of cash or Cash Equivalents and the Net Proceeds (Asset Sales) of such Asset Sale (or series of related Asset Sales) are applied or reinvested, as the case may be, pursuant to Section 2.6(b)(iii) (it being understood and agreed that nothing in this clause (xiv) shall prohibit the transfer of assets to a divestiture trust in accordance with Applicable Laws or a final order of the FCC so long as the requirements of Section 2.6(b)(iii) are complied with when such assets are released from such divestiture trust);

(xv)    [reserved];

(xvi)    the sale or other disposition by the Borrower or a Restricted Subsidiary of real property, equipment or other related assets (but in no event including any FCC License or the Capital Stock of any License Sub) in connection with Tax Advantaged Transactions; provided that the aggregate fair market value of the property and assets sold or disposed of pursuant to this clause (xvi) shall not exceed an aggregate amount equal to the greater of (x) $75,000,000 and (y) two percent (2.0%) of Consolidated Total Assets (calculated at the time of such sale or other disposition); and

(xvii)    any disposition of Securitization Assets or Receivables Assets, or participations therein, in connection with any Qualified Securitization Financing or Receivables Facility.

(b)    Liquidation or Merger. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, at any time liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger or consolidation, other than (so long as no Default or Event of Default exists or would be caused thereby): (i) a merger or consolidation among the Borrower and one or more of its Restricted Subsidiaries, provided that (other than a merger of Gray with and into a New Borrower in connection with a Holding Company Reorganization) the Borrower is the surviving corporation, or (ii) a merger or consolidation solely between or among two or more Restricted Subsidiaries of the Borrower; provided that in any merger involving a Subsidiary Guarantor, a Subsidiary Guarantor is the surviving Person, or (iii) a merger or consolidation solely between or among one or more Restricted Subsidiaries of the Borrower and one or more Unrestricted Subsidiaries of the Borrower; provided that the applicable Restricted Subsidiary(ies) is(are) the surviving corporation(s), or (iv) in connection with an Acquisition permitted hereunder effected by a merger in which the Borrower or, in a merger in which the Borrower is not a party, a Restricted Subsidiary of the Borrower is the surviving corporation or the surviving corporation becomes a Restricted Subsidiary of the Borrower and complies with the requirements of Section 5.13, or (v) in connection with a Holding Company Reorganization, or (vi) the liquidation or dissolution of any Restricted Subsidiary of the Borrower so long as either (A) such Restricted Subsidiary owns no assets at the time of such liquidation or dissolution or (B) any assets owned by such Restricted Subsidiary are transferred to the Borrower or another Restricted Subsidiary prior to such liquidation or dissolution (or if such Restricted Subsidiary is a Subsidiary Guarantor, to the Borrower or another Subsidiary Guarantor).

(c)    Specified Servicing Provider Sales. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any Specified Servicing Provider Sales without the written consent of the Required Revolving Lenders.

Section 7.5    Investments. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Investment; provided, however, that the Borrower and its Restricted Subsidiaries may:

(a)    make Investments in Cash Equivalents;

(b)    make Investments in any Credit Party;

(c)    make (i) the Project Matrix Acquisition and (ii) Permitted Acquisitions;

(d)    make Investments in the form of (i) Hedge Agreements permitted pursuant to Section 7.1 and (ii) Guaranties permitted pursuant to Section 7.1;

(e)    make deposits, prepayments and other credits to suppliers, lessors and landlords and purchasers of assets, in each case made in the ordinary course of business;

(f)    make loans or advances by the Borrower or any Restricted Subsidiary to employees for moving and travel expenses and similar expenses in an aggregate amount not to exceed $20,000,000 at any time outstanding;

(g)    have Investments received in compromise of obligations of account debtors or customers arising in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any account debtor or customer;

(h)    acquire and hold promissory notes and/or Capital Stock issued by the purchaser or purchasers in connection with any Asset Sale permitted under Section 7.4; provided that such promissory notes and/or Capital Stock shall be pledged to the Administrative Agent for the ratable benefit of itself and the other Secured Parties in accordance with the Collateral Agreement;

(i)    make Investments in Capital Expenditures;

(j)    make Investments in Qualified Joint Ventures; provided that (i) the aggregate amount of Investments under this clause (j) shall not exceed $125,000,000 in any fiscal year; provided further that any portion of the annual amount for any fiscal year (commencing with the fiscal year ending December 31, 2018) that is not used in such fiscal year may be carried over to and added to the annual amount in the immediately following fiscal year (it being understood that any Investments made pursuant to this clause (j) shall be deemed to be made first from the original annual amount permitted for such fiscal year and second from amounts carried forward from the prior fiscal year pursuant to this proviso), (ii) [reserved] and (iii) on or prior to the consummation of any such Investment or series of related Investments in excess of $25,000,000, the Borrower shall (unless waived by the Administrative Agent in its sole discretion) provide to the Administrative Agent (A) financial calculations, in form and substance reasonably satisfactory to the Administrative Agent, specifically demonstrating that the Borrower is, and immediately after giving effect to such Investment and any Indebtedness incurred in connection therewith, will be, in pro forma compliance with Section 7.7 (regardless of whether a Suspension Period is in effect at the time of such Investment) and is in compliance with the Debt Incurrence Test, (B) financial projections, in form and substance reasonably satisfactory to the Administrative Agent, for the Borrower for a three year period after the closing of such Investment after giving effect to such Investment, (C) certification that no Default or Event of Default exists or would result from such Investment and (D) copies of the documentation governing such Investment;

(k)    without duplication of any other clause of this Section 7.5, so as long as (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to such Investment, (ii) [reserved] and (iii) the Borrower shall be in compliance with the Debt Incurrence Test at the time of and immediately after giving effect to such Investment, the Borrower and the Restricted Subsidiaries may make other Investments in an amount not to exceed the Available Amount; provided that:

(x)         the aggregate amount of Investments made under this clause (k) together with the aggregate amount of Restricted Payments made pursuant to Section 7.6(f), in each case at any time that the First Lien Leverage Ratio is greater than or equal to 4.00 to 1.00, shall not exceed $150,000,000 in any fiscal year of the Borrower;

(y)         the aggregate amount of Investments made under this clause (k) together with the aggregate amount of Restricted Payments made pursuant to Section 7.6(f), in each case at any time that the First Lien Leverage Ratio is greater than or equal to 4.50 to 1.00, shall not exceed $60,000,000 in any fiscal year of the Borrower; and

(z)          the aggregate amount of Investments made under this clause (k) together with the aggregate amount of Restricted Payments made pursuant to Section 7.6(f), in each case at any time that the First Lien Leverage Ratio is greater than or equal to 5.00 to 1.00, shall not exceed $25,000,000 in any fiscal year of the Borrower.

Notwithstanding the foregoing, any Investment made pursuant to this clause (k) that is permitted at the time made, shall not thereafter be deemed to have been a violation of this clause (k) as a result of any changes in the First Lien Leverage Ratio after the date on which such Investment is made.

(l)    so long as (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to such Investment, (ii) [reserved] and (iii) the Borrower shall be in compliance with the Debt Incurrence Test at the time of and after giving effect to such Investment, the Borrower may make Investments in an aggregate amount not to exceed the greater of (A) $300,000,000 during the term of this Agreement and (B) 25% of Operating Cash Flow for the then applicable most recently ended Reference Period divided by two (2);

(m)    make Investments to the extent that the consideration for such Investment is made solely with Capital Stock (other than Disqualified Stock) of the Borrower;

(n)    so long as (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to such Investment, (ii) [reserved] and (iii) the Borrower shall be in compliance with the Debt Incurrence Test at the time of and after giving effect to such Investment, make Investments consisting of customary or reasonable earnest money deposits required in connection with a purchase agreement or letter of intent or other acquisition, in each case only to the extent the underlying transaction is permitted hereunder; provided that if the Borrower is not able to satisfy clause (ii) and/or clause (iii) above, but reasonably and in good faith believes that the proposed acquisition will be permitted hereunder at the time of consummation of such acquisition, then such Investment may still be made so long as the aggregate amount of such Investments made in reliance on this proviso shall be limited to $80,000,000 at any time outstanding;

(o)    have Investments acquired or made in connection with an asset exchange otherwise permitted under Section 7.4(a)(ii);

(p)    make asset purchases (including purchases of inventory, supplies, materials and equipment) and license, lease or contribute intellectual property pursuant to joint marketing or other arrangements with other Persons, in each case in the ordinary course of business;

(q)    make any Investments (other than Investments in Restricted Subsidiaries that are not Credit Parties), so long as (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to such Investment, (ii) [reserved], (iii) the Borrower shall be in compliance with the Debt Incurrence Test at the time of and after giving effect to such Investment and (iv) the First Lien Leverage Ratio (calculated on a pro forma basis after giving effect to such Investment and any Indebtedness incurred in connection therewith) is less than or equal to 2.75 to 1.00;

(r)    (i) Investments in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing or Receivables Facility; and

(s)    so long as no Default or Event of Default has occurred or would result therefrom; Investments in respect of Tax Advantaged Transactions; provided that the aggregate amount of such Investments together with the aggregate amount of Indebtedness made in connection with Tax Advantaged Transactions pursuant to Section 7.1(r) shall not exceed an aggregate amount equal to the greater of (x) $75,000,000 and (y) two percent (2.0%) of Consolidated Total Assets (calculated at the time of such Investment).

Section 7.6    Restricted Payments. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, declare or make any Restricted Payment; provided, however, that:

(a)    any Restricted Subsidiary of the Borrower may declare and make Restricted Payments to the Borrower or to a Subsidiary Guarantor or any other wholly owned Restricted Subsidiary of the Borrower (and, if applicable, in the case of a Restricted Payment made by a Qualified Joint Venture to other holders of its outstanding Capital Stock (other than Disqualified Stock) on a pro rata basis);

(b)    the Borrower may pay dividends or distributions and make board approved share repurchases in respect of its common Capital Stock or Preferred Stock in an aggregate amount per fiscal quarter not to exceed $0.08 per share of common stock of the Borrower or, after a Holding Company Reorganization, the Holding Company (as such amount shall be appropriately adjusted for any stock splits, stock dividends, reverse stock splits, stock consolidations or other similar transactions);

(c)    the Borrower may make payments of current interest on any Subordinated Indebtedness, subject to the subordination terms thereof, and on the Junior Securities;

(d)    the Borrower may make payments of Indebtedness solely by issuance of the Capital Stock (other than Disqualified Stock) of the Borrower to a Person other than the Borrower or any of its Subsidiaries;

(e)    the Borrower may repurchase Capital Stock of the Borrower deemed to occur upon the “cashless” exercise of warrants, options or similar rights held by employees and directors, and to make payments in respect of or purchase restricted stock and similar stock based awards under employee benefit plans and to settle employees’ and directors’ tax liabilities (if any) related thereto, in an aggregate amount not to exceed $100,000,000 during the term of this Agreement;

(f)    so long as (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to such Restricted Payment, (ii) [reserved] and (iii) the Borrower shall be in compliance with the Debt Incurrence Test, the Borrower may (A) declare and make dividends to holders of its Capital Stock, (B) fund payments of current interest on any Permitted Holding Company Indebtedness, (C) fund payments, prepayments and repurchases of principal of any Permitted Holding Company Indebtedness, (D) make payments, prepayments and repurchases of Subordinated Indebtedness or Junior Securities of the Borrower and its Restricted Subsidiaries and (E) repurchase its Capital Stock (or, after the completion of a Holding Company Reorganization make Restricted Payments to the Holding Company, or any Intermediate Holding Company, to fund repurchases of the Capital Stock of the Holding Company), in an amount not to exceed the sum of:

(1)    $15,000,000 in the aggregate during the term of this Agreement; plus

(2)    the Available Amount; provided that:

(x)         the aggregate amount of Restricted Payments made under this clause (2) together with the aggregate amount of Investments made pursuant to Section 7.5(k), in each case at any time that the First Lien Leverage Ratio is greater than or equal to 4.00 to 1.00, shall not exceed $150,000,000 in any fiscal year of the Borrower;

(y)         the aggregate amount of Restricted Payments made under this clause (2) together with the aggregate amount of Investments made pursuant to Section 7.5(k), in each case at any time that the First Lien Leverage Ratio is greater than or equal to 4.50 to 1.00, shall not exceed $60,000,000 in any fiscal year of the Borrower; and

(z)          the aggregate amount of Restricted Payments made under this clause (2) together with the aggregate amount of Investments made pursuant to Section 7.5(k), in each case at any time that the First Lien Leverage Ratio is greater than or equal to 5.00 to 1.00, shall not exceed $25,000,000 in any fiscal year of the Borrower;

provided further that solely with respect to a Restricted Payment consisting entirely of payments or prepayments of Indebtedness, so long as (I) the First Lien Leverage Ratio does not increase and (II) the Leverage Ratio decreases (in each case, determined on a pro forma basis after giving effect to such payment or prepayment and any Indebtedness incurred in connection therewith), each of the amounts permitted at such time for such Restricted Payment in accordance with clauses (x), (y) and (z) above shall be doubled;

(g)    after the completion of a Holding Company Reorganization, the Borrower may make Restricted Payments, directly or indirectly, to the Holding Company to pay (i) any consolidated, combined or similar income taxes for which the Holding Company is liable that are attributable to the income of the Borrower and its Subsidiaries; provided that (A) the amount of such Restricted Payments with respect to any taxable period shall not exceed the amount of such income taxes that the Borrower and its Subsidiaries would have been required to pay if the Borrower and its Subsidiaries had paid such tax on a separate group basis and (B) any such Restricted Payments attributable to the income of any Unrestricted Subsidiary shall be limited to the amount of any cash actually paid by such Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary for such purpose and (ii) Holding Company Overhead Expenses;

(h)    so long as (i) no Default or Event of Default has occurred and is continuing or would result from such Restricted Payment, (ii) [reserved] and (iii) the First Lien Leverage Ratio (calculated on a pro forma basis after giving effect to such payment and any Indebtedness incurred in connection therewith) is less than or equal to 3.50 to 1.00, the Borrower and its Restricted Subsidiaries may make Restricted Payments consisting entirely of payment (including any prepayment or installment payment) of principal of, or interest on, or payment into a sinking fund for the retirement of, or any defeasance of, Junior Securities;

(i)    so long as no Default or Event of Default has occurred and is continuing or would result after giving effect to such Restricted Payment, the Borrower may exchange (A) Capital Stock of the Borrower (other than Disqualified Stock) for outstanding Junior Securities or other Capital Stock of the Borrower; and (B) Indebtedness permitted hereunder for outstanding Junior Securities; provided that in the case of an exchange under this clause (B) the Indebtedness being exchanged for the Junior Securities shall satisfy each of the conditions in clauses (a) through (e) and the last sentence of the definition of “Refinancing Indebtedness” (with references therein to “Refinanced Indebtedness” being deemed to refer to the Junior Securities being exchanged and references therein to “refinancing” or “refinanced” being deemed to refer to the exchange contemplated by this clause (i));

(j)    the Borrower and its Restricted Subsidiaries may refinance, refund, renew or extend any Subordinated Indebtedness and any Junior Securities in each case in accordance with the terms of Section 7.1(p);

(k)    the Borrower may make any dividends or distributions within sixty (60) days after the date of declaration thereof, if as of the date of declaration thereof the payment of such dividend or distribution would have complied with the provisions of this Agreement (including one of the other clauses of this Section, it being understood that any applicable basket or threshold shall be reduced upon the declaration of such payment and in the case of any declaration made pursuant to clause (f) above shall be a utilization of the Available Amount; provided that, the amount of any dividends or distributions declared but not actually made within the applicable 60-day period shall be credited to the Available Amount upon receipt of notice by the Administrative Agent evidencing the amount of such unutilized payments);

(l)    the Borrower may make any Restricted Payments, so long as (i) no Default or Event of Default has occurred and is continuing or would result from such Restricted Payment, (ii) [reserved], (iii) the Borrower shall be in compliance with the Debt Incurrence Test and (iv) the First Lien Leverage Ratio (calculated on a pro forma basis after giving effect to such payment and any Indebtedness incurred in connection therewith) is less than or equal to 2.00 to 1.00;

(m)    the Borrower may make Restricted Payments consisting of redemptions of Preferred Stock of the Borrower, so long as (i) no Default or Event of Default has occurred and is continuing or would result from such Restricted Payment, (ii) [reserved] and (iii) the Leverage Ratio (calculated on a pro forma basis after giving effect to such payment and any Indebtedness incurred in connection therewith) is less than or equal to 4.25 to 1.00; and

(n)    distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Financing;

Section 7.7    First Lien Leverage Ratio. Except during a Suspension Period, the Borrower shall not permit its First Lien Leverage Ratio as of the last day of any fiscal quarter to exceed (a) for the period from the Restatement Effective Date to the second anniversary of the Restatement Effective Date, 4.50 to 1.00 and (b) thereafter, 4.25 to 1.00.

Section 7.8    Affiliate Transactions. Except as specifically provided herein, transactions among Credit Parties and as may be described on Schedule 5 attached hereto, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate on terms not materially less advantageous to the Borrower or such Restricted Subsidiary than would be the case if such transaction had been effected with a non-Affiliate. Notwithstanding the foregoing, this Section 7.8 will not apply to any customary transaction with a Securitization Subsidiary effected as part of a Qualified Securitization Financing or Receivables Facility and any disposition of Securitization Assets or related assets in connection with any Qualified Securitization Financing and any repurchase of Securitization Assets pursuant to a Securitization Repurchase Obligation.

Section 7.9    ERISA Liabilities. The Borrower shall not, and shall cause each of its ERISA Affiliates not to, enter into any Multiemployer Plan.

Section 7.10    No Limitation on Upstream Dividends by Subsidiaries. The Borrower shall not permit any Restricted Subsidiary to enter into or agree, or otherwise become subject (other than pursuant to Applicable Law), to any agreement, contract or other arrangement (other than this Agreement or the other Loan Documents) with any Person pursuant to the terms of which (a) such Restricted Subsidiary is or would be prohibited from or limited in declaring or paying any cash dividends or distributions on any class of its Capital Stock owned directly or indirectly by the Borrower or from making any other distribution on account of any class of any such Capital Stock (herein referred to as “Upstream Dividends”) or (b) the declaration or payment of Upstream Dividends by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary, on an annual or cumulative or other basis, is or would be otherwise limited or restricted.

Section 7.11    Nature of Business.

(a)    The Borrower shall not, and shall cause each of its Restricted Subsidiaries not to engage in any business other than a Permitted Business.

(b)    With respect to the Holding Company and each Intermediate Holding Company (if any), engage in any business, operations or activities other than holding all of the Capital Stock of an Intermediate Holding Company or the Borrower (as applicable) owned thereby, incurrence of Permitted Holding Company Indebtedness and activities reasonably complementary and incidental thereto.

Section 7.12    Anti-Corruption; Anti-Money Laundering Laws and Sanctions. The Borrower will not request any Loan or Letter of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE 8

Default

Section 8.1    Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

(a)    Any representation or warranty made under this Agreement or any other Loan Document shall prove incorrect or misleading in any material respect (or any representation or warranty made under this Agreement or any other Loan Document that is qualified by materiality or Materially Adverse Effect shall prove incorrect or misleading in any respect) when made or deemed to be made hereunder or thereunder;

(b)    The Borrower shall default in the payment of: (i) any interest on the Loans or fees or other amounts (other than principal on the Loans or reimbursement obligations with respect to any Letter of Credit) payable to the Lenders and the Administrative Agent under any of the Loan Documents, or any of them, when due, and such Default shall not be cured by payment in full thereof within three (3) Business Days from the due date; or (ii) any principal on the Loans or reimbursement obligations with respect to any Letter of Credit when due;

(c)    The Borrower, any Intermediate Holding Company or the Holding Company (as applicable) shall default in the performance or observance of any agreement or covenant contained in Sections 5.1(a), 5.10, 5.11, 5.13, 5.16, 5.20, 5.21 or 6.5(c) or in Article 7; provided that a breach or default of Section 7.7 shall not constitute an Event of Default with respect to any Term Loans unless and until the Required Revolving Lenders have declared all outstanding amounts with respect thereto to be due and payable and all outstanding Initial Revolving Loan Commitments and/or Additional Revolving Loan Commitments, as applicable, to be terminated, in each case in accordance with this Agreement and such declaration has not been rescinded;

(d)    The Borrower shall default in the performance or observance of any agreement or covenant contained in Article 6 (other than Section 6.5(c)), and such default shall not be cured within a period of ten (10) days from the occurrence of such Default;

(e)    The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of thirty (30) days from the occurrence of such Default;

(f)    There shall occur any default in the performance or observance of any agreement or covenant contained in any Loan Document (other than this Agreement) by any Credit Party or any Subsidiary thereof, which shall not be cured within a period of thirty (30) days from the occurrence of such Default;

(g)    There shall be entered and remain unstayed a decree or order for relief in respect of the Borrower or any of its Restricted Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any of its Restricted Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower, or any of its Restricted Subsidiaries; or an involuntary petition shall be filed against the Borrower or any of its Restricted Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days;

(h)    The Borrower or any of its Restricted Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Borrower or any of its Restricted Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any of its Restricted Subsidiaries or of any substantial part of their respective properties, or the Borrower or any of its Restricted Subsidiaries shall fail generally to pay their respective debts as they become due or shall be adjudicated insolvent; the Borrower shall suspend or discontinue its business; the Borrower or any of its Restricted Subsidiaries shall have concealed or removed any of its property with the intent to hinder or defraud its creditors or shall have made a fraudulent or preferential transfer under any applicable fraudulent conveyance or bankruptcy law, or the Borrower or any of its Restricted Subsidiaries shall take any action in furtherance of any such action;

(i)    The occurrence of either of the following events:

(1)         judgments which have not been paid or discharged or stayed pending appeal or removed to bond either (A) within thirty (30) days after the entry thereof or (B) after the expiration of any stay (as applicable), which are not covered by insurance or indemnification (where the insuring or indemnifying party has agreed to insure or indemnify and is financially able to do so) shall be entered by any court against the Borrower or any of its Restricted Subsidiaries for the payment of money which, together with the aggregate amount of all property of the Borrower or its Restricted Subsidiaries that is subject to all issuances, levies or similar processes described in clause (2) below, exceeds $100,000,000 in the aggregate, or

(2)          warrants of attachment or execution or similar processes which have not been paid or discharged or stayed pending appeal or removed to bond either (A) within thirty (30) days after the issuance or levy thereof or (B) after the expiration of any stay (as applicable), which are not covered by insurance or indemnification (where the insuring or indemnifying party has agreed to insure or indemnify and is financially able to do so) shall be issued or levied against property of the Borrower or any of its Restricted Subsidiaries the value of which, together with all other such property of the Borrower or any of its Restricted Subsidiaries subject to other such process and all judgements described in clause (1) above exceeds $100,000,000 in the aggregate;

(j)    An ERISA Event occurs which, together with all other ERISA Events, has resulted or could reasonably be expected to result in a Materially Adverse Effect;

(k)    There shall occur (i) any default under any instrument, document or agreement relating to (A) any Indebtedness of the Borrower or any of its Restricted Subsidiaries in an aggregate principal amount exceeding $100,000,000 or (B) any New Securities, or Permitted Holding Company Indebtedness; (ii) any event or condition the occurrence of which would permit acceleration of such Indebtedness, or which, as a result of a failure to comply with the terms thereof, would make such Indebtedness otherwise due and payable, and which event or condition has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder; or (iii) any material default under any Hedge Agreement which would permit the obligation of the Borrower to make payments to the counterparty thereunder to be then due and payable, and such default has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder;

(l)    Any Loan Document or any material provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower or any of its Restricted Subsidiaries or by any governmental authority having jurisdiction over the Borrower or any of its Restricted Subsidiaries seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of its Restricted Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

(m)    Any Security Document shall for any reason, fail or cease (except by reason of lapse of time) to create a valid and perfected and first-priority Lien on or Security Interest in any portion of the Collateral purported to be covered thereby other than as a result of the action or inaction of the Administrative Agent or the Lenders, subject only to Permitted Liens;

(n)    Any of the following shall occur:

(i) at any time prior to a Holding Company Reorganization, (A) any Person (or group of Persons) is or becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the federal Securities Exchange Act of 1934, as amended), directly or indirectly, of a percentage of the voting Capital Stock of the Borrower greater than thirty-five percent (35%), other than any Permitted Holder; or (B) except as expressly permitted pursuant to this Agreement, the Borrower shall cease or fail to own, directly or indirectly, beneficial and legal title to all of the issued and outstanding Capital Stock of each of the License Subs or any License Sub shall cease to be a wholly owned Subsidiary of the Borrower;

(ii)    at any time after a Holding Company Reorganization, (A) any Person (or group of Persons) is or becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the federal Securities Exchange Act of 1934, as amended), directly or indirectly, of a percentage of the voting Capital Stock of the Holding Company greater than thirty-five percent (35%), other than any Permitted Holder; or (B) except as permitted pursuant to this Agreement, the Holding Company shall cease or fail to own, directly (or indirectly through one or more Intermediate Holding Companies), beneficial and legal title to all of the issued and outstanding Capital Stock of the Borrower; or (C) except as permitted pursuant to this Agreement, the Borrower shall cease or fail to own, directly or indirectly, beneficial and legal title to all of the issued and outstanding Capital Stock of each of the License Subs or any License Sub shall cease to be a wholly owned Subsidiary of the Borrower; or

(iii)    there shall have occurred under any indenture or other instrument evidencing any Indebtedness or Capital Stock in excess of $100,000,000 any “change of control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness or Capital Stock) and, as a result of such occurrence the Borrower or any of its Restricted Subsidiaries is obligated to repurchase, redeem or repay (or offer to repurchase, redeem or repay) Indebtedness or Capital Stock in an amount in excess of $100,000,000.

(o)    Any License shall be cancelled, terminated, rescinded, revoked, suspended, impaired, otherwise finally denied renewal, or otherwise modified, in each case, to the extent the same could, individually or in the aggregate, reasonably be expected to result in a Materially Adverse Effect, or shall be renewed on terms that could, individually or in the aggregate, reasonably be expected to result in a Materially Adverse Effect; or any License shall cease to be in full force and effect if such failure to be in full force and effect could, individually or in the aggregate, reasonably be expected to result in a Materially Adverse Effect; or the grant of any License shall have been stayed, vacated or reversed, or modified by judicial or administrative proceedings to the extent the same could, individually or in the aggregate, reasonably be expected to result in a Materially Adverse Effect; or any administrative law judge or other representative of the FCC shall have issued an initial decision in any non-comparative License renewal, License revocation or any comparative (multiple applicant) proceeding to the effect that any License should be revoked or not be renewed if such revocation or non-renewal could, individually or in the aggregate, reasonably be expected to result in a Materially Adverse Effect; or any other proceeding shall have been instituted by the FCC or shall have been commenced before any court, the FCC or any other regulatory body that could reasonably be expected to result in (i) cancellation, termination, rescission, revocation, impairment, suspension or denial of renewal of a License that could, individually or in the aggregate, reasonably be expected to result in a Materially Adverse Effect, (ii) a modification of a License or a renewal thereof on terms that could, individually or in the aggregate, reasonably be expected to result in a Materially Adverse Effect, (iii) a forfeiture (within the meaning of 47 C.F.R. Section 1.80 of the FCC Regulations) or effect on or with respect to any License that could, individually or in the aggregate, reasonably be expected to result in a Materially Adverse Effect as a result of the failure by the Borrower or any Restricted Subsidiary thereof to comply with any FCC Regulation regarding digital television broadcasting or (iv) cancellation, termination, rescission, revocation, suspension or material impairment of any Necessary Authorization with respect to the Project Matrix Acquisition, which could reasonably be expected to have a Materially Adverse Effect;

(p)    Any Operating Agreement shall be revoked or terminated or materially, adversely modified and not replaced by a substitute reasonably acceptable to the Administrative Agent within thirty (30) days of such revocation, termination or modification; or

(q)    The Borrower’s on-the-air broadcast operations at any Station shall be interrupted at any time for more than forty-eight (48) hours, whether or not consecutive, during any period of five (5) consecutive days, and such interruption could reasonably be expected to have a Materially Adverse Effect.

Section 8.2    Remedies.

(a)    If an Event of Default specified in Section 8.1 (other than an Event of Default under Section 8.1(g) or (h)) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Required Lenders (or if such Event of Default results solely from a breach of Section 7.7 that has not become an Event of Default with respect to the Term Loans pursuant to Section 8.1(c), the Required Revolving Lenders) subject to Section 11.3, shall (i) (A) terminate the Commitments, and/or (B) declare the principal of and interest on the Loans and all other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes and any other Loan Documents to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, to the extent permitted by Applicable Law, anything in this Agreement, the Notes or any other Loan Document to the contrary notwithstanding, and the Commitments shall thereupon forthwith terminate and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a Controlled Account, as cash collateral for the Loan Obligations, an amount equal to the maximum amount currently or at any time thereafter to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent, the Lenders and the Issuing Bank and grants to them a security interest in, all such cash as security for the Loan Obligations.

(b)    Upon the occurrence and continuance of an Event of Default specified in Section 8.1(g) or (h), all principal, interest and other amounts due hereunder, and all other Loan Obligations, shall thereupon and concurrently therewith become due and payable and the Commitments shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, and the Borrower shall thereupon, deposit in a Controlled Account, as cash collateral for the Loan Obligations, an amount equal to the maximum amount currently or at any time thereafter to be drawn on all outstanding Letters of Credit, all without any action by the Administrative Agent, the Lenders, the Required Lenders and the Issuing Bank, or any of them, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, to the extent permitted by Applicable Law, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding, and the Borrower hereby pledges to the Administrative Agent, the Lenders and the Issuing Bank and grants to them a security interest in, all such Cash Collateral as security for the Loan Obligations. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Loan Obligations as set forth in Section 8.3. After all such Letters of Credit shall have expired or been fully drawn upon, the Letter of Credit Obligations shall have been satisfied and all other Loan Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower.

(c)    Upon acceleration of the Loan Obligations, as provided in subsection (a) or (b) of this Section 8.2, the Administrative Agent and the Lenders shall have all of the post-default rights granted to them, or any of them, as applicable under the Loan Documents and under Applicable Law.

(d)    Upon acceleration of the Loan Obligations, as provided in subsection (a) or (b) of this Section 8.2, the Administrative Agent shall have the right (but not the obligation) upon the request of the Lenders to operate the business of the Borrower and its Subsidiaries in accordance with the terms of the Licenses and pursuant to the terms and subject to any limitations contained in the Security Documents and, within guidelines established by the Required Lenders, to make any and all payments and expenditures necessary or desirable in connection therewith, including, without limitation, payment of wages as required under the Fair Labor Standards Act, as amended, and of any necessary withholding taxes to state or federal authorities. In the event the Required Lenders fail to agree upon the guidelines referred to in the preceding sentence within six (6) Business Days after the Administrative Agent has begun to operate the business of the Borrower, the Administrative Agent may, after giving three (3) days’ prior written notice to the Lenders of its intention to do so, make such payments and expenditures as it deems reasonable and advisable in its sole discretion to maintain the normal day-to-day operation of such business. Such payments and expenditures in excess of receipts shall constitute Advances under this Agreement, not in excess of the amount of the Commitments. Advances made pursuant to this Section 8.2(d) shall bear interest as provided in Section 2.3(d) and shall be payable on demand. The making of one or more Advances under this Section 8.2(d) shall not create any obligation on the part of the Lenders to make any additional Advances hereunder. No exercise by the Administrative Agent of the rights granted to it under this Section 8.2(d) shall constitute a waiver of any other rights and remedies granted to the Administrative Agent and the Lenders, or any of them, under this Agreement or at law. The Borrower hereby irrevocably appoints the Administrative Agent as agent for the Lenders, the true and lawful attorney of the Borrower, in its name and stead and on its behalf, to execute, receipt for or otherwise act in connection with any and all contracts, instruments or other documents in connection with the operation of the Borrower’s business in the exercise of the Administrative Agent’s and the Lenders’ rights under this Section 8.2(d). Such power of attorney is coupled with an interest and is irrevocable. The rights of the Administrative Agent under this Section 8.2(d) shall be subject to its prior compliance with Applicable Law to the extent applicable to the exercise of such rights.

(e)    Upon acceleration of the Loan Obligations, as provided in subsection (a) or (b) of this Section 8.2, the Administrative Agent, upon request of the Required Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and its Subsidiaries, and the Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection the Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Lenders, in connection therewith. The rights of the Administrative Agent under this Section 8.2(e) shall be subject to its prior compliance with Applicable Law to the extent applicable to the exercise of such rights.

Section 8.3    Payments Subsequent to Declaration of Event of Default.

(a)    Notwithstanding the provisions of Sections 2.6 and 2.10 or anything to the contrary contained in this Agreement, after the exercise of remedies (including rights of setoff) provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable as contemplated by Section 8.2(b)), any amounts received on account of the Obligations (whether as a result of any realization on the Collateral, a payment under the Subsidiary Guaranty, any setoff rights, any distribution in connection with any proceeding under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law or otherwise) shall be applied as follows, in any such case until the prior payment in full in cash of all Obligations:

first, to the payment of that portion of the Obligations constituting indemnities, fees, costs and expenses payable to the Administrative Agent in its capacity as such, including any reasonable costs and expenses incurred in connection with the collection of such payment, including, without limitation, any reasonable costs incurred by it in connection with the sale or disposition of any Collateral for the Obligations and all amounts under Section 5.11 and Section 11.2 (irrespective of whether a claim for such indemnitees, fees, costs and expenses is allowed or allowable in any proceeding under any Debtor Relief Law or otherwise);

second, to the payment of that portion of the Obligations constituting indemnities, fees, costs and expenses payable to the Lenders, the Issuing Bank and the Swingline Lender (other than Revolving Commitment Fees and letter of credit commissions payable under Section 2.4(b)), including any attorney fees and reasonable costs and expenses incurred in connection with the collection of such payment, including, without limitation, any reasonable costs incurred by it in connection with the sale or disposition of any Collateral for the Obligations and all amounts under Section 5.11 and Section 11.2 (irrespective of whether a claim for such indemnitees, fees, costs and expenses is allowed or allowable in any proceeding under any Debtor Relief Law or otherwise), ratably among the Lenders, the Issuing Bank and the Swingline Lender in proportion to the amounts described in this clause second payable to them;

third, to the payment of that portion of the Obligations constituting (i) accrued and unpaid Revolving Commitment Fees, letter of credit commissions pursuant to Section 2.4(b) and interest on the Loans and Letter of Credit Obligations and (ii) any fees, premiums and scheduled periodic payments due under any Secured Hedge Agreements and any interest accrued thereon (irrespective of whether a claim for such interest or premiums is allowed or allowable in any proceeding under any Debtor Relief Law or otherwise) ratably among the Lenders, the Issuing Bank, the Swingline Lender and the other Secured Parties in proportion to the amounts described in this clause third payable to them;

fourth, to the payment of that portion of the Obligations constituting (i) the principal and other payment obligations then due and payable on the Loans and Letter of Credit Obligations then outstanding, (ii) breakage, termination or other payments then owing under Secured Hedge Agreements and (iii) payment obligations under Secured Cash Management Agreements, until all such obligations have been paid in full (irrespective of whether a claim for such amounts is allowed or allowable in any proceeding under any Debtor Relief Law or otherwise) ratably among the Lenders, the Issuing Bank, the Swingline Lender and the other Secured Parties in proportion to the amounts described in this clause fourth payable to them;

fifth, to the Administrative Agent for the account of the Issuing Bank to Cash Collateralize any Letter of Credit Obligations then outstanding; and

sixth, to the Borrower or as otherwise required by law.

(b)    If any Secured Party collects or received any amounts received on account of the Obligations to which it is not entitled under this Section 8.3, such Secured Party shall hold the same in trust for the Secured Parties and shall forthwith deliver the same to the Administrative Agent, for the account of the Secured Parties, to be applied in accordance with this Section 8.3.

(c)    Without limiting the generality of the foregoing, this Section 8.3 is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code of the United States and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-bankruptcy law.

(d)    Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article 9 for itself and its Affiliates as if a “Lender” party hereto.

Section 8.4    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.4, 5.11, 9.9 and 11.2) allowed in such judicial proceeding; and

(b)    to file and prove a claim for the whole amount of the principal to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.4, 5.11, 9.9 and 11.2. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.5    Credit Bidding.

(a)    The Administrative Agent, on behalf of itself and the Secured Parties, shall, upon the direction of the Required Lenders, have the right to credit bid and purchase (either directly or through one or more acquisition entities) for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral (i) at any sale thereof conducted by the Administrative Agent at the direction of the Required Lenders under the provisions of the Uniform Commercial Code, including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code, (ii) at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof or a sale under a confirmed plan of reorganization, or (iii) at any other sale or foreclosure conducted by the Administrative Agent at the direction of the Required Lenders (whether by judicial action or otherwise) in accordance with Applicable Law. In connection with any such credit bid, the Obligations shall be credit bid on a ratable basis with Obligations in respect of contingent or unliquidated claims receiving contingent interest in the acquired assets (or Capital Stock of any acquisition entity used in connection with such acquisition) that would vest upon the liquidation of such claims. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Obligations to any such acquisition vehicle in exchange for Capital Stock and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Obligations so assigned by each Secured Party); provided that any actions by the Administrative Agent with respect to such acquisition vehicle, including the disposition of assets and Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders without giving effect to limitations on actions of the Required Lenders in Section 11.12.

(b)    Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action prior to maturity under any Loan Document, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, Uniform Commercial Code sales or other similar dispositions of Collateral.

ARTICLE 9

The Administrative Agent

Section 9.1    Appointment and Authority. Each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) and the Issuing Bank hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any Subsidiary shall have rights as a third party beneficiary of any of such provisions.

Section 9.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.3    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.12 and Section 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.4    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.6    Resignation of Administrative Agent.

(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, in consultation with the Borrower (provided that no such consultation shall be required if an Event of Default has occurred and is continuing), on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 5.11 and 11.2 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b)    Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (ii) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

Section 9.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Bank expressly acknowledges that none of the Administrative Agent, any Lead Arranger or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, any Lead Arranger or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, any Lead Arranger or any of their respective Related Parties to any Lender, the Issuing Bank or any other Secured Party as to any matter, including whether the Administrative Agent, any Lead Arranger or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and the Issuing Bank expressly acknowledges, represents and warrants to the Administrative Agent and each Lead Arranger that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of making, acquiring, purchasing or holding any other type of financial instrument, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, any Lead Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, all applicable bank or other regulatory Applicable Laws relating to the Transactions and the transactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender and the Issuing Bank also acknowledges that (i) it will, independently and without reliance upon the Administrative Agent, any Lead Arranger or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrower and its Subsidiaries and (ii) it will not assert any claim in contravention of this Section 9.7.

Section 9.8    No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the syndication agent, documentation agents, co-agents, book manager, lead manager, arranger, Lead Arrangers or co-arranger listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

Section 9.9    Indemnification. To the extent that the Borrower for any reason fails to pay any amount required under Section 5.11 or Section 11.2 of this Agreement to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Bank in connection with such capacity. The obligations of the Lenders under this Section are subject to the provisions of Section 11.18.

Section 9.10    Collateral and Guaranty Matters. The Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)    to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of itself and the Secured Parties, under any Loan Document (i) upon the termination of the Commitments and payment in full of all Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Bank shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.12(j), if approved, authorized or ratified in writing by the Required Lenders;

(b)    to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Collateral that is permitted by clauses (l), (q) and (r) of the definition of “Permitted Liens”;

(c)    to release any Restricted Subsidiary from its obligations under the Subsidiary Guaranty if such Restricted Subsidiary ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; and

(d)    to negotiate and enter into any necessary and customary intercreditor agreements with the holders of any senior Indebtedness issued pursuant to the terms of Sections 2.14, 7.1(m) and/or 7.1(s).

Notwithstanding anything in this Section or any other Loan Document to the contrary, in no event shall any Cash Collateral provided with respect to any Extended Letter of Credit be released without the prior written consent of the Issuing Bank.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Restricted Subsidiary from its obligations under the Subsidiary Guaranty pursuant to this Section.

Notwithstanding the foregoing, if any Subsidiary Guarantor ceases to be a Subsidiary, such Subsidiary Guarantor shall not be released from its obligations under the Loan Documents unless (i) the transaction or transactions that caused such Subsidiary Guarantor to cease to be a Subsidiary are entered into for a bona fide business purpose (as determined in good faith by the Borrower) and, for the avoidance of doubt, not for the primary purpose of causing such release, (ii) the portion of equity interests that caused such Subsidiary Guarantor to cease to be a Subsidiary were not transferred to an Affiliate of the Borrower (other than for purposes of a bona fide joint venture arrangement on terms that are not less favorable than arm’s-length terms) and (iii) after giving pro forma effect to the applicable release, the Borrower is deemed to have made a new Investment in such Person on the date of such release (as if such Person were not a Subsidiary Guarantor) in an amount equal to the portion of the fair market value (as determined in good faith by the Borrower) of the Borrower’s retained ownership interest in such Person and such Investment is permitted hereunder.

Section 9.11    Secured Hedge Agreements and Secured Cash Management Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.3 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements, as the case may be.

Section 9.12    Erroneous Payments.

(a)    Each Lender, the Issuing Bank, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank or any other Secured Party (or the Lender Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Bank or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 9.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)    Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)    In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at either (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent (or to the extent payable to the Issuing Bank or the Swingline Lender, the Issuing Bank or Swingline Lender, as applicable, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions.

(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 11.5 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)    Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 9.12 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)    Each party’s obligations under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)    Nothing in this Section 9.12 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE 10

Change in Circumstances Affecting LIBOR Advances and/or Term SOFR Advances

Section 10.1    Determination Inadequate or Unfair. If with respect to any proposed LIBOR Advance or Term SOFR Advance for any Interest Period, (a) the Administrative Agent determines after consultation with the Lenders that (i) deposits in Dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period or (ii) reasonable and adequate means do not exist for the ascertaining the LIBOR Basis or Term SOFR Basis, as applicable, for such Interest Period with respect to a proposed LIBOR Advance or Term SOFR Advance or (b) the Required Lenders, the Required Initial Revolving Lenders, the Required Term C Lenders, the Required Term D Lenders or the Required Term E Lenders, as applicable, shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Basis or Term SOFR Basis, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining any LIBOR Advance or Term SOFR Advance, as the case may be, during such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist (which notice shall be promptly given following the Administrative Agent’s knowledge of the termination of any such circumstance), the obligations of any affected Lender to make its portion of such LIBOR Advances or Term SOFR Advances, as the case may be, shall be suspended.

Section 10.2    Illegality. If after the Original Closing Date, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Original Closing Date), or any change in interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its portion of LIBOR Advances or Term SOFR Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the sole reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) in the case of Term C Loans and any such notice with respect to LIBOR Advances (A) the obligations of the Lenders to make LIBOR Advances, and the right of the Borrower to convert any Advance to a LIBOR Advance or continue any Advance as a LIBOR Advance shall be suspended and thereafter the Borrower may select only Base Rate Advances and (B) if any of the Lenders may not lawfully continue to maintain a LIBOR Advance to the end of the then current Interest Period applicable thereto, the applicable Advance shall immediately be converted to a Base Rate Advance for the remainder of such Interest Period and (ii) in all other cases and any such notice with respect to Term SOFR Advances (A) the obligations of the Lenders to make Term SOFR Advances, and the right of the Borrower to convert any Advance to a Term SOFR Advance or continue any Advance as a Term SOFR Advance shall be suspended and thereafter the Borrower may select only Base Rate Advances and (B) if any of the Lenders may not lawfully continue to maintain a Term SOFR Advance to the end of the then current Interest Period applicable thereto, the applicable Advance shall immediately be converted to a Base Rate Advance for the remainder of such Interest Period.

Section 10.3    Increased Costs.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Basis) or the Issuing Bank;

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or the Issuing Bank or the London or other applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Advances or Term SOFR Advances made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Bank or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the Issuing Bank or other Recipient, the Borrower shall promptly pay to any such Lender, the Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)    Certificates for Reimbursement. A certificate of a Lender, the Issuing Bank or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, the Issuing Bank, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) of this Section or in Section 2.11 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender, the Issuing Bank or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(c)    Delay in Requests. Failure or delay on the part of any Lender, the Issuing Bank or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, the Issuing Bank’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender, the Issuing Bank or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender, the Issuing Bank or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s, the Issuing Bank’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 10.4    Effect On Other Advances. If notice has been given pursuant to Section 10.1, 10.2 or 10.3 suspending the obligation of any Lender to make its portion of any type of (a) LIBOR Advance, or requiring such Lender’s portion of LIBOR Advances to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all amounts which would otherwise be made by such Lender as its portion of LIBOR Advances shall, unless otherwise notified by the Borrower, be made instead as Base Rate Advances or (b) Term SOFR Advance, or requiring such Lender’s portion of Term SOFR Advances to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all amounts which would otherwise be made by such Lender as its portion of Term SOFR Advances shall, unless otherwise notified by the Borrower, be made instead as Base Rate Advances.

Section 10.5    Claims for Increased Costs and Taxes.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.11 or Section 10.3, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11, Section 2.12 or Section 10.3, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 10.3, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 10.5(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.5), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.11, Section 2.12 or Section 10.3) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.5;

(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.11 or Section 10.3 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)    such assignment does not conflict with Applicable Law; and

(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 10.6    Benchmark Adjustments.

(a)    Applicability. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the terms and provisions of this Section 10.6 shall only be applicable to the Classes of Loans, Advances and Commitments other than the Term C Loans and references in this Section 10.6 to “Lenders” shall not apply to the Lenders holding Term C Loans.

(b)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 10.6(b)) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising (i) the Required Initial Revolving Lenders in the case of a Benchmark Replacement with respect to the Initial Revolving Loans or Initial Revolving Loan Commitments, (ii) the Required Term D Lenders in the case of a Benchmark Replacement to the Term D Loans or (iii) Required Term E Lenders in the case of a Benchmark Replacement to the Term E Loans.

(c)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 10.6(e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 10.6(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 10.6.

(e)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any request for a borrowing of, conversion to or continuation of Term SOFR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Advances and (ii) any outstanding affected Term SOFR Advances will be deemed to have been converted to Base Rate Advances at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(g)    Certain Defined Terms. As used in this Section 10.6:

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 10.6(e).

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 10.6(b).

“Benchmark Replacement” shall mean, for any Available Tenor, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)    the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; provided, that, if the Borrower has provided a notification to the Administrative Agent in writing on or prior to such Benchmark Replacement Date that the Borrower has a Hedge Agreement in place with respect to any of the Loans as of the date of such notice (which such notification the Administrative Agent shall be entitled to rely upon and shall have no duty or obligation to ascertain the correctness or completeness of), then the Administrative Agent, in its sole discretion, may decide not to determine the Benchmark Replacement pursuant to this clause (a) for such Benchmark Transition Event; or

(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(a)    for purposes of clause (a) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(i)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement; or

(ii)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark; and

(b)    for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities;

provided that, (x) in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 10.6(b) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication of information referenced in clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.6(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.6(b).

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Floor” shall mean a rate of interest equal to 0% per annum.

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark shall mean the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” shall mean the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

(h)         Amendments. Notwithstanding anything to the contrary in Section 11.12, the Administrative Agent (together with, if applicable, the Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of this Section 10.6 in accordance with the terms of this Section 10.6.

ARTICLE 11

Miscellaneous

Section 11.1    Notices.

(a)    Notices Generally. Except as otherwise expressly provided herein, all notices and other communications under this Agreement and the other Loan Documents (unless otherwise specifically stated therein) shall be in writing and shall be deemed to have been given three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service for next day delivery, or when sent on a Business Day prior to 5:00 p.m. by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

(i)    If to the Borrower, to it at:

Gray Television, Inc.

4370 Peachtree Road, N.E.

Atlanta, Georgia 30319

Attention: James C. Ryan

Telecopy: (404) 261-9607

Website: http://www.gray.tv

with a copy to:

Jones Day

1221 Peachtree Street, N.E., Suite 400

Atlanta, Georgia 30361

Attention: Todd Roach

Telephone: (404) 581-8274

Telecopy: (404) 581-8003

(ii)    If to the Administrative Agent, to it at:

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention: Syndication Agency Services

Telephone: (704) 590-2703

Telecopy: (704) 715-0092

E-mail: Agencyservices.requests@wellsfargo.com

with a copy to:

Wells Fargo Bank, National Association

90 S. 7th Street

Minneapolis, MN 55402

MAC: N9305 158

Attention: Tracy Moosbrugger

Telephone: (612) 667-4391

E-mail: tracy.moosbrugger@wellsfargo.com

(iii)    If to the Lenders, to them at the addresses set forth in the Register.

The failure to provide copies shall not affect the validity of the notice given to the primary recipient.

(b)    Change of Address. Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days’ written notice of such change to the other parties.

(c)    Platform.

(i)    Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Bank and the other Lenders by posting the Borrower Materials on the Platform.

(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender, the Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

(d)    Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Applicable Laws.

Section 11.2    Expenses.

(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Bank) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)    Payments. All amounts due under this Section and Section 5.11 shall be payable promptly after written demand therefor.

Section 11.3    Waivers. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Required Lenders, or the Lenders, or any of them, in exercising any right, shall operate as a waiver of such right. The Administrative Agent and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a Request for Advance. In the event the Lenders decide to fund a Request for Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further Request for Advance or preclude the Lenders or the Administrative Agent from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agent, the Lenders, or the Required Lenders, shall not constitute a modification of this Agreement or any other Loan Document, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement or any other Loan Document such as to require further notice of their intent to require strict adherence to the terms of this Agreement or any other Loan Document in the future.

Section 11.4    Set-Off. If an Event of Default shall have occurred and be continuing, each Secured Party, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party, the Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower or any Subsidiary against any and all of the obligations of the Borrower or such Subsidiary now or hereafter existing under this Agreement or any other Loan Document to such Secured Party or the Issuing Bank, irrespective of whether or not such Secured Party or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Subsidiary may be contingent or unmatured or are owed to a branch or office of such Secured Party or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Secured Party, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Secured Party, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.5    Successors and Assigns; Participations.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any Subsidiary may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Initial Revolving Loan Commitment and, if applicable, its Additional Revolving Loan Commitment or its Other Revolving Loan Commitment, and the Loans at the time owing to it); provided that, in each case, any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Initial Revolving Loan Commitment or the Additional Revolving Loan Commitment or the Other Revolving Loan Commitment, or $1,000,000, in the case of any assignment in respect of any Term Loan, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth (10th) Business Day;

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate classes on a non-pro rata basis;

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Term D Loan Commitments and the Term D Loan;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Initial Revolving Loans or Additional Revolving Loans or Other Revolving Loans if such assignment is to a Person that is not a Lender with an Initial Revolving Loan Commitment or an Additional Revolving Loan Commitment or an Other Revolving Loan Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)    the consents of the Issuing Bank and the Swingline Lender shall be required for any assignment in respect of the Initial Revolving Loan Commitment.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of its Subsidiaries or Affiliates (except solely as to Term D Loans and Incremental Institutional Term Loans as permitted pursuant to Section 11.5(g)) or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Initial Revolving Loan Commitment Ratio. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.9, 2.11, 2.12, 5.11, and 11.2 and Article 10 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, which shall be null and void).

(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption Agreement and each Incremental Increase Amendment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.9 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in the first proviso to Section 11.12 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.9, 2.11, 2.12 and Article 10 (subject to the requirements and limitations therein, including the requirements under Section 2.12(g) (it being understood that the documentation required under Section 2.12(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 10.5 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.12 or 10.3, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 10.5(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.10 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)    Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

(g)    Open Market Purchases. Notwithstanding anything in this Agreement to the contrary, any Lender may, at any time, assign all or a portion of its Term D Loans or any Incremental Institutional Term Loans on a non-pro rata basis to the Borrower through open market purchases, subject to the following limitations:

(i)    the Borrower shall represent and warrant that, at the time of each such assignment, neither the Borrower nor any of its Subsidiaries shall have any MNPI with respect to the Borrower and its Subsidiaries or with respect to the Loans or any securities of the Borrower and its Subsidiaries that has not been previously disclosed in writing to the Administrative Agent and the Lenders (other than because such Lender does not wish to receive MNPI) prior to such time and could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in such assignment;

(ii)    immediately and automatically, without any further action on the part of the Borrower, any Lender, the Administrative Agent or any other Person, upon the effectiveness of such assignment of Term D Loans or Incremental Institutional Term Loans from a Lender to the Borrower, such Term D Loans or Incremental Institutional Term Loans and all rights and obligations as a Lender related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such assignment; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Term D Loans or Incremental Institutional Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term D Loans or Incremental Institutional Term Loans so retired and cancelled and each principal installment owing to the Lenders participating in such open market purchase or Dutch Auction shall, as to such retired or cancelled Term D Loans or Incremental Institutional Term Loans, be reduced on a pro rata basis by the full par value of the aggregate principal amount of such Term D Loans or Incremental Institutional Term Loans so retired or cancelled;

(iii)    no Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to such assignment; and

(iv)    no prepayment of any Term Loans pursuant to this Section 11.5(g) shall be made from the proceeds of any Initial Revolving Loan or any Additional Revolving Loan or any Other Revolving Loan and immediately after giving effect to the assignment and cancellation of Term D Loans or Incremental Institutional Term Loans pursuant to this Section and any Indebtedness incurred in connection therewith the aggregate amount of outstanding Initial Revolving Loans, Swingline Loans, Letter of Credit Obligations, Additional Revolving Loans and Other Revolving Loans shall not be greater than $50,000,000.

Section 11.6    No Advisory or Fiduciary Responsibility.

(a)    In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lead Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Lead Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees (except as otherwise agreed in writing by Wells Fargo Securities, LLC as financial advisor to the Borrower in connection with the Project Matrix Acquisition), (iii) none of the Administrative Agent, the Lead Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Lead Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Lead Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Lead Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Lead Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. To the fullest extent permitted by law, each Credit Party hereby waives and releases any claims that it may have against the Administrative Agent, the Lead Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

(b)    Each Credit Party acknowledges and agrees that each Lender, the Lead Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, the Holding Company, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Lead Arranger or Affiliate thereof were not a Lender or Lead Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the credit facilities established hereunder) and without any duty to account therefor to any other Lender, the Lead Arrangers, the Holding Company, the Borrower or any Affiliate of the foregoing.  Each Lender, the Lead Arrangers and any Affiliate thereof may accept fees and other consideration from the Holding Company, the Borrower or any Affiliate thereof for services in connection with this Agreement, the credit facilities established hereunder or otherwise without having to account for the same to any other Lender, the Lead Arrangers, the Holding Company, the Borrower or any Affiliate of the foregoing.

Section 11.7    Counterparts; Electronic Execution.

(a)    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement shall be effective as delivery of an original counterpart of this Agreement and delivery of or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of such other document or instrument, as applicable.

(b)    The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.  Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Credit Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto)  shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

Section 11.8    Governing Law. This Agreement, and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the law of the State of New York applicable to agreements made to be performed in New York. If any action or proceeding shall be brought by the Administrative Agent or any Lender hereunder or under any other Loan Document in order to enforce any right or remedy under this Agreement or any other Loan Document, the Borrower hereby consents and will, and the Borrower will cause each Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting in the county of New York on the date of this Agreement. The Borrower, for itself and on behalf of its Subsidiaries, hereby agrees that, to the extent permitted by Applicable Law, service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower at the address given in Section 11.1 and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

Section 11.9    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.10    Interest.

(a)    In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Administrative Agent or any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Lender, in writing, that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Administrative Agent and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

(b)    Notwithstanding the use by the Lenders of the Base Rate, LIBOR or Term SOFR as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

Section 11.11    Table of Contents and Headings. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

Section 11.12    Amendment and Waiver. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

(a)    waive any condition set forth in the Restatement Agreement without the written consent of each Lender directly affected thereby;

(b)    amend, modify or waive (A) Section 3.2, or waive any Default or Event of Default for the purpose of waiving the requirements of Section 3.2, or amend, modify or waive any other provision of this Agreement, if the effect of such amendment, modification or waiver is to require the Lenders with an Initial Revolving Loan Commitment (pursuant to, in the case of any amendment, modification or waiver of a provision other than Section 3.2, any substantially concurrent request by the Borrower for a borrowing, Conversion or Continuation of Initial Revolving Loans or Swingline Loans or issuance, increase, extension or renewal of any Letter of Credit) to make Initial Revolving Loans or participate in Swingline Loans or Letters of Credit when such Lenders would not otherwise be required to do so or (B) the amount of the Available Letter of Credit Commitment and/or the Swingline Commitment, in each case without the prior written consent of the Required Initial Revolving Lenders;

(c)    amend, extend or increase any Commitment of any Lender (or reinstate any Initial Revolving Loan Commitment or Additional Revolving Loan Commitment or Other Revolving Loan Commitment terminated pursuant to Section 8.2) or the amount of Loans of any Lender without the written consent of such Lender;

(d)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) without the written consent of each Lender directly affected thereby;

(e)    reduce the principal of, or the rate of interest specified herein on, any Loan or payment owed under Section 2.13(d), or (subject to clause (iv) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to (i) waive any obligation of the Borrower to pay interest at the Default Rate during the continuance of any Event of Default or (ii) subject to clause (v) of the second proviso to this Section, amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or payment owed under Section 2.13(d), or to reduce any fee payable hereunder;

(f)    (i) change (A) Section 2.10, or Section 8.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby or (B) Section 8.3 in a manner adverse to the priority status of the Lenders with an Initial Revolving Loan Commitment without the prior written consent of each of the Lenders with an Initial Revolving Loan Commitment or (ii) (A) amend, modify or waive Sections 2.17(a)(ii), 2.17(a)(vii) or 2.17(a)(xii) or (B) except as expressly permitted in Section 9.10(b), subordinate the priority of the Liens granted under the Loan Documents, in each case under this clause (ii), without the prior written consent of each Lender with an Initial Revolving Loan Commitment;

(g)    change Section 2.6(b)(iii), (iv), (v) or (vi) in a manner that would alter the order of application of amounts prepaid pursuant thereto in a manner materially adverse to any Lender without the written consent of such Lender;

(h)    change any provision of this Section or the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Initial Revolving Lenders”, “Required Additional Revolving Lenders”, “Required Term C Lenders”, “Required Term D Lenders”, “Required Term E Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(i)    release all of the guarantors or release guarantors comprising substantially all of the credit support for the Obligations, in either case, from the Subsidiary Guaranty (other than as authorized in Section 9.10), without the written consent of each Lender;

(j)    release all or substantially all of the value of the Collateral or release any Security Document (other than as authorized in Section 9.10 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

(k)    amend, modify or waive Section 3.2, or waive any Default or Event of Default for the purpose of waiving the requirements of Section 3.2, or amend, modify or waive any other provision of this Agreement, if the effect of such amendment, modification or waiver is to require the Lenders with an Additional Revolving Loan Commitment (pursuant to, in the case of any amendment, modification or waiver of a provision other than Section 3.2, any substantially concurrent request by the Borrower for a borrowing, Conversion or Continuation of Additional Revolving Loans) to make Additional Revolving Loans when such Lenders would not otherwise be required to do so, without the prior written consent of the Required Additional Revolving Lenders;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any Request for Issuance of Letter of Credit (or any cash collateral agreement or other document entered into in connection with an Extended Letter of Credit) relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement or any Request for Advance relating to any Swingline Loan made by it; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Administrative Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) unless a breach of Section 7.7 has become an Event of Default with respect to the Term Loans in accordance with Section 8.1(c), any amendment, waiver or consent of Section 7.7 (or any defined terms used therein, but only for purposes of Section 7.7 and not for any other purposes, including, without limitation, any pro forma compliance or incurrence tests) may only be effected with consent of the Borrower and the Required Revolving Lenders (or the Administrative Agent with the consent of the Required Revolving Lenders) and shall not require the vote of any Lender holding Term Loans or a Commitment to make Term Loans; (vi) any amendment, modification or waiver of any of Sections 7.3(c) or 7.4(c) or any of the definitions of “Specified Servicing Amendment”, “Specified Servicing Arrangement” or “Specified Servicing Provider Sale” may only be effected with consent of the Borrower and the Required Revolving Lenders (or the Administrative Agent with the consent of the Required Revolving Lenders) and shall not require the vote of any Lender holding Term Loans or a Commitment to make Term Loans; (vii) no amendment, waiver or consent shall include any Real Property in the Collateral or require the creation of a Lien or Security Interest in any Real Property unless approved by each Lender holding a Revolving Loan Commitment and shall not require the vote of any Lender holding Term Loans or a Commitment to make Term Loans and (viii) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on behalf of such Lender and without further action or consent by such Lender, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 11.12) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Sections 2.14, 2.18, 2.19 or Article 13 of this Agreement (including, without limitation, as applicable, (1) to permit the Incremental Increases, any Credit Agreement Refinancing Indebtedness and the Loans made in connection therewith to share ratably in the benefits of this Agreement and the other Loan Documents, (2) to permit the Incremental Term Loans or any Credit Agreement Refinancing Indebtedness to be structured as second lien credit facilities (including amendments to Section 2.6(b)), (3) to include the Lenders with an Additional Revolving Loan Commitment, an Other Revolving Loan Commitment, an Incremental Term Loan Commitment, an Other Term Loan Commitment or outstanding Incremental Term Loans, Other Revolving Loans or Other Term Loans in any determination of Required Lenders and (4) to include the Lenders with an Additional Revolving Loan Commitment or Other Revolving Loan Commitment in any determination of Required Revolving Lenders); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Ratio, in each case, without the written consent of such affected Lender.

Section 11.13    Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein will embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

Section 11.14    Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent and each Lender to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

Section 11.15    Directly or Indirectly. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

Section 11.16    Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (a) shall be deemed to have been relied upon by the Administrative Agent and each of the Lenders notwithstanding any investigation heretofore or hereafter made by them, and (b) shall survive the execution and delivery of the Loan Documents and shall continue in full force and effect so long as any Loan Obligation is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.9, 2.11, 2.12, 5.11, 10.3 and 11.2, shall survive the termination of this Agreement and the payment and performance of all Loan Obligations.

Section 11.17    Senior Indebtedness. The Obligations are secured by the Security Documents and are intended by the parties hereto to be in parity with the Secured Hedge Agreements and Secured Cash Management Agreements and senior in right of payment to all other Indebtedness of the Borrower.

Section 11.18    Obligations Several. The obligations of the Administrative Agent and each of the Lenders hereunder are several, not joint.

Section 11.19    Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of Sections 5.11 and 9.9 and this Article 11 and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against claims arising after such termination (in respect of events occurring prior to such termination) as well as before.

Section 11.20    Term of Agreement. This Agreement shall remain in effect from the Restatement Effective Date through and including the date upon which all Loan Obligations arising hereunder or under any other Loan Document shall have been paid and satisfied in full (other than contingent and expense obligations for which no claim has been made) and all Commitments have been terminated. The Administrative Agent is hereby permitted to release all Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the termination of the Lender’s Commitments unless the Administrative Agent has received written notice prior to such release from the holder of any obligations owing by any Credit Party under (i) any Secured Hedge Agreement and (ii) any Secured Cash Management Agreement that such obligations remains outstanding. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

Section 11.21    Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

Section 11.22    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 11.23    USA Patriot Act; Anti-Money Laundering Laws. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) or any other Anti-Money Laundering Laws, it is required to obtain, verify and record information that identifies the Borrower which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with such Act or such Anti-Money Laundering Laws.

Section 11.24    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (iii) to an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (v) to a nationally recognized rating agency that requires access to information regarding the Borrower and its Subsidiaries, the Loans and the Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities; (h) with the consent of the Borrower, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (k) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates. For purposes of this Section, “Information” shall mean all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the Restatement Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.25    Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Fourth Amended and Restated Credit Agreement (as amended) effective from and after the Restatement Effective Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Fourth Amended and Restated Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement, and the execution and delivery of the Restatement Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under this Agreement based on facts or events occurring or existing prior to the execution and delivery of the Restatement Agreement. On the Restatement Effective Date, the credit facilities described in the Fourth Amended and Restated Credit Agreement shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Fourth Amended and Restated Credit Agreement shall be deemed to be Loans and Loan Obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Restatement Effective Date, reflect the respective Commitment of the Lenders hereunder. In furtherance of the foregoing, each of the Lenders hereby authorizes the Administrative Agent to enter into each respective Security Document on its behalf (such Lender’s signature to this Agreement being conclusive evidence of such authorization). On the Restatement Effective Date, the credit facilities described in the Fourth Amended and Restated Credit Agreement immediately prior to the effectiveness of the Restatement Agreement shall be exchanged and replaced as described herein and in the Restatement Agreement, and the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Restatement Effective Date, reflect the respective Commitment of the Lenders hereunder. In furtherance of the foregoing, each of the Lenders hereby authorizes the Administrative Agent to enter into each respective Security Document on its behalf (such Lender’s signature or consent to the Restatement Agreement being conclusive evidence of such authorization).

This Agreement is subject to Section 5 of the Restatement Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

Section 11.26    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 11.27    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 11.27, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 11.28    Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments;

(ii)          the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)          In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, any Lead Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE 12

Waiver of Jury Trial

Section 12.1    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

ARTICLE 13

Holding Company Reorganization

Section 13.1    Holding Company Reorganization. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that (i) so long as no Default or Event of Default has occurred and is continuing and (ii) the Borrower is in pro forma compliance with the financial covenant set forth in Section 7.7 and the Debt Incurrence Test, in each case after giving effect to such Holding Company Reorganization (regardless of whether a Suspension Period is in effect at such time), the Borrower and its Subsidiaries may complete a Holding Company Reorganization. In furtherance of this Section 13.1, each Lender hereby irrevocably authorizes the Administrative Agent, on behalf of such Lender and without further action or consent by such Lender, to enter into amendments or modifications to this Agreement or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of such Holding Company Reorganization; provided that:

(a)    the Administrative Agent shall have received written notice, in form and substance reasonably satisfactory to the Administrative Agent, of such Holding Company Reorganization (which notice shall describe in reasonable detail the terms and structure of all proposed steps to effectuate such Holding Company Reorganization), not less than thirty (30) days prior to the completion of such Holding Company Reorganization;

(b)    concurrently with the completion of such Holding Company Reorganization, the Administrative Agent shall have received (i) a reaffirmation agreement from each guarantor (and, to the extent that Gray remains the Borrower hereunder, Gray) reaffirming such Person’s obligations under the Loan Documents to which it is a party and (ii) an agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by each New Borrower, each Intermediate Holding Company and the Holding Company (as applicable) which such agreement shall provide for (A) the assumption by the New Borrower of all of the obligations of Gray (to the extent that Gray is no longer the Borrower) as the “Borrower” hereunder and under the other Loan Documents, in each case, immediately prior to the completion of such Holding Company Reorganization and (B) the acknowledgement and agreement by each Holding Company and each Intermediate Holding Company of its obligations hereunder;

(c)    concurrently with the completion of such Holding Company Reorganization the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) an executed supplement to the Collateral Agreement for the Holding Company and each Intermediate Holding Company, which shall authorize the filing of appropriate Uniform Commercial Code financing statements; (ii) guaranty agreements executed by the Holding Company and each Intermediate Holding Company, in form and substance reasonably satisfactory to the Administrative Agent; (iii) a loan certificate for the Holding Company, each Intermediate Holding Company and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, together with appropriate attachments; (iv) such original Capital Stock or other certificates and stock or other transfer powers evidencing the Capital Stock of the Borrower; and (v) updated Schedules to this Agreement and such other updated Schedules to the Loan Documents as may be necessary to make the representations and warranties contained in the Loan Documents true and correct in all material respects as of the date such Person is joined to any applicable Loan Document (except to the extent that any such representation and warranty is qualified by materiality or Materially Adverse Effect, in which case such representation and warranty shall be true and correct in all respects); and

(d)    concurrently with the completion of such Holding Company Reorganization, the Administrative Agent shall have received all other documentation, including one or more opinions of counsel, which are reasonably satisfactory to the Administrative Agent and which in its opinion is appropriate with respect to such Holding Company Reorganization, the Borrower, each Intermediate Holding Company and the Holding Company.

(e)    The parties hereto acknowledge and agree that each document, agreement or instrument executed or issued pursuant to this Section 13.1 will be a “Loan Document” for purposes of this Agreement.

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